                                                                Exhibit 99(b)(3)

                                  $800,000,000

                                    TERM LOAN

                                       AND

                                  NON-REVOLVING

                                CREDIT AGREEMENT

                           Dated as of August 12, 1999

                                      among

                     QUEBECOR PRINTING (USA) HOLDINGS INC.,

                                  as Borrower,

               IMPRIMERIES QUEBECOR INC. - QUEBECOR PRINTING INC.

                                       and

                       QUEBECOR PRINTING HOLDING COMPANY,

                                  as Guarantors

                        THE FINANCIAL INSTITUTIONS NAMED

                         ON THE SIGNATURE PAGES HERETO,

                                   as Lenders,

                              ROYAL BANK OF CANADA,

                  as Lead Arranger and as Administrative Agent

                                     and


BANC OF AMERICA                BANK OF MONTREAL,           CANADIAN IMPERIAL
SECURITIES LLC,                      and                   BANK OF COMMERCE,

                    as Arrangers and as Co-Syndication Agents

                              TABLE OF CONTENTS


                                                                            Page

                                  ARTICLE I

                                 DEFINITIONS

Section 1.1 Definitions.................................................     2
Section 1.2 Headings and Table of Contents..............................    25
Section 1.3 References..................................................    25
Section 1.4 Rules of Interpretation.....................................    26
Section 1.5 Accounting Terms and Computations...........................    26
Section 1.6 Time........................................................    26

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties as of the Date of this
            Agreement...................................................    26
            2.1.1    Existence; Power...................................    26
            2.1.2    Loan Parties and Subsidiaries......................    27
            2.1.3    Authorization and Enforceability...................    27
            2.1.4    Breach.............................................    27
            2.1.5    Litigation.........................................    28
            2.1.6    Compliance with Applicable Laws....................    28
            2.1.7    Governmental Consents..............................    30
            2.1.8    Taxes..............................................    30
            2.1.9    Financial Statements...............................    30
            2.1.10   Future Financial Statements........................    30
            2.1.11   No Event of Default................................    31
            2.1.12   Year 2000 Readiness Disclosure.....................    31
            2.1.13   No Required Filing.................................    31
            2.1.14   Ownership of Property; Liens.......................    31
            2.1.15   Labor Matters......................................    32
            2.1.16   Accuracy of Information............................    32
            2.1.17   Canadian Benefit and Pension Plans.................    32
            2.1.18   ERISA..............................................    33
            2.1.19   Solvency...........................................    33
            2.1.20   Pari Passu.........................................    33
Section 2.2 Representations and Warranties on and as of the
            Tender Offer Funding Date...................................    33
            2.2.1    Compliance with Exchange Act.......................    33
            2.2.2    Shares.............................................    33
            2.2.3    Power, Authority, Approval-Tender Offer and
                     Merger Documents...................................    33

            2.2.4    Execution and Delivery-Tender Offer and
                     Merger Documents...................................    34
            2.2.5    Representations and Warranties-Merger
                     Agreement..........................................    34
            2.2.6    Certain Information................................    34
            2.2.7    Margin Stock.......................................    34
            2.2.8    No Impairment......................................    35
            2.2.9    Financial Forecasts................................    35
            2.2.10   No Breach..........................................    35
            2.2.11   Stock Options......................................    35
Section 2.3 Representations and Warranties on and as of the
            Merger Date.................................................    36
            2.3.1    Adequate Cash......................................    36
            2.3.2    Merger Approval....................................    36
            2.3.3    Merger Documents...................................    36
            2.3.4    Certificate of Merger..............................    36
            2.3.5    No Adverse Change..................................    36
Section 2.4 Materiality and Survival of Warranties......................    36

                                 ARTICLE III

                            THE CREDIT FACILITIES

Section 3.1 Obligations of the Lenders..................................    37
Section 3.2 The Facility A..............................................    37
Section 3.3 The Facility B..............................................    37
Section 3.4 [Intentionally Omitted].....................................    38
Section 3.5 Purposes of Advances........................................    38
Section 3.6 Manner of Borrowing.........................................    38
Section 3.7 Mandatory Cancellation of Credit Facilities and
            Repayment of Borrowings.....................................    39
            3.7.1    Cancellation of Facility A.........................    39
            3.7.2    Cancellation of Facility B.........................    39
            3.7.3    Repayment from Proceeds of Capital Market
                     Transactions.......................................    39
            3.7.4    Repayment at Maturity..............................    39
Section 3.8 Extension of the Maturity Date for Certain Borrowings
            under Facility A............................................    40
Section 3.9 Optional Prepayment and Cancellation of Credit
            Facilities..................................................    40
            3.9.1    [Intentionally Omitted]............................    40
            3.9.2    Prepayment, Cancellation and Reduction of
                     Facility A or Facility B...........................    40
            3.9.3    Exceptions and Limitations.........................    40
Section 3.10 Conversion Option..........................................    41
            3.10.1   Manner of Conversion...............................    41
            3.10.2   Conditions of Conversion...........................    41
            3.10.3   Acknowledgements...................................    42
Section 3.11 Deposit of Proceeds of Loans...............................    42
Section 3.12 [Intentionally Omitted]....................................    42
Section 3.13 Reliance on Oral Instructions..............................    42

Section 3.14 Borrowings and Repayments Proportional to Commitments.....     42

                                   ARTICLE IV

                          PAYMENT OF INTEREST AND FEES

Section 4.1 Payment of Interest.........................................    43
            4.1.1    Interest on US Prime Rate Loans....................    43
            4.1.2    Interest on Libor Loans............................    43
Section 4.2 [Intentionally Omitted].....................................    43
Section 4.3 Commitment Fee..............................................    43
Section 4.4 Applicable Margin and Fee Rate Matrix.......................    44
Section 4.5 Administrative Agent's Fees and other Fees..................    46
Section 4.6 Interest on Overdue Amounts.................................    46
            4.6.1    Overdue Principal or Interest......................    46
            4.6.2    Other Amounts......................................    46
            4.6.3    Payment............................................    46

                                  ARTICLE V

                      CONDITIONS APPLICABLE TO LIBOR LOANS

Section 5.1 Selection of Libor Interest Periods.........................    47
            5.1.1    Amount and Availability............................    47
            5.1.2    Selection of Libor Interest Period.................    47
            5.1.3    Deemed Conversion..................................    48
Section 5.2 Alternate Basis of Borrowing................................    48

                                   ARTICLE VI

                           [INTENTIONALLY OMITTED]

                                 ARTICLE VII

                           [INTENTIONALLY OMITTED]

                                  ARTICLE VIII

   PAYMENT, TAXES, INCREASED COSTS, EVIDENCE OF INDEBTEDNESS AND TIMING OF
                                   MATURITIES

Section 8.1 Place of Payment of Principal, Interest and Charges.........    49
Section 8.2 Payment to Administrative Agent is Deemed Payment to
            Lenders.....................................................    50
Section 8.3 Account Debit Authorization.................................    50
Section 8.4 Application of Payments.....................................    50
            8.4.1    Order of Application...............................    50
            8.4.2    Event of Default...................................    50
            8.4.3    Sharing............................................    51
Section 8.5 Manner of Payment and Taxes.................................    51
            8.5.1    No set-off; no withholding.........................    51
            8.5.2    Increased Rate of Interest.........................    51

            8.5.3    Tax Credit.........................................    52
            8.5.4    Exemption from U.S. Withholding Taxes..............    52
            8.5.5    Survival of Obligations............................    53
Section 8.6 Increased Costs and Payment of Portion......................    53
            8.6.1    Increased Costs....................................    53
            8.6.2    Payment of Portion.................................    54
Section 8.7 Illegality..................................................    55
Section 8.8 Timing of Maturities........................................    56
Section 8.9 Evidence of Indebtedness....................................    56

                                   ARTICLE IX

                           [INTENTIONALLY OMITTED]

                                  ARTICLE X

                           PREDISBURSEMENT CONDITIONS

Section 10.1 Predisbursement Conditions.................................    57
            10.1.1   Conditions Precedent to Initial Borrowing..........    57
            10.1.1A  Additional Conditions Precedent to Initial
                     Borrowing..........................................    60
            10.1.2   Conditions Precedent to each Borrowing.............    62
Section 10.2 Waiver of Conditions Precedent.............................    63

                                   ARTICLE XI

                        COVENANTS OF THE LOAN PARTIES

Section 11.1 Affirmative Covenants of the Loan Parties..................    63
            11.1.1   Payment Covenant...................................    63
            11.1.2   Corporate Existence................................    63
            11.1.3   Conduct of Business................................    63
            11.1.4   Compliance with Laws...............................    63
            11.1.5   Prompt Payment of Taxes and Indebtedness...........    64
            11.1.6   Insurance..........................................    64
            11.1.7   Financial Statements and Information...............    64
            11.1.8   Consents and Governmental Approvals................    67
            11.1.9   Access.............................................    67
            11.1.10  Loan Party Guarantees..............................    67
            11.1.11  Canadian Benefit and Pension Plans and ERISA.......    67
            11.1.12  Environmental Matters..............................    68
            11.1.13  Millennium Compliance..............................    68
            11.1.14  Use of Funds.......................................    68
            11.1.15  Updating of S&P/Moody's Credit Rating..............    68
            11.1.16  Certain Intercompany Advances......................    68
            11.1.17  Merger Agreement; Securitization Program...........    68
            11.1.18  Merger.............................................    69
            11.1.19  Delist Shares......................................    69
            11.1.20  Loans to Acquisition Sub...........................    69

            11.1.21  Officer's Certificate, Opinion of Counsel..........    69
Section 11.2 Negative Covenants of the Loan Parties.....................    70
            11.2.1   Negative Pledge....................................    70
            11.2.2   Sale of Assets.....................................    70
            11.2.3   No Investments in Other Persons....................    70
            11.2.4   No Indebtedness....................................    70
            11.2.5   No Modification to Corporate Structure.............    71
            11.2.6   No Consensual Restrictions.........................    71
            11.2.7   Unauthorized Uses of the Credit Facilities.........    72
            11.2.8   No Change in Nature of Business or in Use of
                     Properties.........................................    72
            11.2.9   No Hedge Agreements................................    72
            11.2.10  Financial Ratios...................................    72
            11.2.11  Restrictions on Acquisition Sub....................    73

                                 ARTICLE XII

                   REIMBURSEMENT OF EXPENSES AND INDEMNITY

Section 12.1 Reimbursement of Expenses..................................    73
Section 12.2 Indemnity..................................................    74
Section 12.3 Consultation with Borrower.................................    75
Section 12.4 Survival of Indemnification Obligations....................    75

                                  ARTICLE XIII

                                   OTHER TAXES

Section 13.1 Other Taxes................................................    76
Section 13.2 Survival of Obligations....................................    76

                                 ARTICLE XIV

                              EVENTS OF DEFAULT
Section 14.1 Events of Default..........................................    76
            14.1.1   Failure to Pay.....................................    76
            14.1.2   Representations and Warranties.....................    76
            14.1.3   Other Breaches.....................................    76
            14.1.4   Bankruptcy.........................................    77
            14.1.5   ERISA..............................................    78
            14.1.6   Judgment...........................................    78
            14.1.7   Invalidity or Unenforceability.....................    78
            14.1.8   Cross-Default......................................    79
            14.1.9   Environmental Claims...............................    80
            14.1.10  Material Adverse Effect............................    80
Section 14.2 Acceleration...............................................    80
Section 14.3 Notices....................................................    80

                                   ARTICLE XV

                                    REMEDIES

Section 15.1 Remedies Cumulative........................................    81

                                 ARTICLE XVI

                              WAIVER OF DEFAULT

Section 16.1 Waiver of Default..........................................    81

                                  ARTICLE XVII

                    THE ADMINISTRATIVE AGENT AND THE LENDERS

Section 17.1 Authorization of Administrative Agent......................    82
Section 17.2 Notification of Borrowings, Repayments, Etc................    83
Section 17.3 Details of Borrowings......................................    83
Section 17.4 Remittance of Amounts Received from the Borrower...........    83
Section 17.5 Assumption as to Payments..................................    83
            17.5.1   Assumed Payment from Borrower......................    83
            17.5.2   Assumed Payment from Lender........................    84
Section 17.6 Change in Circumstances, Illegality, Increased
             Costs, Etc.................................................    84
Section 17.7 Notice of Event of Default.................................    85
Section 17.8 Pro Rata Treatment of Advances and Borrowings..............    85
            17.8.1   Adjustments to Loans and Repayments................    85
            17.8.2   Borrower's Agreement...............................    85
Section 17.9 Adjustments among Lenders after Acceleration...............    85
            17.9.1   Adjustments within a Credit Facility...............    85
            17.9.2   Adjustments between the Credit Facilities..........    85
            17.9.3   Application of Adjustments.........................    86
            17.9.4   Borrower's Acknowledgement.........................    86
Section 17.10 Sharing among the Lenders.................................    87
Section 17.11 Cash Collateral Accounts..................................    87
Section 17.12 Instructions from Lenders.................................    87
            17.12.1  Waivers, Amendments, Etc...........................    87
            17.12.2  Notices of Defaults................................    88
Section 17.13 Reliance on Writings and Legal Advice.....................    89
Section 17.14 Costs and Expenses........................................    89
Section 17.15 Authority of Administrative Agent to Act..................    89
Section 17.16 Disclaimer................................................    90
Section 17.17 Indemnification...........................................    90
Section 17.18 Acknowledgement of Lenders................................    91
Section 17.19 Administrative Agent's Duty to Deliver Documents..........    91
Section 17.20 Other Transactions........................................    91
Section 17.21 No Preference.............................................    92
Section 17.22 Submission of Information.................................    92
Section 17.23 Sharing of Information Concerning this Agreement..........    92
Section 17.24 No Association among Lenders..............................    92

Section 17.25 Successor Administrative Agent............................    92
Section 17.26 Change of Address.........................................    93
Section 17.27 [Intentionally Omitted]...................................    93
Section 17.28 Amendment of this Article XVII............................    93

                                  ARTICLE XVIII

                             SUCCESSORS AND ASSIGNS

Section 18.1 Benefit and Burden of this Agreement.......................    93
Section 18.2 The Loan Parties...........................................    93
Section 18.3 Assignment and Participation...............................    93
Section 18.4 Limitation.................................................    95
Section 18.5 [Intentionally Omitted]....................................    95
Section 18.6 Disclosure.................................................    95
Section 18.7 Processing and Recordation Fee.............................    95

                                   ARTICLE XIX

                                  COMPENSATION

Section 19.1 Set-off, Compensation......................................    95

                                   ARTICLE XX

                                JUDGMENT CURRENCY

Section 20.1 Judgment Currency..........................................    96

                                   ARTICLE XXI

                                  GOVERNING LAW

Section 21.1 Governing Law..............................................    97

                                  ARTICLE XXII

                                     NOTICE

Section 22.1 Address for Notice.........................................    97
Section 22.2 Notice.....................................................    97

                                  ARTICLE XXIII

                                  MISCELLANEOUS

Section 23.1 Severability...............................................    97
Section 23.2 [Intentionally Omitted]....................................    98
Section 23.3 Survival of Representations and Undertakings...............    98
Section 23.4 Whole Agreement............................................    98
Section 23.5 Amendments.................................................    98
Section 23.6 Counterparts...............................................    98
Section 23.7 Further Assurances.........................................    98
Section 23.8 [Intentionally Omitted]....................................    99

Section 23.9 Good Faith and Fair Consideration..........................    99
Section 23.10 Term of Agreement.........................................    99
Section 23.11 Formal Date...............................................    99
Section 23.12 One Step Transaction......................................    99
Section 23.13 Submission to Jurisdiction................................    99
Section 23.14 WAIVER OF TRIAL BY JURY...................................    99

                                    SCHEDULES

SCHEDULE 1.1.1                Lenders' Commitments

SCHEDULE 1.1.2                Form of Loan Party Guarantee

SCHEDULE 1.1.3                Permitted Encumbrances

SCHEDULE 2.1.2                List of Subsidiaries of QPI

SCHEDULE 3.6                  Confirmation of Borrowing

SCHEDULE 3.8                  Notice of Extension of Facility A Maturity Date

SCHEDULE 3.9.2                Notice of Prepayment/Cancellation

SCHEDULE 10.1.1.8             Closing Certificate of Compliance

SCHEDULE 10.1.1.14-A          Opinion of Canadian Counsel to the Loan Parties
                              (Loan Documents)

SCHEDULE 10.1.1.14-B          Opinion of US Counsel to the Loan Parties

SCHEDULE 10.1.1.14-C          Opinion of Canadian Counsel to the Loan Parties
                              (Transaction Documents)

SCHEDULE 10.1.1.15-A          Opinion of Canadian Counsel to the Lenders

SCHEDULE 10.1.1.15-B          Opinion of US Counsel to the Lenders

SCHEDULE 11.1.7(c)            Certificate of Compliance

SCHEDULE 18.3                 Transfer Undertaking

THIS TERM LOAN AND NON-REVOLVING CREDIT AGREEMENT dated as of the 12th day of August, 1999 is made

AMONG QUEBECOR PRINTING (USA) HOLDINGS INC., a corporation incorporated under the laws of the State of Delaware and having its registered office in Wilmington, State of Delaware, U.S.A. ("US Holdings" or, sometimes, the "Borrower" or a "Restricted Entity"),

            IMPRIMERIES QUEBECOR INC. - QUEBECOR PRINTING INC., a corporation incorporated under the laws of Canada and having its registered office in Montreal, Province of Quebec, Canada ("QPI" or, sometimes, a "Guarantor"),

            QUEBECOR PRINTING HOLDING COMPANY, a corporation incorporated under the laws of the State of Delaware and having its registered office in Wilmington, State of Delaware, U.S.A. ("QPHC" or, sometimes, a "Guarantor", a "Restricted Entity" or, together with QPI, the "Guarantors"),

            EACH OF THE FINANCIAL INSTITUTIONS NAMED on the signature pages hereto,

            ROYAL BANK OF CANADA, a Canadian chartered bank, (or any of its affiliates) in its capacity as lead arranger of the Credit Facilities (in such capacity, or any successor in such capacity, the "Lead Arranger") and in its capacity as administrative agent for the Lenders (in such capacity, or any successor in such capacity, the "Administrative Agent"),

            BANC OF AMERICA SECURITIES LLC, BANK OF MONTREAL and CANADIAN IMPERIAL BANK OF COMMERCE (or any of their respective affiliates), as co-arrangers of the Credit Facilities (in such capacity, or any successor in such capacity, together with the Lead Arranger, the "Arrangers"),

AND BANC OF AMERICA SECURITIES LLC, BANK OF MONTREAL and CANADIAN IMPERIAL BANK OF COMMERCE (or any of their respective affiliates), as co-syndication agents (in such capacity, or any successor in such capacity, the "Co-Syndication Agents" and together with the Administrative Agent, the "Agents").

WHEREAS QPI and the Borrower have requested the Lenders, individually, and not solidarily or jointly and severally, to make Credit Facilities available to the Borrower of up to $800,000,000; and

WHEREAS the Lenders have agreed to provide their respective Commitments to the Borrower, subject to the terms, conditions and limitations set forth in this Agreement;

THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS


Section 1.1 Definitions

In this Agreement and the Schedules, as well as in all notices pursuant to this Agreement, unless something in the subject matter or context is inconsistent therewith, the following words and phrases shall have the following meanings:

"Acquired Indebtedness" has the meaning ascribed to such expression in Section 11.2.4;

"Acquisition" means a take-over bid or offer to acquire all or a substantial portion of the Capital Stock of a Person, an acquisition of all or a substantial portion of the assets of a Person, or any Investment in any Person which is not a Subsidiary of QPI as a result of which (a) such Person would become a Subsidiary of QPI, or (b) subject to restrictions applicable to such a transaction contained in this Agreement, such Person would be merged or amalgamated with QPI or any of its Subsidiaries;

"Acquisition Sub" means Printing Acquisition Inc., a Delaware corporation;

"Additional Compensation" has the meaning set forth in Section 8.6.1;

"Adjusted Libor" means, for any Libor Interest Period, a rate of interest per annum equal to:

(a) with respect to a Libor Loan made or to be made by a Lender which is not subject to the regulations issued from time to time by the Board of Governors of the Federal Reserve System in the United States of America (or any successor) in respect of the said Libor Loan: Libor for such Libor Interest Period, and

(b) with respect to a Libor Loan made or to be made by a Lender which is subject to the regulations issued from time to time by the Board of Governors of the Federal Reserve System in the United States of America (or any successor) in respect of the said Libor Loan: the rate of interest obtained by dividing (i) Libor for such Libor Loan during the relevant Libor Interest Period by (ii) a percentage equal to 100% minus the Libor Rate Reserve Percentage in effect from time to time during such Libor Interest Period;

"Administrative Agent" means Royal or a successor agent appointed as such in replacement thereof pursuant to Section 17.25;

"Administrative Agent's Account for Payments" means for all payments from a Lender or the Borrower pursuant hereto, the following account maintained by the Administrative Agent, to which payments and transfers are to be effected as follows:

      The Chase Manhattan Bank, New York
      ABA #:  021000021
      For account:  Royal Bank of Canada, New York
      Acct #:  920-1-033363
      Beneficiary Name: Quebecor Printing Inc.
      Acct #:  218-599-2

or such other place(s) or account(s) as may be agreed upon by the Administrative Agent and the Borrower from time to time and notified to the Lenders;

"Administrative Agent's Branch of Account" means the office or branch of the Administrative Agent set forth opposite the name of the Administrative Agent on the signature pages of this Agreement, or any other office or branch of the Administrative Agent, as may be agreed upon by the Administrative Agent and the Borrower from time to time and notified to the other Lenders;

"Advance" means a disbursement of funds to the Borrower pursuant to Section 3.6;

"Affected Borrowing" has the meaning set forth in Section 8.7;

"Affected Lender" has the meanings set forth in Sections 5.2 and 8.7;

"Affected Loan" has the meanings set forth in Sections 5.2 and 8.6.2;

"Affiliate" means with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by, or is under common control with, such Person, and for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the power, directly or indirectly to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares or by contract or otherwise; and without restricting the above, one Person shall be deemed to be affiliated with another Person if one of them is the Subsidiary of the other or both are Subsidiaries of the same Person, and if two Persons are affiliated with the same Person at the same time, they are each deemed to be affiliated with each other;

"Agents" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Aggregate Commitment" means the aggregate of the Facility A Total Commitment and the Facility B Total Commitment;

"Agreement" means this credit agreement, including the Schedules, as the same may be amended, modified, supplemented or restated from time to time;

"Applicable Law" means, in respect of any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, guidelines, orders and policies of any federal, provincial, state, regional, municipal or local governmental or regulatory or administrative bodies having authority over any of the parties hereto and all applicable orders and decrees of courts and arbitrators;

"Applicable Margin" means the percentage rate per annum determined in accordance with the provisions of Section 4.4 and by reference to the appropriate tier and the appropriate column, between columns (3) and (4), on the matrix set forth in
Section 4.4;

"Arrangement Letter" means the letter agreement dated as of July 12, 1999 addressed to QPI from Royal Bank of Canada, Bank of America Canada, Bank of Montreal and Canadian Imperial Bank of Commerce, New York Agency;

"Arrangers" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Assignee" has the meaning set forth in Section 18.3(b);

"Assigning Lender" has the meaning set forth in Section 18.3(b);

"Benefit Plan" of any Person, means, at any time, any employee benefit plan (including a Multiemployer Plan), the funding requirements of which (under section 302 of ERISA or section 412 of the Internal Revenue Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person;

"Borrower" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Borrower's Account" means an account or accounts of the Borrower maintained with the Administrative Agent at the Administrative Agent's Branch of Account;

"Borrowing" means a utilization, and "Borrowings" means the aggregate of the utilizations, at the relevant time by the Borrower of the Credit Facilities by way of Loans; the total amount of "Borrowings" outstanding at any time is the aggregate amount of all Loans outstanding at that time;

"Branch of Account" means in respect of each Lender, the branch or office of such Lender set forth opposite such Lender's name on the signature pages of this Agreement, or such other office or branch as may be designated by such Lender by written notice to the Administrative Agent;

"Business Day" means any day other than Saturday, Sunday and any other day which, in Montreal, Province of Quebec, Toronto, Province of Ontario or New York, N.Y., is a legal holiday or a day on which commercial banks in Montreal, Province of Quebec, Toronto, Province of Ontario or New York, N.Y., as the case may be, are required or authorized by law or by local proclamation to close, provided that in respect of a Libor Loan, "Business Day" means a day which is also a day on which dealings in US Dollar deposits may be carried on by and between banks in the London interbank eurodollar market;

"Canadian Benefit Plan" means any employee benefit plan maintained or contributed to by QPI or any Restricted Entity in virtue of a legal obligation to maintain or contribute to such a plan that is not a pension plan accepted for registration under the ITA or other applicable pension benefits or tax laws of Canada or a province or territory thereof including, without limitation, all profit-sharing, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of QPI or any Restricted Entity employed in Canada participate or are eligible to participate, but excluding all stock option or stock purchase plans;

"Canadian GAAP" means generally accepted accounting principles in effect from time to time in Canada, applicable to the relevant period, applied in a consistent manner from period to period;

"Canadian Pension Plan" means any plan, program, arrangement or understanding that is a pension plan for the purpose of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) which is maintained, administered or contributed to by (in virtue of a legal obligation to maintain, administer or contribute to such a plan, program, arrangement or understanding) QPI or any Restricted Entity, in respect of any person's employment in Canada or a province or territory thereof with QPI or any Restricted Entity, all related funding agreements and all related agreements, arrangement and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee;

"Capital Market Transactions" means any issuance on or after the Formal Date by any Loan Party or Restricted Entity of debt or equity, including preferred equity, in the public and/or private markets other than commercial paper issued under a commercial paper program of QPI;

"Capital Stock" means any and all shares or other equivalents (however designated) of capital stock of a corporation, any and all equivalent or similar ownership interests in a Person (other than a corporation) and any and all warrants or options or other arrangement to purchase any of the foregoing;

"Capitalization" means the sum of QPI's Debt and QPI's Equity;

"Capitalized Lease" means, with respect to a Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease obligation on a balance sheet of such Person if such balance sheet were prepared in accordance with GAAP; the amount of any Capitalized Lease at any date shall be the amount of the obligation in respect thereof which would be included within such balance sheet;

"Certificate of Merger" means a Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL with respect to the Merger;

"Commitment" means, with respect to a Lender at any time, the aggregate or, as the context may require, any one of such Lender's Facility A Commitment and Facility B Commitment, all as set forth in Schedule 1.1.1;

"Commitment Fee" has the meaning set forth in Section 4.3;

"Commitment Fee Payment Date" has the meaning set forth in Section 4.3;

"Commitment Fee Rate" means, for the purpose of calculating the Commitment Fee, the percentage rate per annum determined in accordance with the provisions of
Section 4.4 and by reference to the appropriate tier in column (5) on the matrix set forth in Section 4.4;

"Computer Equipment" of any Person means the computer equipment and embedded systems currently owned or used by such Person, including, without limitation, all ancillary and communication equipment connected to it;

"Computer Software" of any Person means all computer software owned or used by such Person including, without limitation, all operating systems software comprised in the Computer Equipment and all applications software and all other software owned or used by such Person or which such Person is entitled to have or to use by virtue of its interest in the Computer Equipment or in software owned or used by such Person;

"Computer Systems" means the Computer Equipment and the Computer Software, collectively;

"Consolidated" means produced by aggregating the relevant financial statements or accounts of the Subsidiaries of a Person on a line-by-line basis (i.e.: adding together corresponding items of assets, liabilities, revenues and expenses) with the relevant financial statements or accounts of such Person, eliminating inter-company balances and transactions and providing for any minority interest in Subsidiaries, all in accordance with GAAP;

"Contingent Liabilities" of any Person means, without duplication, all contingent liabilities included in the financial statements (including footnotes) of such Person in accordance with GAAP, and including (without limitation) all obligations under Guarantees and obligations in respect of interest rate, foreign exchange or commodity price hedging arrangements, but specifically excluding any obligation to pay interest on any Indebtedness and any endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

"Conversion Date" means a Business Day notified by the Borrower to the Administrative Agent pursuant to Section 3.10 as being a date on which the Borrower has elected to convert a Borrowing already outstanding hereunder into another basis of Borrowing; or if the Borrower is deemed to have converted a Borrowing into another basis of Borrowing hereunder pursuant to any of Section 5.1.3, 5.2 or 8.7, it shall mean the day on which such deemed conversion occurs;

"Convertible Indenture" means the Indenture dated as of October 8, 1997 between WCP, as Issuer and State Street Bank and Trust Company, as Trustee, pursuant to which the Convertible Notes were issued by WCP;

"Convertible Notes" means the 6% Convertible Senior Subordinated Notes due 2007, issued by WCP pursuant to the Convertible Indenture;

"Co-Syndication Agents" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Counsel" means, with regard to matters of Canadian law, with respect to the Administrative Agent or a Lender, a barrister or solicitor or firm of barristers or solicitors retained or employed, as the case may be, by the Administrative Agent or such Lender, as the case may be, and with respect to a Loan Party, a barrister or solicitor or firm of barristers or solicitors retained or employed, as the case may be, by such Loan Party and acceptable to the Administrative Agent and, with regard to matters of the laws of the United States of America or any state thereof, with respect to the Administrative Agent or a Lender, an attorney or a firm of attorneys retained or employed, as the case may be, by the Administrative Agent or such Lender, as the case may be, and with respect to a Loan Party, an attorney or firm of attorneys, retained or employed, or as the case may be, by such Loan Party and acceptable to the Administrative Agent;

"Credit Facilities" means, collectively, the Facility A and the Facility B, and "Credit Facility" means any one of them;

"Default" means any event or circumstance which constitutes an Event of Default or which, with the giving of notice, the making of any determination or the lapse of time or any combination thereof, would, unless cured or waived, become an Event of Default;

"Deposit" has the meaning set forth in Section 19.1;

"DGCL" means the General Corporation Law of the State of Delaware, as amended;

"Dividend" means, for any Person, any payment with respect to or on account of any of such Person's Capital Stock, including any dividend or other distribution on, any payment of interest on or principal of, and any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Capital Stock, or any return of capital to the holders of Capital Stock of such Person or any other distribution, payment or delivery of property or cash to the holders of Capital Stock of such Person as such. For the purposes of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any Capital Stock of such Person;

"Dollars" means US Dollars;

"Drawdown Date" means a Business Day notified by the Borrower to the Administrative Agent pursuant to Section 3.6 as being a date on which the Borrower has requested a Borrowing to be made available to the Borrower;

"EBITDA" means, for any period for any Person, the sum of (a) the net income of such Person for such period before extraordinary or unusual items and (b) to the extent deducted in determining the net income of such Person for such period, Interest Expense, income taxes (minus income tax credits), non-controlling interest and depreciation expense and amortization expense of such Person, provided that any determination of EBITDA with respect to QPI, for any period which includes a quarter prior to the Tender Offer Funding Date, shall include EBITDA of WCP based on WCP's Form 10-K or Form 10-Q, as applicable, with respect to any such quarter which precedes the Tender Offer Funding Date;

"8 3/8% Indenture" means the Indenture dated as of November 20, 1998 between WCP as Issuer and The Bank of New York, as Trustee, pursuant to which the 8 3/8% Notes were issued by WCP;

"8 3/8% Notes" means the 8 3/8% Senior Subordinated Notes due 2008, issued by WCP pursuant to the 8 3/8% Indenture;

"Environmental Affiliate" means with respect to any Person, another Person whose liability for any Environmental Claim the first Person has retained, assumed or otherwise become liable for, either contractually or by operation of law. All references to compliance by or liabilities of an Environmental Affiliate herein pertain only to those specific liabilities that QPI or a Restricted Entity has retained, assumed, or become liable for and not to the entire business of the Environmental Affiliate;

"Environmental Claims" means any and all material administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any Environmental Permit (hereinafter in this definition, "Claims") including without limitation:

(a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and

(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;

"Environmental Laws" means all applicable federal, provincial, state, municipal, local and foreign laws and regulations, ordinances, codes, policies, rules or guidelines (having the force of law in the case of rules, ordinances, codes, policies or guidelines) of civil or common law now or hereafter in effect and in each case as amended and any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, Hazardous Materials or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials);

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law;

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

"ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of QPI or of any Restricted Entity, within the meaning of Section 414 of the Internal Revenue Code;

"ERISA Event" means:

(a)   (i)   the occurrence of a reportable event, within the meaning of Section
            4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or

      (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10),
            (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days,

(b)   the application for a minimum funding waiver with respect to a Plan,

(c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA),

(d) the cessation of operations at a facility of QPI or any Restricted Entity or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA,

(e) the withdrawal by QPI or any Restricted Entity or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA,

(f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan,

(g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

(h)   the institution by the PBGC of proceedings to terminate a Plan pursuant to
      Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan;

"Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time;

"Event of Default" means any of the events or circumstances set out in Section 14.1;

"Excluded Taxes" means any tax on the overall net income of any Lender and any capital or franchise tax payable by such Lender;

"Existing Actions" means any actions, suits, investigations, litigation or proceedings with respect to QPI and its Subsidiaries (and, after the Tender Offer Funding Date, WCP and its Subsidiaries) disclosed in the Public Information (and, after the Tender Offer Funding Date, with respect to WCP and its Subsidiaries, in the Merger Disclosure);

"Existing Indentures" means the Convertible Indenture, the 8 3/8% Indenture and the 7 3/4% Indenture;

"Existing QPI Facility" means the Credit Agreement dated as of the 28th day of April, 1999 made among QPI, and US Holdings, and USGP, and each of the financial institutions named on the signature pages thereof, and Royal, as Administrative Agent, and Royal, ABN AMRO Bank Canada, Bank of America Canada and Canadian Imperial Bank of Commerce, as Arrangers, and ABN AMRO Bank Canada, Bank of America Canada and Canadian Imperial Bank of Commerce as Joint Syndication Agents, as it may be amended by the QPI Amendment;

"Facility A" means the term loan facility made available to the Borrower pursuant to Section 3.2;

"Facility A Commitment" means, with respect to each Lender, the obligation of such Lender to make available to the Borrower, Borrowings under the Facility A in an aggregate principal amount at any one time outstanding of up to, but not exceeding, its Lender's Proportion of the Facility A Total Commitment;

"Facility A Extended Maturity Date" means, if the Borrower has exercised its option to extend the maturity date of up to $300,000,000 of the Advance under the Facility A pursuant and subject to Section 3.8, the date falling on the second anniversary of the Tender Offer Funding Date;

"Facility A Extension Period" means the period, if any, from the Facility A Maturity Date to the Facility A Extended Maturity Date;

"Facility A Lenders" means the collective reference to each Lender identified on
Schedule 1.1.1 as having a Facility A Commitment, and "Facility A Lender" means any such Lender, the whole provided that each Facility A Lender is a United States Person or complies with the provisions of Section 8.5.4;

"Facility A Maturity Date" means the date falling on the first anniversary of the Tender Offer Funding Date;

"Facility A Period" means the period commencing on the Formal Date and ending on September 8, 1999;

"Facility A Total Commitment" means $650,000,000, to the extent not otherwise cancelled, reduced or otherwise terminated as herein provided;

"Facility B" means the 364-day non-revolving credit facility made available to the Borrower pursuant to Section 3.3;

"Facility B Commitment" means, with respect to each Lender, the obligation of such Lender to make available to the Borrower, Borrowings under the Facility B in an aggregate principal amount at any one time outstanding of up to, but not exceeding, its Lender's Proportion of the Facility B Total Commitment;

"Facility B Lenders" means the collective reference to each Lender identified on
Schedule 1.1.1 as having a Facility B Commitment, and "Facility B Lender" means any such Lender, the whole provided that each Facility B Lender is a United States Person or complies with the provisions of Section 8.5.4;

"Facility B Maturity Date" means the date falling on the 364th day following the Formal Date;

"Facility B Period" means the period commencing on the Formal Date and ending on the 120th day after the Tender Offer Funding Date;

"Facility B Total Commitment" means $150,000,000, to the extent not otherwise cancelled, reduced or terminated as herein provided;

"Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System in the United States of America arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day in New York City, N.Y., U.S.A., the average of the quotations for such day in respect of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it;

"Final Maturity Date" means the latest to occur of the Facility A Maturity Date, the Facility A Extended Maturity Date and the Facility B Maturity Date;

"Finance Parties" means collectively each of the Lenders, the Arrangers, the Co-Syndication Agents and the Administrative Agent and "Finance Party" means any one of them;

"Financial Company Restricted Entity" means any Restricted Entity which is a special purpose finance Subsidiary wholly-owned directly or indirectly by QPI whose activity is limited to raising private and/or public Indebtedness, provided that the net proceeds from all such private or public Indebtedness are remitted to QPI, US Holdings or USGP;

"Formal Date" means the date set forth in Section 23.11;

"GAAP" means Canadian GAAP, or as the case may be, generally accepted accounting principles in effect from time to time in the United States of America, applicable to the relevant Person, applied in a consistent manner from period to period;

"Granting Lender" has the meaning set forth in Section 18.3(a);

"Guarantee" of any Person means, without duplication, all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) of such Person: to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, the indemnification in respect of letters of credit and letters of guarantee issued in respect of Indebtedness) for the payment of, or to make Investments in any other Person or to maintain the capital, working capital, solvency or general financial condition of any other Person or to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness, damages, losses or liabilities of any other Person (and "Guarantor" or "guarantor" shall be construed accordingly); the amount of each Guarantee shall be deemed to be an amount equal to the outstanding amount of the primary obligation of the obligor to whom the Guarantee relates, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be such determinable amount; the word "Guarantee" when used as a verb has the correlative meaning;

"Guarantors" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Hazardous Materials" means:

(a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas,

(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law, and

(c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

"Hedge Agreement" means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar agreement or arrangement designed to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange rates or the prices of commodities;

"HSR" means the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and the rules and regulations thereunder;

"Indebtedness" of any Person means, without duplication, (in each case, whether such obligation is with full or limited recourse):

(a)   any obligation of such Person for borrowed money,

(b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument,

(c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business,

(d)   any obligation of such Person as lessee under a Capitalized Lease,

(e) any obligation of such Person to reimburse any other Person in respect of amounts drawn or drawable under any letter of credit or other Guarantee (excluding letters of guarantee for the performance of obligations and any form of "bid bond") issued by such other Person, whether contingent or non-contingent,

(f)   Redeemable Preferred Shares,

(g) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property,

(h) any Indebtedness of others secured by a Lien on any asset of such Person, and

(i)   any Indebtedness of others Guaranteed by such Person;

"Indemnitees" has the meaning set forth in Section 12.2;

"Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA;

"Interest Date" means the first day of each month;

"Interest Determination Date" means with respect to a Libor Loan, the date which is two Business Days prior to the first day of the Libor Interest Period applicable to such Libor Loan or such other day on which it is market practice in the relevant interbank market for leading banks to give quotations for deposits in US Dollars for delivery on the first day of the Libor Interest Period, as determined by the Administrative Agent;

"Interest Expense" means, for any period for any Person, interest expense of such Person (including without limitation interest expense attributable to Capitalized Leases in accordance with GAAP) and Dividends accrued or paid on Redeemable Preferred Shares;

"Interest Payment Date" means with respect to a US Prime Rate Loan, each Interest Date or if such Interest Date is not a Business Day, the immediately following Business Day;

"Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

"Investment" of any Person means (a) any Capital Stock, evidence of Indebtedness or other obligation, security or instrument issued by, or any other interest in, any other Person, (b) any loan, advance or extension of credit to, guarantee of Indebtedness of, or any contribution to the capital of, any other Person and (c) any other investment or interest in any other Person, all as determined in accordance with GAAP;

"ITA" means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended, supplemented or re-enacted from time to time;

"Judgment Conversion Date" has the meaning set forth in Section 20.1;

"Judgment Currency" means judgment currency as defined in Section 20.1;

"Lenders" means all of the Facility A Lenders and the Facility B Lenders, and their successors and assigns and "Lender" means any one of them;

"Lender's Proportion" means, at any time:

(a) in respect of any Credit Facility, as to any Lender, the proportion borne by the Commitment of such Lender under such Credit Facility to the Facility A Total Commitment or the Facility B Total Commitment, as the case may be, as it may be adjusted from time to time as a result of prepayments or cancellations, or further to an assignment pursuant to
      Section 18.3, and

(b) in respect of the Aggregate Commitment, as to any Lender, the proportion borne by the Commitments of such Lender in respect of all Credit Facilities to the Aggregate Commitment, as it may be adjusted from time to time as a result of prepayments or cancellations, or further to any assignment pursuant to Section 18.3;

"Libor" means with respect to a Libor Loan during the relevant Libor Interest
Period:

(a) the rate per annum (expressed on the basis of a 360-day year) determined by the Administrative Agent as being the rate shown on Telerate page 3750 (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of 11:00 a.m. (London, England time) on the Interest Determination Date for US Dollar deposits for a period comparable to such Libor Interest Period, and if different rates are quoted for US Dollar deposits in varying amounts, in an amount which is closest to the Administrative Agent's (in its capacity as Lender) Lender's Proportion of such Libor Loan, or

(b) if for any reason the Telerate rates are unavailable to determine the rate applicable to a Libor Loan, "Libor" for such Libor Loan during the relevant Libor Interest Period shall mean the rate of interest per annum (expressed on the basis of a 360-day year) determined by the Administrative Agent by reference to the rates quoted on the Reuters Monitor Screen, page LIBO (or any successor source from time to time) as being the arithmetic average (rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) of the rates offered in London, England by reference banks shown on such screen as of 11:00 a.m. (London, England time) on the Interest Determination Date to make deposits with leading banks in the London interbank eurodollar market in US Dollars for a period comparable to such Libor Interest Period, and if different rates are quoted for deposits in varying amounts, in the amount which is closest to the Administrative Agent's (in its capacity as Lender) Lender's Proportion of such Libor Loan, or

(c) if for any reason neither the Telerate rates nor the Reuters Monitor Screen rates are available in respect of the relevant Libor Interest Period, "Libor" for such Libor Loan during the relevant Libor Interest Period shall mean the annual rate of interest (expressed on the basis of a year of 360 days and rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) determined by the Administrative Agent as being the rate of interest at which the Administrative Agent (in its capacity as Lender), in accordance with its normal practices, would be prepared to offer to leading banks in the London interbank eurodollar market for delivery on the first day of the relative Libor Interest Period for a period equal to such Libor Interest Period based on the number of days comprised therein, deposits in US Dollars of amounts comparable to its (in its capacity as Lender) Lender's Proportion of such Libor Loan (and of any other Libor Loan of the Administrative Agent in its said capacity having a Libor Interest Period of the same duration and commencing on the same date) to be outstanding under this Agreement during such Libor Interest Period, at or about 11:00 a.m. (London, England time) on the applicable Interest Determination Date;

"Libor Interest Date" means the last day of each Libor Interest Period or, if the Borrower selects a Libor Interest Period longer than three months, the date falling every three months after the beginning of such Libor Interest Period and the last day of the Libor Interest Period so selected;

"Libor Interest Period" means, with respect to a Libor Loan, the initial period of approximately one month, two months, three months, six months or up to one year (as selected by the Borrower and notified to the Administrative Agent pursuant to Section 3.6 or 3.10, but always subject to availability to each Lender, respectively) commencing on and including the Drawdown Date or Conversion Date, as the case may be, applicable to such Libor Loan and ending on and including the last day of such period, and, thereafter (subject to availability to each Lender, respectively), each successive period, if any, of approximately one month, two months, three months, six months or up to one year (as selected by the Borrower for such Libor Loan and notified to the Administrative Agent pursuant to Section 5.1), but in all cases expiring no later than the Facility A Maturity Date or the Facility A Extended Maturity Date, as the case may be, in the case of a Libor Loan drawn under the Facility A and the Facility B Maturity Date in the case of a Libor Loan drawn under the Facility B;

"Libor Loan" or "Libor Loans" means, at any given time, any Loan or Loans or any portion thereof on which the Borrower must pay interest on a Libor basis in accordance with Section 4.1.2;

"Libor Rate Reserve Percentage" for any Libor Interest Period for all Libor Loans comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Libor Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) of the United States of America for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Libor Loans is determined) having a term equal to such Libor Interest Period;

"Lien" means any hypothec, security interest, mortgage, pledge, prior claim, lien, claim, charge, cession, transfer, assignment or encumbrance of whatever kind or nature that secures the payment of any Indebtedness or liability or the observance or performance of any obligation, including any title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument in, of, or on any asset or property or the income or profits therefrom of a Person;

"Loan Account" means the account or accounts established by the Administrative Agent pursuant to Section 8.9;

"Loan Documents" means this Agreement, each Loan Party Guarantee and each document, instrument or agreement entered into by or between any Loan Party, any Lender, the Administrative Agent or any other Person in connection with the transactions contemplated herein or therein or which is supplemental hereto or thereto and "Loan Document" means any of the foregoing individually;

"Loan Parties" means, collectively, the Borrower and the Guarantors and "Loan Party" means any one of them;

"Loan Party Guarantee" means a guarantee executed and delivered by each of the Guarantors, as required under this Agreement, substantially in the form or to the effect of Schedule 1.1.2, as amended, restated, supplemented or otherwise modified from time to time;

"Loans" means at any given time, the aggregate of the loans made available by the Lenders to, or to the order of, the Borrower under the Credit Facilities and "Loan" means any one of them;

"Losses" shall have the meaning set forth in Section 12.2;

"Majority Lenders" means, at any time, Lenders:

(a) if no Borrowings are outstanding at such time, whose Commitments then aggregate more than 50 % of the Aggregate Commitment or, if the Aggregate Commitment has been reduced to zero, aggregated more than 50 % of the Aggregate Commitment immediately before the reduction, or

(b) whose Borrowings then aggregate more than 50 % of the aggregate amount of Borrowings outstanding hereunder under all Credit Facilities at that time;

"Margin Stock" has the meaning specified in Regulation U;

"Material Adverse Change" means, with respect to any Person, any event, change or other occurrence that has resulted in, or could reasonably be expected to result in, a material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person and its Subsidiaries taken as a whole;

"Material(ly) Adverse Effect" means:

(a) any material adverse change in the assets, properties, operations, financial, condition or business prospects of QPI and the Restricted Entities, taken as a whole, or

(b)   any material impairment:

        (i) in the ability of any Loan Party to timely pay any amounts due under the Loan Documents;

        (ii) in the ability of any Loan Party to fulfil any other covenant or obligation of a material nature arising under the Loan Documents, or

        (iii) in the validity or enforceability of the Loan Documents;

"Merger" means the merger of Acquisition Sub with and into WCP, with WCP being the surviving corporation, pursuant to the Merger Agreement;

"Merger Agreement" means the Agreement and Plan of Merger dated as of July 12, 1999 among QPI, Acquisition Sub and WCP, as amended, restated, supplemented or otherwise modified from time to time as permitted herein;

"Merger Date" means the date upon which the Merger is consummated;

"Merger Disclosure" means the Company Disclosure Schedule referred to in the Merger Agreement;

"Merger Documents" means the Merger Agreement, all schedules and exhibits thereto, the Certificate of Merger and any other documents publicly filed in connection with the Merger;

"Millennium Compliant" means that the Computer Systems are capable of the following functions immediately before, during and after January 1, 2000:

(a) handling date information involving all and any dates before, during and after January 1, 2000, including, accepting date input (either from an internal or external source), providing date output and performing date calculations in whole or in part and in any date format (i.e., julian, gregorian, international or any other format),

(b) operating accurately without interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance,

(c) responding to and processing any digit year input (either from an internal or external source) without creating any ambiguity as to the century, and

(d) receiving, storing, providing and communicating date output information without creating any ambiguity as to the century;

"Minimum Number of Shares" means the minimum number of Shares, determined on a fully diluted basis (including, without limitation, all Shares issuable upon conversion of all of the outstanding Convertible Notes), necessary to approve the consummation of the Merger in accordance with the provisions of any applicable corporate statute, anti-takeover statute or provision in WCP's certificate of incorporation, by-laws or other constituent document or other applicable legal requirement;

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which QPI or any Restricted Entity or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions;

"Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

(a) is maintained for employees of QPI or any Restricted Entity or any ERISA Affiliate and at least one Person other than QPI or any such Restricted Entity or ERISA Affiliates or

(b) was so maintained and in respect of which QPI or any Restricted Entity or ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated;

"New Operating Restricted Entity" has the meaning ascribed to such expression in
Section 11.2.4;

"Non-Material Changes" means, with respect to the Tender Offer Documents or the Merger Documents, non-material amendments, waivers or modifications to the terms thereof (other than any condition to purchase the Shares) that do not in the aggregate materially affect the interests of the Arrangers and the Lenders in the Credit Facilities or the Loan Documents or the likelihood of consummation of the Merger;

"Non-Recourse Creditor" means (i) a creditor of a Non-Recourse Subsidiary or of a Project Vehicle whose recourses are limited, in respect of any debt or liability of such Non-Recourse Subsidiary or Project Vehicle to such creditor, to the cash flow and other assets of such Non-Recourse Subsidiary or Project Vehicle, to the Capital Stock of such Non-Recourse Subsidiary or to the participation of QPI or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Non-Recourse Subsidiary or Project Vehicle was formed, the whole to the exclusion of any and all other recourses whether by way of Guarantees or otherwise against QPI or any of its Restricted Entities or against any third party having recourse against QPI or any of its Restricted Entities in respect of such debt or liability or, (ii) a creditor to whom is owed by QPI or any of its Restricted Entities, Indebtedness for borrowed money to finance the Start-up Costs of a Project carried out by QPI or such Restricted Entity and whose recourses in respect of such Indebtedness for borrowed money are limited to the cash flow and the other assets of such Project (to the exclusion of any other cash flow or asset);

"Non-Recourse Indebtedness" means Indebtedness for borrowed money (i) contracted for the purpose of financing the Start-up Costs of a specific Project carried out (alone or in association with others) by QPI, any of its Restricted Entities or by a Non-Recourse Subsidiary or a Project Vehicle and (ii) due or otherwise owing by QPI or such Restricted Entity or Non-Recourse Subsidiary or Project Vehicle to a creditor being a Non-Recourse Creditor by reason of QPI or such Restricted Entity or Non-Recourse Subsidiary or Project Vehicle being indebted or liable to such creditor in respect of such Indebtedness for borrowed money;

"Non-Recourse Subsidiary" means a direct or indirect Subsidiary of QPI who meets all of the following conditions:

(i) it was formed to carry out a specific Project, whether alone or in association with others; and

(ii) its only assets consist of (a) assets relating to such Project or (b) shares or any other form of participating interest held, directly or indirectly, in a Project Vehicle, which in turn owns assets relating to such Project; and

(iii) it owes to one or more creditors Indebtedness for borrowed money or it owns (directly or indirectly) shares or any other form of participating interest in a Project Vehicle which owes Indebtedness for borrowed money to one or more creditors, in all cases contracted for the purpose of financing the Start-up Costs of such Project or purchasing the participation of other participants in such Project, where the recourses of such creditor(s) in relation to such Indebtedness for borrowed money are limited to (a) the assets of such Project or Project Vehicle, (b) Capital Stock of such Subsidiary or (c) recourses against such Subsidiary or Project Vehicle; and

(iv) neither QPI nor any other Restricted Entity is liable or has issued a Guarantee or has otherwise obligated itself either directly or indirectly in respect of debts and liabilities of such Subsidiary or Project Vehicle otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the Capital Stock of such Subsidiary or (b) the participation of QPI or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Subsidiary or Project Vehicle was formed, it being understood and agreed that upon the debts or liabilities of such Subsidiary to such creditor(s) in respect of such Indebtedness for borrowed money and any such Guarantee being repaid, released or otherwise satisfied, such Subsidiary shall then cease, for all purposes of this Agreement, to be a Non-Recourse Subsidiary;

"Non-Restricted Entity" means (a) each Person less than 50% plus one of the Capital Stock of which is owned by QPI, directly or indirectly, through a Restricted Entity, and (b) each Subsidiary of a Non-Restricted Entity;

"Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Internal Revenue Code;

"Offer to Purchase" means the Offer to Purchase of Acquisition Sub dated July 16, 1999 that sets forth terms and conditions of the Tender Offer in the form filed on such date with the Securities and Exchange Commission pursuant to
Section 14(d) of the Securities Exchange Act of 1934, as amended;

"Operating Restricted Entity" means any Restricted Entity other than US Holdings, USGP, QPHC and a Financial Company Restricted Entity;

"Participant" shall have the meaning set forth in Section 18.3(a);

"PBGC" means the Pension Benefit Guaranty Corporation of the United States (or any successor thereto);

"Per Share Purchase Price" means $35.69 per Share;

"Permitted Encumbrances" means the encumbrances on assets of the Borrower and the other Restricted Entities listed in Schedule 1.1.3;

"Person" or "Persons" has the meaning set forth in Section 1.4;

"Plan" means a Single Employer Plan or a Multiple Employer Plan;

"Project" means the acquisition, construction and development of newly acquired assets (which must include tangible assets) forming an economic unit capable (on the basis of reasonable initial assumptions) to generate sufficient cash flow to cover the operating costs and debt service required to finance the undertaking relating to such assets over a period of time which is less than the projected economic life of the assets and includes any commercial operation for which such assets were so acquired, constructed or developed and which is subsequently carried on with such assets by such economic unit;

"Project Vehicle" means a corporate entity or an unincorporated entity, whether or not having a legal personality (including a joint-venture, a partnership, a trust, a co-ownership scheme or other business combination or risk-sharing scheme) in which QPI or any of its Restricted Entities owns shares or any other form of ownership or participating interest and which meets all of the following conditions:

      (i)   it was formed to carry out a specific Project;

      (ii)  its only assets consist of assets relating to such Project;

      (iii) if such entity is a Subsidiary, it is a Non-Recourse Subsidiary; and

      (iv) neither QPI nor any of its Restricted Entities is liable or has issued a Guarantee or has otherwise obliged itself either directly or indirectly for or in respect of debts or liabilities incurred to finance such entity or the Project carried out by such entity otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the assets of such Project or (b) its shares or other form of ownership or participating interest in such entity;

"Properties" means the real or immovable properties owned or occupied by QPI or any Restricted Entity;

"Public Information" means the most recent Form 10-K and the most recent Form 10-Q issued by WCP and the most recent Form 40-F issued by QPI and the information filed by QPI under Form 6-K, in each of the foregoing cases, prior to July 12, 1999;

"QPHC" has the meaning set forth in the description of the parties on the first page of this Agreement;

"QPI" has the meaning set forth in the description of the parties on the first page of this Agreement;

"QPI Amendment" means the amendment to the Existing QPI Facility contemplated by the QPI Waiver Letter;

"QPI LLC" means Quebecor Printing Delaware LLC, a Delaware limited liability company, all the non-voting common membership interests of which are owned by USGP and all the voting preferred membership interests of which are owned by Quebecor Printing Nova Scotia ULC, a wholly owned Subsidiary of USGP;

"QPI Waiver Letter" means the letter from Royal Bank of Canada to the lenders under the Existing QPI Facility, in substantially the form attached to the Arrangement Letter, describing certain amendments to be made to the Existing QPI Facility;

"QPI's Debt" means, without duplication, the aggregate of all Indebtedness of QPI and its Subsidiaries, determined on a Consolidated basis, in accordance with Canadian GAAP;

"QPI's Equity" means, without duplication, the sum of shareholders' equity of QPI and non-controlling interests of QPI, in each case determined on a Consolidated basis, in accordance with Canadian GAAP;

"Redeemable Preferred Shares" means, with respect to any Person, any share of such Person's Capital Stock to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability of such Person, the whole prior to the Final Maturity Date and at the option of the holder of such Capital Stock or of such Person, whether or not it pays Dividends at a specified or non-specified rate and whether or not such Capital Stock has preference over common stock in any respect;

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time;

"Reportable Event" means, with respect to any Benefit Plan of any Person, (a) the occurrence of any of the events set forth in ERISA Section 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the Pension Benefit Guaranty Corporation is waived under applicable regulations), 4068(f) or 4063(a) or the regulations thereunder with respect to such Benefit Plan, (b) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Internal Revenue Code Section 401(a)(29) or (c) any failure to make a payment required by Internal Revenue Code Section 412(m) with respect to such Benefit Plan;

"Responsible Officer" means, with respect to any Person, the president, the chief executive officer, the chief financial officer, the corporate controller, the treasurer, the assistant treasurer, the corporate secretary or the assistant corporate secretary of such Person, provided that, with respect to financial matters, it shall mean the chief financial officer, the corporate controller, the treasurer or the assistant treasurer of such Person;

"Restricted Entity" means any Subsidiary whose Capital Stock is at least 50% plus one owned directly or indirectly by QPI (including US Holdings, USGP, QPHC, any Operating Restricted Entity and any Financial Company Restricted Entity);

"Royal" means Royal Bank of Canada and its successors and permitted assigns;

"S&P/Moody's Credit Rating" has the meaning ascribed to such expression in
Section 4.4;

"Schedules" means the schedules to this Agreement as the same may be amended, modified, supplemented or restated from time to time;

"7 3/4% Indenture" means the Indenture dated as of February 22, 1999 between WCP, as Issuer and The Bank of New York, as Trustee, pursuant to which the 7 3/4% Notes were issued by WCP;

"7 3/4% Notes" means the 7 3/4% Senior Subordinated Notes due 2009, issued by WCP pursuant to the 7 3/4% Indenture;

"Shares" means the shares of common stock, par value $0.01 per share of WCP;

"Single Employer Plan" means a single employer plan, as defined in Section 4001(1)(15) of ERISA, that

(a) is maintained for employees of QPI or any Restricted Entity or ERISA Affiliate and no Person other than QPI or any Restricted Entity and its ERISA Affiliates, or

(b) was so maintained and in respect of which QPI or any Restricted Entity or ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated;

"Solvent" means, when used with respect to any Person, that

(a) the aggregate of such Person's property is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all such Person's obligations and liabilities (including Contingent Liabilities), due and accruing due,

(b)   such Person is able to meet its obligations generally as they become due,

(c) such Person has not ceased paying its current obligations in the ordinary course of business generally as they become due,

(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature,

(e) such person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital, and

(f)   such Person is otherwise solvent under Applicable Law;

"Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.;

"Start-up Costs" means, in relation to a Project, (i) the costs of acquisition, construction and/or development of the newly acquired assets forming part of such Project and which have to be constructed, acquired or developed to form the economic unit required to be formed to initially constitute such Project and
(ii) the principal amount of money which, at the inception of the commercial operations to be conducted with such assets, is then reasonably estimated as being the amount required to provide the Project with a sufficient initial working capital;

"Subordinated Notes" means the 7 3/4% Notes and the 8 3/8% Notes;

"Subsidiary" means, with respect to any Person, any other Person (a) Capital Stock of which having ordinary voting power to elect a majority of the board of directors (or other person having similar functions) or (b) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries;

"Tax" includes all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalty, interest and other payments on or in respect thereof, imposed, assessed, levied or collected under the laws of any country or any political subdivision thereof or by any governmental agency or body or taxing authority thereof, but does not include Excluded Taxes;

"Tender Offer" means the cash tender offer made by Acquisition Sub to acquire up to 23,500,000 of the Shares, but not less than the Minimum Number of Shares, for $35.69 net per Share;

"Tender Offer Documents" means the Offer to Purchase, the related letter of transmittal, any other tender offer material which is furnished to stockholders of WCP in connection with the Tender Offer, and the Tender, Voting and Option Agreement;

"Tender Offer Funding Date" means the Drawdown Date under the Facility A;

"Tender, Voting and Option Agreement" means the Tender, Voting and Option Agreement dated as of July 12, 1999, among QPI and KKR Associates, certain investment partnerships controlled by KKR Associates and certain management stockholders of WCP owning approximately 24.5% of the Shares in the aggregate;

"Termination Event" means, with respect to any Benefit Plan, (a) any Reportable Event with respect to such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA
Section 4041(c), (c) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042;

"Transaction Documents" means the Merger Agreement and such other agreements and other related documentation as required to consummate the Tender Offer and Merger, including the Tender, Voting and Option Agreement;

"United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia);

"US Dollars", the symbols "$" and "US$", "United States Dollars" or "lawful money of the United States" each means lawful currency of the United States of America in immediately available funds or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day any payment is due to be made hereunder;

"USGP" means Quebecor Printing Capital GP, a Delaware general partnership;

"US Holdings" has the meaning set forth in the description of the parties on the first page of this Agreement;

"US Holdings Merger" means the merger of the surviving corporation of the Merger with US Holdings;

"US Holdings Revolving Credit Agreement" means the $450,000,000 Revolving Credit Agreement dated as of the date hereof among the parties hereto, as amended, restated, supplemented or otherwise modified from time to time;

"US Prime Rate" in effect on any one day, means the rate of interest per annum that is the greater of (a) the rate of interest determined by Royal in its sole discretion as its US prime commercial lending rate for such day for US Dollar loans made in the United States, and (b) the annual rate of interest equal to the sum of the Federal Funds Effective Rate then in effect plus 1/2 of 1% per annum, in each case as adjusted from time to time without notice to the Borrower;

"US Prime Rate Loan" or "US Prime Rate Loans" means at any given time, any Loan or Loans, or any portion thereof, on which the Borrower must pay interest on the basis of the US Prime Rate in accordance with Section 4.1.1;

"US Restricted Entity" means a Restricted Entity incorporated under the laws of a state of the United States of America or the District of Columbia;

"WCP" means World Color Press, Inc., a Delaware corporation;

"WCP Existing Bank Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of June 6, 1996 among WCP, the lenders party thereto, Bankers Trust Company, as administrative agent thereunder, BA Securities, Inc., as syndication agent thereunder and Citibank N.A., as documentation agent thereunder, as amended.

"Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA; and

"Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

Section 1.2 Headings and Table of Contents

The headings of the Articles, Sections, Subsections or paragraphs herein and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.3 References

Unless the context otherwise requires or unless otherwise provided, all references to Sections, Subsections, Articles and Schedules are to Sections, Subsections, and Articles of and Schedules to, this Agreement. The words "hereto", "herein", "hereof", "hereunder" and similar expressions mean and refer to this Agreement.

Section 1.4 Rules of Interpretation

In this Agreement, unless the context otherwise requires or unless otherwise provided,

(a)   the singular includes the plural and vice versa,

(b)   "month" means a calendar month,

(c) "person" or "Person" includes any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, or other entity, estate, union, employee organization, government or any agency or political subdivision thereof, and

(d) "in writing" or "written" includes printing, typewriting or any electronic means of communication capable of being legibly reproduced at the point of reception, including telecopier, telex or telegraph, but excluding electronic mail.

Section 1.5 Accounting Terms and Computations

Each accounting term used in this Agreement has the meaning assigned to it under GAAP unless otherwise defined herein and reference to any balance sheet item or income statement item means such item as computed from the applicable statement prepared in accordance with GAAP.

All financial statements required to be delivered hereunder shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved.

Section 1.6 Time

Except where otherwise indicated in this Agreement, any reference to a time shall mean local time in New York City, New York.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties as of the Date of this Agreement

Each Loan Party represents and warrants (provided that each representation and warranty contained hereinbelow when made by a Loan Party other than QPI shall apply only to such Loan Party and its Subsidiaries which are Restricted Entities) to each of the Finance Parties that:

2.1.1 Existence; Power: each of QPI and the Restricted Entities is a corporation (or a partnership, as the case may be, and in the case of USGP, a partnership the sole partners of which are as of the Formal Date QPI and Graphicor Transport Inc. - Transport Graphicor Inc.) which is duly incorporated (or constituted, as applicable) and has the necessary corporate or partnership power and authority to carry on its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Tender Offer, the Merger and the other transactions contemplated in the Transaction Documents and, to the extent applicable, enter into the Loan Documents to which it is a party;

2.1.2 Loan Parties and Subsidiaries: Schedule 2.1.2 sets forth a complete and accurate list of all Subsidiaries of QPI, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or organization and the number of outstanding shares of each class of Capital Stock thereof and the owner of such Capital Stock. Neither QPI nor any of its Subsidiaries which is a Restricted Entity is, directly or indirectly, bound by or subject to, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of QPI or any Restricted Entity to (a) pay or make the maximum Dividends permitted by law to its parent entity, (b) pay any obligation owed to QPI or any Restricted Entity, (c) make any loans or advances to or Investments in QPI or in any Restricted Entity, (d) transfer any of its property or assets to QPI or any Restricted Entity or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except any such restrictions applicable to (i) Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries, (ii) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10 % of the Consolidated assets of QPI, as determined in accordance with GAAP, (iii) WCP and its Subsidiaries, from and after the date it becomes a Restricted Entity, with respect to any restriction contained in Sections 4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates),
        4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture, (iv) QPI, with respect to the restriction on its ability to declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its Capital Stock (other than regular quarterly cash dividends in accordance with its past dividend policy), set forth in Section

        5.2(i)(A) of the Merger Agreement and (v) any restriction contained in
        Section 1.11 of any Loan Party Guarantee issued hereunder or under (and as defined in) the Existing QPI Facility. No Restricted Entity has outstanding any securities convertible in Capital Stock nor rights to subscribe or other agreements for the subscription of Capital Stock that, if exercised or converted, would change the Restricted Entity into a Non-Restricted Entity;

2.1.3 Authorization and Enforceability: each of this Agreement and the other Loan Documents has been duly authorized by all necessary corporate and other actions and constitutes valid and legally binding obligations of the Loan Parties party to it;

2.1.4 Breach: neither the execution and delivery of this Agreement and the other Loan Documents by any Loan Party nor compliance with the terms and provisions hereof or thereof will:

        (a) conflict with, violate, or result in a breach of any of the terms, conditions or provisions of any Applicable Law (including, without limitation, the US Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Act, enacted as part of the US Organized Crime Act of 1970 of the United States of America) or regulation (including, without limitation, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System in the United States of America) applicable to such Loan Party, or any order, injunction, decree, determination or award of any court or any governmental department, body, commission, board, bureau, agency or instrumentality applicable to such Loan Party, in each case in a material manner or to a material extent,

        (b) conflict with, violate, result in a breach of, or constitute a default under, any charter or by-law provision of any Loan Party, or of any loan agreement, loan or trust indenture, trust deed, or any other similar agreement or instrument to which such Loan Party is a party or by which it is bound, except, prior to the Tender Offer Funding Date, for any breach under the Existing QPI Facility for which a waiver or amendment has been requested pursuant to the QPI Waiver Letter, or

        (c) result in the creation of a Lien upon any of the properties, assets or revenues of QPI or any Restricted Entity;

2.1.5 Litigation: except with respect to the Existing Actions, there are no actions, suits or arbitration proceedings pending or, to the best knowledge of each Loan Party, threatened involving QPI or any Restricted Entity which could, if determined adversely, separately or in the aggregate, have a Material Adverse Effect or which purport to affect the legality, validity or enforceability of any of the Loan Documents;

2.1.6 Compliance with Applicable Laws: QPI and each Restricted Entity and their respective businesses and operations are in compliance with all Applicable Laws, except to the extent that any non-compliance with Applicable Laws would not have a Material Adverse Effect. Without limiting the generality of the foregoing:

        (a) Investment Company Act of 1940 of the United States of America: neither QPI nor any Restricted Entity is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 of the United States of America, as amended, and neither the making of any Advances, nor the application of the proceeds or repayment thereof by any Loan Party, nor the consummation of the Tender Offer and the Merger and the other transactions contemplated thereby and hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder;

        (b) Competition and Anti-trust Laws: except for matters which would not have a Material Adverse Effect, QPI and each Restricted Entity is in compliance with all competition and anti-trust legislation, and no Loan Party has any indication nor reason to believe that any of its Acquisitions might be challengeable on any competition or anti-trust grounds by Canadian, US or other governmental authorities;

        (c)     Environmental Matters:

                (i) Compliance; Environmental Permits; Communications; Circumstances. (A) each of QPI, the Restricted Entities and their Environmental Affiliates is in compliance with all applicable Environmental Laws, (B) each of QPI, the Restricted Entities and their Environmental Affiliates has all Environmental Permits required to operate its businesses as currently conducted or as anticipated to be conducted, (C) none of QPI, the Restricted Entities and their Environmental Affiliates has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, which communication alleges that QPI, such Restricted Entity or such Environmental Affiliate is out of compliance with any Environmental Law and (D) to the best knowledge of QPI and the Restricted Entities after due inquiry of appropriate officers, there are no circumstances that may prevent or interfere in the future with compliance by QPI, the Restricted Entities or any Environmental Affiliate with any Environmental Law, except in each case of (A), (B), (C) and (D) above for any failure to comply with any Environmental Law or any failure to have any Environmental Permits which, singly or in the aggregate with all other such non-compliances or failures, has not had and could not reasonably be expected to have a Materially Adverse Effect;

                (ii) Environmental Claims. (A) there is no Environmental Claim pending or threatened against QPI, any of the Restricted Entities or any of their Environmental Affiliates which could reasonably be expected to have a Materially Adverse Effect and (B) there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge or disposal of any Hazardous Materials) (y) that could form the basis of any Environmental Claims against QPI, any Restricted Entity or any of their Environmental Affiliates and (z) that singly or in the aggregate could reasonably be expected to have a Materially Adverse Effect;

                (iii) Notices or Orders. neither QPI nor any Restricted Entity has received any notice or order advising it that it has or may have any remedial obligation with respect to any releases, emissions, discharges or disposals of any Hazardous Materials or that it is or may be responsible for the costs of any remedial action taken or to be taken by any other Persons with respect to any such releases, emissions, discharges or disposals of any Hazardous Materials, which obligation or cost could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect, provided that the representations and warranties contained in this
        Section 2.1.6(c), insofar as they relate to Environmental Affiliates other than a Subsidiary of QPI, shall be made to the knowledge of the relevant Loan Party, based on normal course of conduct with each such Environmental Affiliate;

2.1.7 Governmental Consents: QPI and each Restricted Entity and their respective businesses and operations have all necessary consents, authorizations, approvals, orders, certificates, and permits from, and have made all necessary filings with, all federal, provincial, territorial, state and local authorities to conduct their business, except to the extent that the failure to obtain or file same would not have a Material Adverse Effect;

2.1.8 Taxes: QPI and each of the Restricted Entities have filed when due with the appropriate governmental agencies all tax returns, reports and statements required to be filed by QPI and each of the Restricted Entities, and have paid when due all Taxes due and payable on or before the due date thereof (other than Taxes, the payment of which is being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been made in the books of QPI or the relevant Restricted Entity) and, in the case of Taxes not yet due or payable, have made adequate provision for such Taxes in their books and records in accordance with GAAP, the whole except to the extent that failure to comply with the foregoing would not have a Material Adverse Effect;

2.1.9 Financial Statements: (a) the Consolidated financial statements of QPI for the fiscal year ended December 31, 1998 which have been provided to the Administrative Agent and the Lenders prior to the Formal Date are complete and correct and present fairly, in accordance with Canadian GAAP, the Consolidated financial position of QPI and its Subsidiaries and the Consolidated results of operations, retained earnings and, as applicable, changes in financial position or cash flows of QPI, for the respective periods to which such statements relate; (b) except as disclosed or reflected in such financial statements, as at December 31, 1998, neither QPI nor any Restricted Entity had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole; and (c) since December 31, 1998, there has been no change in the Consolidated financial condition of QPI from that set forth in the said Consolidated financial statements which could have a Material Adverse Effect;

2.1.10 Future Financial Statements: the financial statements delivered to the Administrative Agent for distribution to the Lenders pursuant to Section
        11.1.7 shall be complete and correct and present fairly, in accordance with GAAP (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by QPI's then current independent certified public accountants), the Consolidated financial position of QPI as at their respective dates and the Consolidated results of operations, retained earnings and cash flows of QPI, for the respective periods to which such statements relate, and the furnishing of the same to the Lenders shall constitute a representation and warranty by QPI made on the date the same are furnished to the Lenders to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, neither QPI nor any of the Restricted Entities had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole;

2.1.11 No Event of Default: no event has occurred and is continuing which constitutes a Default or an Event of Default;

2.1.12 Year 2000 Readiness Disclosure: QPI has taken all such reasonable measures to ensure that passage to the Year 2000 will not result in major disruptions of its operations or those of any of the Restricted Entities; the effectiveness of these measures, however, is contingent on the suppliers, customers and other third parties dealing with QPI and its related companies, including its Subsidiaries, being themselves Millennium Compliant;

2.1.13 No Required Filing: no registration, publication, order, permit, filing, consent, authorization, license, decree or approval of, from or with any Person, including any governmental authority or regulatory or administrative body, or in any public office or any other place, is necessary in order to ensure the legality, validity, binding effect and enforceability of any of the Loan Documents;

2.1.14  Ownership of Property; Liens:

        (a) QPI and each Restricted Entity have good and marketable title to all of their respective properties (except where failure to have same could not reasonably be expected to have a Material Adverse Effect), free and clear of all Liens, except Liens permitted pursuant to Section 11.2.1;

        (b) all material permits required to have been issued or appropriate to enable the real and immovable property owned or leased by QPI any of the other Loan Parties or other Restricted Entities to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except where the failure to so hold the same could not reasonably be expected to have a Material Adverse Effect; and

        (c) QPI and each Restricted Entity have obtained and hold in full force and effect all patents, trade-marks, service marks, trade names, copyrights and other such intellectual property rights which are necessary for the operation of their businesses, except where the failure to so hold the same could not reasonably be expected to have a Material Adverse Effect; none of them have granted any license, permit or right to use such patents, trade-marks, service marks, trade names, copyrights etc. to any Person to the extent that it could have a Material Adverse Effect; to the best knowledge and belief of the Loan Parties after due inquiry, no material product, process, method, substance, part or other material currently sold by or employed by QPI or any Restricted Entity in connection with their businesses infringes any patent, trade-mark, service mark, trade name, copyright, license or other intellectual property right owned by any other Person, and there is not pending or, to the best knowledge and belief of the Loan Parties after due inquiry, threatened any claim or litigation against or affecting QPI or any Restricted Entity contesting their right to sell or use any such product, process, method, substance, part or other material, except to the extent that any such infringement, claim or litigation could not reasonably be expected to have a Material Adverse Effect;

2.1.15 Labor Matters: there are no strikes or other labor disputes against QPI or any Restricted Entity and pending or, to the best knowledge and belief of each of the Loan Parties after due inquiry, anticipated which could reasonably be expected to have a Materially Adverse Effect and there are no complaints or charges against QPI or any Restricted Entity pending or, to the best of each Loan Party's knowledge and belief, after due inquiry, threatened to be filed with any governmental or regulatory body or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by QPI or any Restricted Entity which could have a Material Adverse Effect;

2.1.16 Accuracy of Information: all written information provided by any of the Loan Parties to the Lenders or the Administrative Agent in respect of the Loan Parties and their Subsidiaries, is true and accurate in all material respects and the said information contains no material misstatement of fact nor does it omit a material fact which is necessary to make such information not misleading, and there is no fact which the Loan Parties have not disclosed in writing to the Administrative Agent which has a Material Adverse Effect;

2.1.17 Canadian Benefit and Pension Plans: the Canadian Pension Plans are duly registered under the provisions of the ITA and any other Applicable Laws and no event has occurred which is reasonably likely to cause the loss of such registered status. The

        Canadian Pension Plans and the Canadian Benefits Plans have been administered in accordance in all material respects with the ITA and all other Applicable Laws. All material obligations of QPI and each Restricted Entity (including fiduciary and funding obligations) required to be performed in connection with the Canadian Pension Plans and the funding media therefor have been performed. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans and the Canadian Benefit Plans is funded to the extent required by Applicable Law and there exist no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans which could reasonably be expected to have a Material Adverse Effect;

2.1.18 ERISA: QPI and each Restricted Entity are in compliance with all obligations to which they may be subject under ERISA, as well as under the regulations or rules issued thereunder, in respect of their Benefit Plans, except to the extent that any non-compliance therewith would not have a Material Adverse Effect;

2.1.19 Solvency: as of the date hereof and at all times thereafter, each Loan Party is and will be, individually and together with the other Loan Parties, Solvent; and

2.1.20 Pari Passu: the Credit Facilities rank and will at all times rank at least pari passu with all other unsecured senior debt of the Loan Parties, including any unsecured senior debt owing by any Loan Party to any Financial Company Restricted Entity.

Section 2.2 Representations and Warranties on and as of the Tender Offer Funding
            Date

QPI represents and warrants to each of the Finance Parties on and as of the Tender Offer Funding Date, after giving effect to the making of the Loans to be made on the Tender Offer Funding Date and the purchase by Acquisition Sub of the Shares pursuant to the Tender Offer, that:

2.2.1 Compliance with Exchange Act: each of the Tender Offer Documents, as amended to the Tender Offer Funding Date as permitted herein, filed with the Securities and Exchange Commission or other securities authority complies as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

2.2.2 Shares: the number of Shares owned beneficially and of record by Acquisition Sub, together with the number of Shares accepted by Acquisition Sub for payment in the Tender Offer, is greater than or equal to the Minimum Number of Shares; the price per Share to be paid by Acquisition Sub in respect of shares accepted for payment in the Tender Offer does not exceed the Per Share Purchase Price and the aggregate amount paid for all Shares accepted for payment in the Tender Offer does not exceed $838,715,000; all conditions precedent to the consummation of the Tender Offer have been satisfied (or waived with the consent of the Arrangers and all Lenders);

2.2.3 Power, Authority, Approval-Tender Offer and Merger Documents: each of QPI, Acquisition Sub and WCP has the requisite corporate power and authority to (a) execute, deliver and perform each of the Tender Offer Documents and Merger Documents to which it is a party and (b) to file the Tender Offer Documents and Merger Documents filed by it, or to be filed by it, with any governmental authority; the execution, delivery and performance (or filing, as the case may be), of each of the Tender Offer Documents and Merger Documents which have been executed and to which QPI, Acquisition Sub or WCP is a party and the consummation of the transactions contemplated thereby, have been duly approved by the board of directors of each of QPI, Acquisition Sub and WCP, and the Borrowings to be made by US Holdings to be loaned or funded to Acquisition Sub and WCP and the consummation of the transactions contemplated hereby have been approved by the board of directors of US Holdings, and such approvals have not been rescinded, revoked or modified in any manner; no other corporate action or proceedings on the part of QPI, Acquisition Sub, US Holdings or WCP is necessary to consummate such transactions, except for, prior to the Merger Date, the approval of the Merger by WCP's stockholders;

2.2.4 Execution and Delivery-Tender Offer and Merger Documents: each of the Tender Offer Documents and Merger Documents to which QPI, Acquisition Sub or WCP is a party (other than the Certificate of Merger) has been duly executed or delivered (or filed) on behalf of QPI, Acquisition Sub or WCP, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Tender Offer Documents and Merger Documents delivered to the Administrative Agent without the prior written consent of the Arrangers and all Lenders (other than Non-Material Changes); each of QPI and its Subsidiaries and (to the best knowledge of QPI) all other parties thereto have performed and complied, or shall perform and comply, with all the material terms, provisions, agreements and conditions set forth in the Tender Offer Documents and the Merger Documents and required to be performed or complied with by such parties on or before the Tender Offer Funding Date, and no material breach of any covenant by any such party exists thereunder and no action has been taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger;

2.2.5 Representations and Warranties-Merger Agreement: each of the representations and warranties of QPI, the Acquisition Sub and WCP contained in the Merger Agreement is true and correct in all material respects other than, with respect to WCP's representations and warranties, such failures to be true and correct that will not constitute a Material Adverse Change with respect to WCP;

2.2.6 Certain Information: the information contained in the Tender Offer Documents, the representations and warranties of each of QPI and its Subsidiaries contained in the Transaction Documents and Loan Documents, and all certificates and documents delivered to the Arrangers and the Lenders pursuant to the terms of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

2.2.7 Margin Stock: none of QPI or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock;

2.2.8 No Impairment: the consummation of the Tender Offer, the Merger and the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by any of QPI and its Subsidiaries in any manner which has or is likely to have a Material Adverse Effect;

2.2.9 Financial Forecasts: the financial forecast Model Number 38 dated July 26, 1999 giving effect to the transactions contemplated in the Merger Agreement prepared by the management of QPI and the pro forma estimated balance sheets of (a) QPI and its Subsidiaries at the Tender Offer Funding Date giving effect to the transactions contemplated in the Tender Offer and (b) QPI and its Subsidiaries (including WCP and its Subsidiaries) at the Merger Date giving effect to the transactions contemplated in the Merger Agreement, have been prepared in good faith, are based on facts and assumptions believed to be reasonable by such management, and employ methodology believed to be reasonable by such management under the circumstances;

2.2.10 No Breach: the execution, delivery, and performance by the Loan Parties, Acquisition Sub or WCP of the Transaction Documents and the Loan Documents to which it is or may become a party, the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof and the making and repayment of the Loans and the intercompany loans related thereto and contemplated hereby, do not and will not (a) constitute a tortious interference with any contractual obligation of any Person, (b) conflict with, violate, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under the charter, the by-laws, or any indenture (including, without limitation, the Existing Indentures), trust deed, loan, credit, note or similar agreement or instrument of any Loan Party, Restricted Entity or WCP, (c) violate or conflict with any Applicable Law or any order, injunction, decree, determination or award of any court or governmental authority, or (d) result in the creation of any Lien upon the assets of any Loan Party, Restricted Entity or WCP, other than, with respect to the representations and warranties related to WCP set forth in clauses (b) (other than with respect to the charter, by-laws and Existing Indentures), (c) and (d) above of this Section 2.2.10, such exceptions as will not result in a Material Adverse Change with respect to WCP or prevent or materially delay the consummation of the Merger following the consummation of the Tender Offer; and

2.2.11 Stock Options: All employee or directors stock options to purchase Shares and related stock appreciation rights granted under any stock option or stock purchase plan, program or arrangement of WCP that are outstanding as of July 12, 1999 have been cancelled in exchange for (a) a cash payment from WCP to be made promptly following consummation of the Offer and (b) a number of shares of QPI Capital Stock to be issued promptly following the consummation of the Merger, all as provided in Section 2.5 of the Merger Agreement.

Section 2.3 Representations and Warranties on and as of the Merger Date

QPI represents and warrants to each of the Finance Parties on and as of the Merger Date, after giving effect to the Merger, that:

2.3.1 Adequate Cash: QPI, US Holdings and Acquisition Sub collectively have cash or cash equivalents on hand sufficient to pay an amount within the range of WCP's reasonable possible liability with respect to any exercise of dissenters' rights as to the Merger;

2.3.2 Merger Approval: the Merger Agreement has been approved by the Minimum Number of Shares at a meeting of WCP's stockholders duly called and held prior to the Merger Date;

2.3.3 Merger Documents: the terms and conditions of the Merger as set forth in the Merger Documents have not been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes); as of the Merger Date, all conditions precedent to the consummation of the Merger pursuant to the Merger Agreement have been satisfied (or waived, with the consent of the Arrangers and the Majority Lenders); as of the Merger Date, no material breach of any covenant by any of the parties to the Merger Agreement has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger; each of the representations and warranties of QPI, Acquisition Sub and WCP contained in the Merger Agreement is true and correct in all material respects;

2.3.4 Certificate of Merger: the Certificate of Merger executed by Acquisition Sub and WCP has been filed with the Secretary of State of the State of Delaware and has been filed or recorded in each other place wherein it is required to be so filed or recorded, in each case evidencing the consummation of the Merger; such Certificate of Merger complies as to form and substance with the DGCL and the Merger has been duly consummated in compliance with all Applicable Law; and

2.3.5 No Adverse Change: since March 31, 1999, there has been no event, change or other occurrence that has or could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change with respect to WCP.

Section 2.4 Materiality and Survival of Warranties

All representations and warranties of the Loan Parties contained herein, and all representations and warranties of the Loan Parties contained in any certificate or material delivered hereunder or pursuant to any of the other Loan Documents, shall be deemed to have been relied upon by the Administrative Agent, the Lenders and the other Finance Parties notwithstanding any investigation heretofore or hereafter made by the Administrative Agent, the Lenders or the other Finance Parties or by their respective Counsel or by any other representative of the Administrative Agent, the Lenders or the other Finance Parties and all such representations and warranties shall be deemed to be given on the date of this Agreement, on and as of the Tender Offer Funding Date and on and as of the Merger Date, as the case may be, and, except for the representations and warranties set forth in Section 2.1.2 (which shall be read as if they referred to the updated information contained in the most recent certificate of compliance delivered to the Administrative Agent pursuant to
Section 11.1.7(c)) and Section 2.1.9 (which shall be read as if they referred to the most recent financial statements delivered to the Administrative Agent pursuant to Section 11.1.7) on each Drawdown Date, on each Conversion Date, and on each date of renewal of a Libor Loan hereunder, with the same effect, subject to and to the extent consistent with the transactions contemplated hereby, as if made at and as of each such date, by reference to the facts and circumstances then prevailing.

                                 ARTICLE III

                            THE CREDIT FACILITIES

Section 3.1 Obligations of the Lenders

Relying on each of the representations and warranties set out in Article II and subject to the terms and conditions herein contained, the Lenders, individually and not jointly and severally nor as solidary obligors, agree to make their respective Commitments available to the Borrower.

Neither the Administrative Agent nor any of the Lenders shall be responsible for the obligations of any other party to this Agreement. The failure of a Lender to make available a Borrowing in accordance with its obligations under this Agreement shall not release any other Lender or the Borrower from their obligations hereunder.

Section 3.2 The Facility A

The Facility A Lenders hereby establish in favor of the Borrower the Facility A which shall be available as a single drawdown term loan to be drawn on the Tender Offer Funding Date. The Borrower shall be entitled to obtain the Advance under the Facility A by way of US Prime Rate Loans or Libor Loans, or any combination thereof, the whole up to the Facility A Total Commitment and subject to the terms and conditions of this Agreement. Such Advance, once made and prepaid or repaid, may not be reborrowed.

Section 3.3 The Facility B

The Facility B Lenders hereby establish in favor of the Borrower the Facility B which shall be available as a non-revolving facility during the Facility B Period. During such period, the Borrower shall be entitled from time to time to obtain Advances under the Facility B during the Facility B Period by way of US Prime Rate Loans or Libor Loans, or any combination thereof, the whole up to the Facility B Total Commitment and subject to the terms and conditions of this Agreement. Such Advances, once made and prepaid or repaid, may not be reborrowed.

Section 3.4 [Intentionally Omitted]

Section 3.5 Purposes of Advances

The proceeds of the Credit Facilities shall be used by the Borrower (a) with respect to the Facility A, to be loaned or funded by the Borrower to Acquisition Sub to finance the acquisition of WCP pursuant to the Tender Offer and the Merger, to pay transaction and restructuring costs in connection with the Tender Offer and the Merger and to be available for general corporate purposes, provided that, the maximum aggregate amount available under both the Facility A and the US Holdings Revolving Credit Agreement to finance the acquisition of the Shares (including any stock repurchase and payments in respect of the cancellation of stock options) shall not exceed $890,000,000, and (b) with respect to the Facility B, to pay the purchase price of any Convertible Notes tendered for purchase.

Section 3.6 Manner of Borrowing

Subject to the provisions of this Agreement (and in particular Section 10) and provided no Default or Event of Default has occurred and is continuing (without having been cured or waived as provided herein), the Borrower may, during the Facility A Period, request a Borrowing from the Facility A Lenders and, from time to time during the Facility B Period, request Borrowings from the Facility B Lenders, as applicable, up to the amount of the Facility A Total Commitment or Facility B Total Commitment, as the case may be, in a minimum amount of $10,000,000, and in whole multiples of $1,000,000 in excess thereof (or the remaining balance available thereunder),

(a) if by way of a US Prime Rate Loan, (i) with respect to the initial Borrowing, upon giving irrevocable telephone notice to the Administrative Agent at least by 11:00 a.m. on the requested Drawdown Date, followed by written confirmation to the Administrative Agent on the same day by 12:00 noon substantially in the form set forth in
        Schedule 3.6 (or such other form as the Administrative Agent may approve) and (ii) with respect to any other Borrowing, upon giving irrevocable telephone notice to the Administrative Agent at least by 12:00 noon on the Business Day preceding the Drawdown Date, followed by written confirmation to the Administrative Agent on the same day substantially in the form set forth in Schedule 3.6 (or such other form as the Administrative Agent may approve); and

(b) if by way of a Libor Loan, upon giving irrevocable telephone notice to the Administrative Agent at least by 12:00 noon on the Business Day immediately preceding the relevant Interest Determination Date, followed by written confirmation to the Administrative Agent on the same day substantially in the form set forth in Schedule 3.6 (or such other form as the Administrative Agent may approve);

and subject to the terms hereof, the relevant Lenders shall make each such Advance available to the extent that on the relevant Drawdown Date, the Aggregate Commitment remaining unadvanced and uncancelled hereunder and, as appropriate, the amount remaining unadvanced and uncancelled under the Facility A Total Commitment and/or the Facility B Total Commitment is, in each case, then sufficient to allow for the requested Borrowing.

Section 3.7 Mandatory Cancellation of Credit Facilities and Repayment of
            Borrowings

3.7.1 Cancellation of Facility A: on the day immediately following the Tender Offer Funding Date, the Facility A Total Commitment shall be reduced and cancelled by the amount of such Commitment then remaining unadvanced and uncancelled hereunder, if any, and such reduction and cancellation shall permanently reduce the Aggregate Commitment and, to the extent applicable, each Lender's Commitment in respect thereof in an amount equal to its Lender's Proportion of the amount of the Facility A Total Commitment so reduced and cancelled;

3.7.2 Cancellation of Facility B: at 5:00 p.m. on the last day of the Facility B Period, the Facility B Total Commitment shall be reduced and cancelled by the amount of such Commitment then remaining unadvanced and uncancelled hereunder, if any, and such reduction and cancellation shall permanently reduce the Aggregate Commitment and, to the extent applicable, each Lender's Commitment in respect thereof in an amount equal to its Lender's Proportion of the amount of the Facility B Total Commitment so reduced and cancelled;

3.7.3 Repayment from Proceeds of Capital Market Transactions: within three (3) Business Days of receipt by any Loan Party or Restricted Entity of any proceeds from any Capital Market Transaction, the Borrower shall repay the Borrowings in an amount equal to the net cash proceeds received by such Person from such Capital Market Transaction. Such repayments shall be applied first to the Borrowings under the Facility B (to the extent there are Borrowings then outstanding thereunder) until all such Borrowings are repaid in full and second to the Borrowings under the Facility A until all such Borrowings are repaid in full. The Facility B Total Commitment and/or the Facility A Total Commitment, as the case may be, shall be reduced and cancelled by the amount of any repayment under this Section 3.7.3 and any such reduction and cancellation shall permanently reduce the Aggregate Commitment and, to the extent applicable, each Lender's Commitment in respect thereof in an amount equal to its Lender's Proportion of the amount of the Facility B Total Commitment and/or the Facility A Total Commitment, as the case may be, so reduced and cancelled; and

3.7.4 Repayment at Maturity: all Borrowings and other amounts outstanding under each of the Credit Facilities shall be fully and finally paid (together with interest, fees and all other amounts related thereto) on the Facility A Maturity Date, the Facility A Extended Maturity Date and/or the Facility B Maturity Date, as the case may be.

Section 3.8 Extension of the Maturity Date for Certain Borrowings under
            Facility A

The Borrower may request an extension of the maturity date for up to $300,000,000 of the Advance outstanding under the Facility A for an additional one-year period ending on the Facility A Extended Maturity Date, by giving notice substantially in the form set forth in Schedule 3.8 to the Administrative Agent for delivery to each Facility A Lender not more than 90 and not less than 60 days prior to the Facility A Maturity Date (it being understood that any portion of the Advance under the Facility A for which an extension is not requested by the Borrower in the aforesaid manner shall automatically become due and payable (together with interest, fees and all other amounts related thereto) on the Facility A Maturity Date). Such notice having been duly given, the maturity date with respect to the portion of the Advance under the Facility A requested in such notice shall, on the Facility A Maturity Date (and so long as no Default or Event of Default shall have occurred and then be continuing), automatically be extended to the Facility A Extended Maturity Date.

Section 3.9 Optional Prepayment and Cancellation of Credit Facilities

3.9.1   [Intentionally Omitted]

3.9.2 Prepayment, Cancellation and Reduction of Facility A or Facility B: the Borrower may, at any time, upon giving not less than five (5) Business Days' prior written notice thereof to the Administrative Agent substantially in form and substance as set forth in Schedule 3.9.2, cancel and reduce without penalty the whole or any portion of the Facility A Total Commitment or Facility B Total Commitment, in an aggregate minimum amount of $10,000,000 and whole multiples of $1,000,000 in excess thereof (or the remaining balance of the Facility A Total Commitment or Facility B Total Commitment). Such notice of cancellation with respect to any drawn portion of the Facility A Total Commitment or Facility B Total Commitment shall be without effect unless on or before the day on which such cancellation is to take effect in accordance with such notice (a) such drawn portion shall have been repaid in accordance herewith, and (b) the accrued interest on such drawn portion and any applicable fees shall have been paid. The amount by which the Facility A Total Commitment or Facility B Total Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment and, to the extent applicable, each Lender's Commitment in respect thereof in an amount equal to its Lender's Proportion of the amount of the Facility A Total Commitment and/or Facility B Total Commitment so cancelled and reduced; and

3.9.3 Exceptions and Limitations: notwithstanding the terms of Section 3.9.2, a Borrowing outstanding by way of Libor Loan may not be so prepaid, unless such prepayment occurs on the last day of the applicable Libor Interest Period or, if prepayment occurs (for whatever reason) on a day other than the last day of the applicable Libor Interest Period, unless such prepayment is made together with the payment to the Administrative Agent (for the account of the relevant Lenders) of the indemnity payment required to be made under Section 12.2.5 in connection with the amount being prepaid to the extent such indemnity has then been determined and notified to the Borrower (provided, for purposes of clarification, that if the whole or any portion of such indemnity payment is determined or notified subsequently, such indemnity shall nevertheless be payable on demand as provided herein).

Section 3.10 Conversion Option

3.10.1 Manner of Conversion: subject to the provisions of this Agreement, the Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Borrowing under a Credit Facility into any other basis of Borrowing under that Credit Facility, and in minimum amounts identical to the minimum amounts required for Borrowings under Section 3.6, upon giving to the Administrative Agent on behalf of the Lenders the following notice in respect of the basis of Borrowing into which the outstanding Borrowing is to be converted:

        (a) in the case of a US Prime Rate Loan, irrevocable telephone notice at least by 12:00 noon on the Business Day preceding the Conversion Date;

        (b) in the case of a Libor Loan, irrevocable telephone notice at least by 12:00 noon on the Business Day immediately preceding the relevant Interest Determination Date;

in each case, followed by written confirmation to the Administrative Agent on the same day substantially in the form set forth in Schedule 3.6 (or such other form as the Administrative Agent may approve);

3.10.2 Conditions of Conversion: a conversion under Section 3.10.1 may be made only on condition that:

        (a)     no Default or Event of Default has occurred and is continuing;

        (b) a Libor Loan may be converted, in whole or in part, only on the last day of the relevant Libor Interest Period, and provided that if less than all such Libor Loan is converted, then after such conversion not less than US$10,000,000 (and multiples of US$1,000,000 in excess thereof) shall remain as a Libor Loan;

        (c) a conversion into a Borrowing by way of Libor Loan shall only be made to the extent that the conditions outlined in Section 5.2 or 8.7 shall not exist in respect thereof on the relevant Conversion Date; and

        (d) on the Conversion Date, the amount of the outstanding Borrowings (after any such conversion) would not exceed the amount permitted to be borrowed under the relevant Credit Facility nor the amount of the Aggregate Commitment at that time; and

3.10.3  Acknowledgements:

        (a) the conversion of any Borrowing as provided in this Section 3.10 shall take place without novation and shall not be deemed to constitute a repayment of any Borrowing hereunder nor a new advance of funds hereunder; and

        (b) with respect to all matters of calculation and rate determinations in this Section 3.10, the determination by the Administrative Agent shall be final and conclusive, save in the case of manifest error.

Section 3.11 Deposit of Proceeds of Loans

Until such time as the Administrative Agent is otherwise directed by the Borrower in writing, the Administrative Agent shall deposit to the Borrower's Account on the applicable Drawdown Date the proceeds of each Borrowing made by the Borrower on such Drawdown Date.

Section 3.12 [Intentionally Omitted]

Section 3.13 Reliance on Oral Instructions

The Administrative Agent and each Lender shall be entitled to act upon the oral instructions of any Person which the Administrative Agent or such Lender believes is a Person the Borrower has identified in writing from time to time to the Administrative Agent or such Lender as being a Person authorized by the Borrower to give instructions regarding the drawdown or conversion of Borrowings and neither the Administrative Agent nor any Lender shall be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Administrative Agent or that Lender or their respective employees, representatives or agents. Any such oral instructions so given shall be promptly confirmed in writing by the Borrower to the Administrative Agent or Lender. The Borrower may revoke the authority of such Persons so authorized by notifying the Administrative Agent and the Lenders, in writing, which notice shall be effective on the Business Day immediately following the date of its actual receipt by the Administrative Agent and the Lenders. Any instructions given to any Administrative Agent or any Lender before the day such notice becomes effective shall remain effective for the purpose of this Agreement.

Section 3.14 Borrowings and Repayments Proportional to Commitments

Any Borrowing and any repayment under or in respect of any Credit Facility shall be made through the Administrative Agent and, to the greatest extent possible, shall be, as to each Lender, proportional to its Commitment in respect of the Credit Facility which is the subject of the relevant Borrowing, subject to the other provisions of this Agreement.

                                   ARTICLE IV

                          PAYMENT OF INTEREST AND FEES

Section 4.1 Payment of Interest

The Borrower covenants and agrees to pay at or before 12:00 noon on each relevant day hereinafter set forth, interest on Loans outstanding from time to time accrued from the applicable Drawdown Date, Conversion Date or date of renewal of such Loans until the date on which repayment in full of such Loans is received by the Lenders, such interest being calculated at the rates per annum (subject to the provisions of Section 4.6) determined as follows:

4.1.1 Interest on US Prime Rate Loans: the Borrower shall pay to the Administrative Agent for the account of the Lenders on each outstanding US Prime Rate Loan obtained by it, as evidenced by the Loan Account, interest in US Dollars for value on each Interest Payment Date at a rate per annum equal to the US Prime Rate plus the Applicable Margin. Each change in the fluctuating interest rate for such US Prime Rate Loan will take place concurrently with the corresponding change in the US Prime Rate. Such interest shall accrue from day to day, shall be payable monthly in arrears on each Interest Payment Date and shall be calculated on the daily outstanding balance of such US Prime Rate Loan on the basis of the actual number of days elapsed (including the first day but excluding the last day of any period of time during which a US Prime Rate Loan is outstanding) in a year of 365 or 366 days, as the case may be; and

4.1.2 Interest on Libor Loans: the Borrower shall pay to the Administrative Agent for the account of the Lenders, on each outstanding Libor Loan, as evidenced by the Loan Account, interest in US Dollars for value on each Libor Interest Date applicable to such Libor Loan, at a rate per annum equal to the Adjusted Libor plus the Applicable Margin. Such interest shall accrue from day to day, shall be payable in arrears on each Libor Interest Date and shall be calculated on the daily outstanding balance of such Libor Loan on the basis of the actual number of days elapsed (including the first day of each Libor Interest Period but excluding the last day thereof) divided by 360 days.

Each determination by the Administrative Agent of the applicable rate of interest in respect of a Borrowing pursuant to this Section 4.1 shall, in the absence of manifest error, be final, conclusive and binding on the Loan Parties. Upon determination of the rate of interest applicable to a Libor Loan, the Administrative Agent shall notify the Borrower and each relevant Lender of such rate.

Section 4.2 [Intentionally Omitted]

Section 4.3 Commitment Fee

On the last Business Day of June, September, December and March of each year and on (i) the Tender Offer Funding Date in respect of the Facility A and (ii) the last day of the Facility B Period in respect of the Facility B (each a "Commitment Fee Payment Date") during the period commencing on the Formal Date and ending on in respect of (x) the Facility A, the Tender Offer Funding Date and (y) the Facility B, the last day of the Facility B Period, the Borrower shall pay to the Administrative Agent for the account of the Lenders at their respective Branches of Account and to be divided among them according to their respective Lender's Proportion of the Facility A Commitment and the Facility B Commitment, as applicable, a non-refundable commitment fee (the "Commitment Fee") calculated for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect for such day. The Commitment Fee shall be calculated on a daily basis on the undrawn portion of the Facility A Commitment and the Facility B Commitment, as applicable, and on the basis of a year of 360 days. Each payment of the Commitment Fee shall be calculated for the period from and including the Formal Date or the last Commitment Fee Payment Date, as the case may be, to, but not including, the next Commitment Fee Payment Date.

Section 4.4 Applicable Margin and Fee Rate Matrix

In determining the interest rates and fees payable under Sections 4.1 to 4.3 inclusive, reference shall be made to the S&P/Moody's Credit Rating applicable as indicated on the following matrix. The Applicable Margin and Commitment Fee Rate, as the case may be, shall be determined by reference to the appropriate tier of pricing appearing on the said matrix.

During the period from the Tender Offer Funding Date to the date of consummation of the US Holdings Merger, the Applicable Margin in respect of Libor Loans and US Prime Rate Loans at any time in effect in accordance with the following matrix shall be increased by 0.125 % per annum. Throughout the Facility A Extension Period, the Applicable Margin in respect of Libor Loans and US Prime Rate Loans at any time in effect shall, in addition to the aforesaid increase, be further increased, as and by way of an extension supplement, by 0.25 % per annum.

-----------------------------------------------------------------------------------------
       (1)                (2)               (3)               (4)               (5)
-----------------------------------------------------------------------------------------
                                                                          Commitment Fee
                                         Applicable       Applicable      Rate in respect
                      S&P/Moody's      Margin for US   Margin for Libor    of Facility A
       Tier          Credit Rating    Prime Rate Loans       Loans        and Facility B
-----------------------------------------------------------------------------------------
        I              =>A-/A3              0.0             0.50%             0.085%
-----------------------------------------------------------------------------------------
        II             BBB+/Baa1            0.0             0.65%             0.10%
-----------------------------------------------------------------------------------------
        III             BBB/Baa2            0.0             0.80%             0.125%
-----------------------------------------------------------------------------------------
        IV             BBB-/Baa3            0.0             1.00%             0.15%
-----------------------------------------------------------------------------------------
                        BBB-/Ba1
                           or
        V              BB+ /Baa3            0.25%           1.25%             0.20%
-----------------------------------------------------------------------------------------
                        BB+/Ba1
                           or
        VI               Lower              0.75%           1.75%             0.30%
-----------------------------------------------------------------------------------------

For the purposes hereof, "S&P/Moody's Credit Rating" means the senior unsecured debt rating obtained by QPI from Standard & Poor's and Moody's prior to or after the Formal Date and as reviewed from time to time on a continuing basis in accordance with Section 11.1.15 by such rating agencies provided that:

(a)      (i)      if the two ratings are investment grade (BBB- and Baa3,
                  respectively) or higher, the Applicable Margin and Commitment
                  Fee Rate will be based on the higher of the two ratings, provided that if such ratings are more than one rating category apart, the Applicable Margin and Commitment Fee Rate shall be established on the basis of one rating category above the lower rating category of the two;

         (ii) if one of the two ratings is investment grade or higher and the rating of the other is non-investment grade (lower than BBB- or Baa3, as applicable), the Applicable Margin and Commitment Fee Rate will be established on the basis of the pricing applicable to Tier V;

         (iii) if the two ratings are non-investment grade, the Applicable Margin and Commitment Fee Rate will be established on the basis of the pricing applicable to Tier VI; and

         (iv) notwithstanding the foregoing but subject to the second paragraph of this Section 4.4, from the Formal Date until such time as QPI's credit rating has been confirmed by both Standard & Poor's and Moody's (having taken into account the proposed Tender Offer and Merger), the Applicable Margin and Commitment Fee Rate will be established on the basis of the pricing applicable to Tier IV;

(b) each change from time to time in the S&P/Moody's Credit Rating and any resulting effect on the Applicable Margin and Commitment Fee Rate shall become effective immediately upon publication of each such change. If payments of interest or fees have been made based upon ratings which subsequently prove not to have been appropriate, the Administrative Agent shall calculate the amounts owing as between the Borrower and the Lenders in order to give effect to the foregoing and advise the Borrower and the Lenders of the amounts owing to or by each of them to the other, the method of payment or settlement to be used and the timing of any required payment. The parties agree that any payment required under this Section 4.4(b) is due and payable in accordance with the instructions given by the Administrative Agent and that any such payment is governed by Section 17.4;

(c) if either of or both Standard & Poor's or Moody's should change their system of classification after the date hereof, the relevant rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system;

(d) if a S&P/Moody's Credit Rating ceases to be in effect at any time after its obtainment, the Applicable Margin and Commitment Fee Rate shall thenceforth and until a S&P/Moody's Credit Rating is once again obtained be based on the pricing applicable to Tier VI appearing on the matrix set forth hereinabove; and

(e) notwithstanding the provisions of sub-paragraph (d) above, if a S&P/Moody's Credit Rating ceases to be available as a result of either or both Standard & Poor's and Moody's no longer being in the business of rating corporations and such business is not continued by a successor or assign of such agencies (the "Discontinued Agencies"), QPI and the Administrative Agent shall jointly (y) select one or more nationally-recognized credit rating agencies in substitution thereof and (z) agree on the rating level issued by such substitute agency(ies) that is equivalent to the ratings specified herein of the Discontinued

         Agencies, whereupon such substitute agency(ies) and equivalent rating(s) shall replace the Discontinued Agencies and the rating levels thereof for the purposes of this Agreement.

Section 4.5 Administrative Agent's Fees and other Fees

QPI covenants and agrees to pay the Administrative Agent for its own account and for the account of the Arrangers, all such fees as may be set forth in the letter agreement dated as of July 12, 1999 between QPI and the Administrative Agent. Such fees shall be payable in the amounts, currency and at the times provided therein.

Section 4.6 Interest on Overdue Amounts

4.6.1 Overdue Principal or Interest: (a) upon a default in the payment of principal due under this Agreement, the Borrower shall pay interest on all such principal at a rate per annum equal to the interest rate which would otherwise be applicable to such principal if it were not in default, increased by 2 % per annum, and (b) upon a default in the payment of interest due under this Agreement or any of the other Loan Documents, the Borrower shall pay interest on such overdue interest at a rate per annum equal to the rate which would otherwise be applicable, increased by 2 % per annum;

4.6.2 Other Amounts: at any time, upon a default in the payment of any other amount due under this Agreement, the Borrower shall pay interest on such overdue amount (which overdue amount, for greater certainty, shall not include overdue principal or interest) at a rate per annum equal to the sum of the US Prime Rate in effect from time to time plus the Applicable Margin for a US Prime Rate Loan at such time plus 2 % per annum; and

4.6.3 Payment: in each case under Sections 4.6.1 and 4.6.2, interest shall be payable on demand and shall be calculated on a daily basis and compounded monthly from the date such amount becomes due and payable for so long as such amount remains unpaid and on the basis of a year of 365 or 366 days, as the case may be, or 360 days in the case of Libor Loans.

All interest provided for in this Agreement shall be payable both before and after maturity, default and judgment.

                                  ARTICLE V

                      CONDITIONS APPLICABLE TO LIBOR LOANS

Section 5.1 Selection of Libor Interest Periods

5.1.1 Amount and Availability: all Libor Loans shall be drawn down in US Dollars in the minimum amounts set forth in Section 3.6 and shall be for a Libor Interest Period as selected pursuant to Section 5.1.2, subject to availability to each Lender, respectively;

5.1.2 Selection of Libor Interest Period: if the Borrower has requested a Borrowing by way of Libor Loan pursuant to Section 3.6 or wishes to choose a new Libor Interest

         Period for an outstanding Libor Loan (and thus renew such outstanding Libor Loan without novation) or has chosen to convert an existing Borrowing into a Libor Loan pursuant to Section 3.10, the Borrower shall, prior to the relevant Drawdown Date or the expiry of the relevant Libor Interest Period or the relevant Conversion Date, as the case may be, give notice to the Administrative Agent in accordance with the requirements of Section 3.6 stating the selected duration (being a duration of approximately one month, two months, three months, six months or up to one year) of the next applicable Libor Interest Period for such Borrowing or setting forth the intention of the Borrower to repay or convert such Libor Loan at the end of the current Libor Interest Period, it being understood that:

         (a) in the case of a Borrowing by way of Libor Loans which is already outstanding, the Libor Interest Period shall commence on and include the last day of the then current Libor Interest Period for such Borrowing;

         (b) the Libor Interest Period is subject to availability to each relevant Lender;

         (c) whenever the last day of any Libor Interest Period would otherwise occur on a day other than a Business Day, the last day of such Libor Interest Period shall be extended to occur on the next succeeding Business Day, provided however, that, if such extension would cause the last day of such Libor Interest Period to occur in the next following calendar month, the last day of such Libor Interest Period shall occur on the immediately preceding Business Day; and

         (d) whenever the first day of any Libor Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Libor Interest Period, such Libor Interest Period shall end on the last Business Day of such succeeding calendar month; and

5.1.3 Deemed Conversion: if, in respect of a Libor Loan which is already outstanding, the Borrower fails to give notice as provided in Section 5.1.2, the Borrower shall be deemed to have notified the Administrative Agent on behalf of the relevant Lenders of its intention to convert, without novation, the relevant Libor Loan into a US Prime Rate Loan.

Section 5.2 Alternate Basis of Borrowing

If at any time during the term of this Agreement, a Lender determines reasonably and in good faith (which determination shall, in the absence of manifest error, be final, conclusive and binding upon the Borrower) and notifies the Administrative Agent in accordance with Section 17.6 that:

(a) adequate and fair means do not exist for ascertaining the rate of interest with respect to a Libor Loan,

(b) the cost to such Lender of making, funding or maintaining its Lender's Proportion of a Libor Loan does not accurately reflect its effective cost in respect thereof,

(c) the making or continuing of Libor Loans by such Lender has been made impracticable by the occurrence of any event which materially and adversely affects the London interbank eurodollar market, or

(d) deposits in US Dollars are not available to such Lender in the London interbank eurodollar market in sufficient amounts in the ordinary course of business for the applicable Libor Interest Period to make, fund or maintain a Libor Loan during such Libor Interest Period, then, the Administrative Agent shall, on behalf of the Lender affected by such event or circumstance (the "Affected Lender"), notify the Borrower of such determination in writing with an indication of the Loans affected by such determination (each an "Affected Loan"). For so long as the circumstances referred to in paragraph (a), (b), (c) or (d) above shall continue and until notice to the contrary is given to the Borrower by the Administrative Agent on behalf of the Affected Lender, the Affected Lender shall not be obliged to make any further Affected Loans available under the Credit Facilities. The principal amount of all outstanding Affected Loans granted by the Affected Lender shall, at the expiry of the relevant Libor Interest Period, automatically be converted without novation into a US Prime Rate Loan and thereafter, for so long as the circumstances referred to in any of paragraphs (a) to (d) above continue, such Affected Lender shall only be obliged to extend its Lender's Proportion of Affected Loans in US Prime Rate Loans. Alternatively, the Borrower:

(A) may designate another Lender or a new lender to whom such Affected Lender's rights, benefits and/or obligations under this Agreement shall be assigned and such Affected Lender shall effect such transfer to such designated Lender or new lender in accordance with Section 18.3 provided that (i) no Event of Default or Default has occurred which is continuing, (ii) the replacement Lender is acceptable to the Administrative Agent, acting reasonably, (iii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement and (iv) the Borrower has paid the $3,500 processing and recordation fee required pursuant to Section 18.7 if such replacement Lender is not an existing Lender, or

(B) may cancel and reduce the whole of the Commitment of such Affected Lender by giving the notice required under Section 3.9.2 provided that
         (i) no Event of Default or Default has occurred which is continuing and
         (ii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement. The amount by which the Aggregate Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment (without reducing the other Lenders' own Commitments).

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VII

                             [INTENTIONALLY OMITTED]


                                  ARTICLE VIII

                  PAYMENT, TAXES, INCREASED COSTS, EVIDENCE OF
                      INDEBTEDNESS AND TIMING OF MATURITIES

Section 8.1 Place of Payment of Principal, Interest and Charges

Except as otherwise specifically provided herein, all payments of principal, interest, additional interest, fees and other charges to be made by the Borrower to the Administrative Agent for the account of the Lenders pursuant to this Agreement shall be made for value on the day such amount is due, and if such day is not a Business Day, on the Business Day next following (subject to Section 5.1.2(c)), by payment or transfer of moneys to the appropriate Administrative Agent's Account for Payments. Any amounts received by the Administrative Agent from the Borrower after 3:00 p.m. on any Business Day shall be applied on the next following Business Day to the appropriate payment, repayment or prepayment due on such day. Until so applied, interest shall continue to accrue as provided in this Agreement on the amount of such payment, repayment or prepayment.

Section 8.2 Payment to Administrative Agent is Deemed Payment to Lenders

Receipt by the Administrative Agent (for the account of the Lenders) from the Borrower of funds pursuant to this Agreement, as principal, interest or otherwise, shall be deemed to be receipt of such funds by the Lenders.

Section 8.3 Account Debit Authorization

The Borrower authorizes and directs the Administrative Agent, in its discretion (acting in its capacity as Administrative Agent), to automatically debit, by mechanical, electronic or manual means, the bank accounts of the Borrower maintained with the Administrative Agent, for all amounts payable by the Borrower under this Agreement and the other Loan Documents, including but not limited to the repayment of principal and the payment of interest, fees, expenses and all other charges for the keeping of such bank accounts.

Section 8.4 Application of Payments

8.4.1 Order of Application: all payments made by or on behalf of the Borrower pursuant to this Agreement prior to the occurrence of an Event of Default shall be applied by the Administrative Agent in accordance with the provisions of Section 8.4.3 in the following order:

         (a) to amounts due pursuant to Section 4.5, as and by way of Administrative Agent's fees and other fees referred to in such Section,

         (b) to amounts due pursuant to Section 4.3, as and by way of Commitment Fee,

         (c) to amounts due pursuant to Section 12.1, as and by way of expenses,

         (d) to amounts due pursuant to Section 12.2, as and by way of indemnity,

         (e) to amounts due pursuant to Section 4.6, as and by way of default interest on overdue amounts,

         (f) to amounts due pursuant to Sections 4.1, as and by way of interest,

         (g) to amounts due pursuant to Sections 3.7 and 3.9, as and by way of principal, and

         (h) in payment of any other amounts then due and payable by the Loan Parties hereunder or under any of the other Loan Documents;

8.4.2 Event of Default: after the occurrence and during the continuance of an Event of Default, all payments made by or on behalf of the Loan Parties pursuant to this Agreement and the other Loan Documents and all sums received or realized on account of amounts owing hereunder or under the other Loan Documents shall be paid to and be appropriated and applied proportionately by the Administrative Agent towards the obligations of the Loan Parties under all Credit Facilities as the Administrative Agent may decide or the Majority Lenders may direct, but subject to the provisions of Section 17.9, and any such appropriation and application shall override any appropriations or applications made by the Borrower;

8.4.3 Sharing: the Lenders agree among themselves that all sums received by the Lenders for application against amounts owing under this Agreement and under the other Loan Documents and referred to in one of paragraph
         (b) through (h) of Section 8.4.1 shall be shared by each Lender in the proportion borne by the amounts owing to such Lender under such subparagraph to the amounts owing to all Lenders under such subparagraph.

Section 8.5 Manner of Payment and Taxes

8.5.1 No set-off; no withholding: the Borrower shall make all payments to the Lenders and the Administrative Agent pursuant to this Agreement and the other Loan Documents to which it is a party in US Dollars and without set-off, compensation or counterclaim, free and clear of, and exempt from, and without deduction for or on account of, any Tax. If a deduction or withholding is required by Applicable Law, the Borrower shall:

         (a) pay or cause to be paid to the appropriate authority the amount of the withholding or deduction by no later than the latest date permitted by that authority (including any extension of time granted by that authority) or, in the case of a Tax the payment of which is being contested prior to the date on which such Tax is due and payable, by no later than the date on which the authority requires the Tax to be paid,

         (b) produce to the Administrative Agent not later than 30 days after that payment a receipt of that authority evidencing that it has received the proper amount from the Borrower, and

         (c) pay such sums to the Administrative Agent, for the account of the Lenders or itself, as the case may be, as may be necessary so that the net amount received by each Lender and the Administrative Agent after all required deductions or withholdings (including deductions and withholdings for or on account of Taxes on any sums payable under this Section) will not be less than the amount the relevant Lender or the Administrative Agent would have received had no such deduction or withholding been required;

8.5.2 Increased Rate of Interest: if the Borrower is prevented by operation of law or otherwise from paying or causing to be paid to the Administrative Agent or the Lenders such sums as it may be required to pay in accordance with Section 8.5.1, the applicable rates of interest or amount due will be increased to the rates or amount necessary to yield and to remit to the affected Person the net amount in the appropriate currency equal to the full amount it would have received had such Tax not been so deducted or withheld;

8.5.3 Tax Credit: if, as a result of any deduction or withholding the Borrower makes any payment of any additional amounts to the Lenders and the Administrative Agent under Sections 8.5.1 and 8.5.2 and the affected Lender or the Administrative Agent, in its sole reasonable opinion, determines that it has received or has been granted a credit against or relief or remission for or repayment of any Tax paid or payable by it in respect of or which takes into account the deduction, withholding or other matter giving rise to such payment, the affected Lender or the Administrative Agent will, to the extent it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as the affected Lender or the Administrative Agent shall, in its sole reasonable opinion, determine to be attributable to such deduction or withholding or other matter and which will leave it (after such payment) in a position which it determines to be no better and no worse than it would have been if the Borrower had not been required to make such deduction or withholding or if such other matter had not arisen. Nothing herein contained shall (a) interfere with the right of the affected Lender or the Administrative Agent to arrange its taxes or other affairs in whatever manner it may think fit, (b) oblige the affected Lender or the Administrative Agent to disclose any information relating to its taxes or other affairs or any computations in respect thereof, (c) require the affected Lender or the Administrative Agent to do anything that it may determine would or may prejudice its ability to benefit from any other credit, relief or remissions for or repayment to which it may be entitled, or (d) require the affected Lender or the Administrative Agent to give any priority as to the order in which it may allocate to any Person or class of Persons any such credit, relief, remission or repayment;

8.5.4 Exemption from U.S. Withholding Taxes: each Lender which is not a United States Person shall submit to the Borrower and the Administrative Agent (a) on or before the first date that interest or fees are payable to such Lender under the Loan Documents, (i) two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224 (or successor forms), in either case entitling such Lender to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Lender under the Loan Documents, or (ii) in the case of each Lender that is a Non-US Bank,
         (x) a duly completed Internal Revenue Service Form W-8 (or successor form) and (y) a certification in a form acceptable to the Administrative Agent that such Lender is a Non-US Bank and (b) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Lender to exemption from withholding of United States federal income taxes to the maximum extent to which such Lender is then entitled under Applicable Law. Each such Lender shall promptly notify the Borrower and the Administrative Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which payments to it were previously subject; and

8.5.5    Survival of Obligations: the obligations of the Borrower under this
         Section 8.5 to effect payments of further sums in connection with the imposition of Taxes shall, if such sums or Taxes have not been paid, survive the payment of principal and interest on all the Borrowings, the termination of all Commitments and the satisfaction of all other liabilities owed to the Administrative Agent and the Lenders pursuant to the Loan Documents.

Section 8.6 Increased Costs and Payment of Portion

8.6.1 Increased Costs: If after the date of execution hereof, any introduction of any Applicable Law or any change or introduction of a change in any Applicable Law (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other judicial, governmental, administrative or other authority or entity charged with the administration thereof or any change in the compliance of any Lender therewith, or if present or future compliance by a Lender with any new or changed request or directive (compliance with which is in accordance with the practice of responsible banks or financial institutions) from any central bank or other fiscal authority (whether or not having the force of law), now or hereafter:

         (a) subjects any Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrower to such Lender under this Agreement,

         (b) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of such Lender,

         (c) imposes on such Lender or expects there to be maintained by such Lender any capital adequacy or additional capital requirements in respect of any Borrowing or any Commitment of such Lender hereunder or any other condition with respect to this Agreement, or

         (d) imposes any Tax or reserves or deemed reserves with respect to the undrawn portion of the Aggregate Commitment or the Commitment of any Lender;

and the result of any of the foregoing, in the sole determination of the relevant Lender acting reasonably, shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by such Lender hereunder or the effective return to such Lender in respect of making, maintaining or funding Loans under this Agreement, such Lender shall, acting reasonably, determine that amount of money which shall compensate such Lender for such increase in cost or reduction in income (herein referred to as "Additional Compensation"). Upon such Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this
Section 8.6 such Lender shall promptly so notify QPI, the Borrower and the Administrative Agent. Such Lender shall provide to QPI, the Borrower and the Administrative Agent a photocopy of, or an extract from, the relevant law, rule, guideline, regulation, treaty or official directive and a certificate of a responsible officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower shall pay to such Lender within five days of the giving of such notice such Lender's Additional Compensation calculated to the date of such notification. Such Lender shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section 8.6 are then applicable notwithstanding that such Lender has previously been paid any Additional Compensation. Such Lender shall make commercially reasonable efforts to limit the incidence of any such Additional Compensation, including seeking recovery for the account of the Borrower by appealing any assessment at the expense of the Borrower upon the Borrower's request, provided such Lender, in its sole determination, suffers no appreciable economic, legal or regulatory disadvantage.

The obligation of the Borrower under this Section 8.6.1 shall survive the repayment of the principal amount of the Borrowings (and interest thereon) and the payment of all other amounts due hereunder; and

8.6.2 Payment of Portion: Notwithstanding the other provisions hereof, if a Lender gives the notice provided for in Section 8.6.1 with respect to any Loan (an "Affected Loan"), the Borrower may at its option, upon ten Business Days notice to that effect given to such Lender (which notice shall be irrevocable with a copy to the Administrative Agent), unless such prepayment causes a Default to have occurred hereunder, elect to prepay in full without penalty such Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by such Lender by reason of the liquidation or re-employment of deposits or other funds contemplated by Section 12.2 or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable interest period, and upon such payment being made, such Lender's obligations in respect of such Affected Loan to the Borrower under this Agreement shall terminate. Alternatively, the Borrower:

(a) may designate another Lender or a new lender to whom such Lender's rights, benefits and/or obligations under this Agreement shall be assigned and such Lender shall effect such transfer to such designated Lender or new lender in accordance with Section 18.3 provided that (i) no Event of Default or Default has occurred which is continuing, (ii) the replacement Lender is acceptable to the Administrative Agent, acting reasonably, (iii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement and (iv) the Borrower has paid the $3,500 processing and recordation fee required pursuant to
         Section 18.7 if such replacement Lender is not an existing Lender, or

(b) may cancel and reduce the whole of the Commitment of such Lender by giving the notice required under Section 3.9.2 provided that (i) no Event of Default or Default has occurred which is continuing and (ii) the Borrower has satisfied all its obligations to such Lender under this Agreement. The amount by which the Aggregate Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment (without reducing the other Lenders' own Commitments).

Section 8.7 Illegality

If the adoption of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any governmental or other authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof or compliance by any Lender with any request or direction (whether or not having the force of law) of any such authority, central bank or comparable agency or entity now or hereafter makes it unlawful or impossible for any Lender to make, fund or maintain the Borrowings hereunder or any portion of such Borrowings or to perform its obligations under this Agreement, such Lender (the "Affected Lender") may, by written notice thereof to QPI and the Borrower through the Administrative Agent (accompanied by a photocopy of, or extract from, the relevant change in Applicable Law or in the interpretation thereof and by an explanation thereof in reasonable detail), suspend its obligations under this Agreement with respect to the Borrowings affected by such illegality or prohibition (each an "Affected Borrowing") for the duration of the period of such illegality or prohibition, and the Borrower shall forthwith (or at the end of such period as the Affected Lender in its discretion agrees) prepay the Affected Borrowings or such portion thereof together with accrued but unpaid interest and fees as may be applicable to the date of prepayment and all other amounts that may be payable under Section 12.2 or the Borrower may by written notice to the Affected Lender through the Administrative Agent forthwith, subject to the payment of all other amounts that may be payable under Section 12.2, convert the Affected Borrowing into another basis of Borrowing remaining available from the Affected Lender under the relevant Credit Facility, if any, and thereafter such Affected Lender shall only be obligated to extend its Lender's Proportion of the Affected Borrowings in such other available basis of Borrowings, if any. The Affected Lender agrees to use commercially reasonable efforts to mitigate or avoid the circumstances giving rise to such illegality or prohibition, (including, upon the request and at the cost of the Borrower, relocating its Branch of Account to a jurisdiction where such illegality or prohibition would not apply). Alternatively, the Borrower:

(a) may designate another Lender or a new lender to whom such Affected Lender's rights, benefits and/or obligations under this Agreement shall be assigned and such Affected Lender shall effect such transfer to such designated Lender or new lender in accordance with Section 18.3 provided that (i) no Event of Default or Default has occurred which is continuing, (ii) the replacement Lender is acceptable to the Administrative Agent, acting reasonably, (iii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement and (iv) the Borrower has paid the $3,500 processing and recordation fee required pursuant to Section 18.7 if such replacement Lender is not an existing Lender, or

(b) may cancel and reduce the whole of the Commitment of such Affected Lender by giving the notice required under Section 3.9.2 provided that
         (i) no Event of Default or Default has occurred which is continuing and
         (ii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement. The amount by which the Aggregate Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment (without reducing the other Lenders' own Commitments).

Section 8.8 Timing of Maturities

The Borrower shall time the maturities of the Libor Interest Periods so that they fall on or before the applicable date on which principal is due to be paid in respect thereof under this Agreement in an amount at least equal to the amount of such principal being repaid so as not to exceed any Commitment following such applicable date. If the Borrower fails to time such maturities in such way in respect of Libor Loans, the Administrative Agent will make the necessary arrangements for early termination of such Libor Interest Periods in an amount sufficient to effect the repayment of principal in accordance with this Agreement, and the Borrower will pay to the Administrative Agent for the account of the Lenders an amount equal to any loss or expense incurred by each Lender as a result of such early termination as contemplated by Section 12.2.

Section 8.9 Evidence of Indebtedness

The Administrative Agent shall open and maintain in its books, accounts and records evidencing the Borrowings made available by the Lenders through the Administrative Agent under this Agreement. The Administrative Agent shall record therein the amount of its portion of each

Borrowing made available by each Lender through the Administrative Agent by way of Loans and shall record therein each payment of principal on account thereof and shall record all other amounts becoming due to each Lender and the Administrative Agent under this Agreement, including interest, Commitment Fees and Administrative Agent's fees and all payments on account thereof. The Lenders may also maintain their own separate accounts and records relating to any of the foregoing. Such accounts and records maintained by the Administrative Agent or by a Lender will constitute, in the absence of manifest error, prima facie evidence of the Indebtedness and other liabilities of the Borrower owing to the Lenders and the Administrative Agent pursuant to this Agreement, the date of each Borrowing made available by the Administrative Agent for the account of the Lenders or by such Lender, as applicable, and the amount thereof and the amounts which and the dates on which the Borrower has made payments to the Administrative Agent on behalf of the Lenders, or on which a Lender has made and received payments hereunder, from time to time on account of the principal thereof and interest thereon and, to the extent applicable, on account of Commitment Fees and Administrative Agent's fees.

Notwithstanding the foregoing, the omission of the Administrative Agent or a Lender to maintain any such accounts or records, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest and fees) the Borrowings in accordance with the terms of this Agreement.

                                   ARTICLE IX

                             [INTENTIONALLY OMITTED]


                                    ARTICLE X

                           PREDISBURSEMENT CONDITIONS

Section 10.1 Predisbursement Conditions

The obligation of the Lenders to make available to the Borrower the initial and subsequent Borrowings hereunder is subject to and conditional upon each of the following terms and conditions first having been satisfied:

10.1.1 Conditions Precedent to Initial Borrowing: the agreement of each Lender to make the initial Borrowing requested to be made by it under this Agreement to the Borrower is subject to and conditional on the satisfactory review by the Lenders of the Environmental Quarterly Reports (December 31, 1998, March 31, 1999 and June 30, 1999) of the Vice President, Manufacturing, Technology and Environment of QPI and the delivery to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient numbers for distribution to each of the Lenders, of:

         10.1.1.1 a duly executed copy of this Agreement,

         10.1.1.2 a duly executed copy of the Loan Party Guarantee of QPI with respect to the obligations of the Borrower hereunder and under any other Loan Document to which it is a party,

         10.1.1.3 [intentionally omitted],

         10.1.1.4 a duly executed copy of the Loan Party Guarantee of QPHC with respect to the obligations of the Borrower hereunder and under any other Loan Document to which it is a party,

         10.1.1.5 a duly certified copy of the constating documents and by-laws of each of the Loan Parties certified by a Responsible Officer of the related Loan Party accompanied by good standing or equivalent certificates issued by the appropriate governmental body of each Loan Party's jurisdiction of incorporation and of principal place of business,

         10.1.1.6 a duly certified copy of a resolution or resolutions of the board of directors of each Loan Party relating to the authority of each Loan Party to execute and deliver and perform its obligations under the Loan Documents to which it is a party and all other instruments, agreements, certificates and papers and other documents provided for or contemplated by the said Loan Documents and the manner in which and by whom the foregoing documents are to be executed and delivered, certified by a Responsible Officer of the relevant Loan Party,

         10.1.1.7 a certificate of each Loan Party setting forth specimen signatures of the individuals authorized to sign on its behalf the Loan Documents to which it is a party and the instruments, agreements, certificates, papers and other documents provided for or contemplated by the said Loan Documents,

         10.1.1.8 a certificate of compliance of the Chief Executive Officer, the Chief Financial Officer or the Treasurer or, in his absence, another Responsible Officer of QPI in form and substance substantially as set forth in Schedule 10.1.1.8 confirming the accuracy of the representations and warranties contained herein, the absence of any Default or Event of Default or breach of or default under any of the Existing Indentures and that since the date of the most recent quarterly Consolidated financial statements of QPI, there has been no change in QPI's Consolidated financial condition which could have a Material Adverse Effect and containing a list of all actions, suits or arbitration proceedings pending or, to the best of his knowledge, threatened involving QPI, any other Loan Party or any other Restricted Entity which, separately, represents an exposure in excess of $6,500,000 as reasonably determined by such Responsible Officer,

         10.1.1.9 certificates of insurance evidencing appropriate insurance coverage as provided in Section 11.1.6, together with a certificate from a Responsible

                  Officer of QPI confirming that such insurance coverage is in compliance with the provisions of Section 11.1.6,

        10.1.1.10 a certificate from a Responsible Officer of QPI to the effect that all necessary shareholder, corporate, creditor, governmental and regulatory approvals have been obtained in connection with the Loan Documents, the Tender Offer, the Merger (other than the approval of the Merger by WCP's stockholders and the declaration of effectiveness of the registration statement with respect to the Merger on Form F-4 by the Securities and Exchange Commission and except for obtaining orders and rulings from and making filings with the relevant securities commissions and regulatory authorities in the provinces of Canada, where required, so that the QPI subordinate voting shares to be issued in connection with the Merger will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation and to permit the resale thereof in Canada) and the related Loans and intercompany loans,

        10.1.1.11 the audited Consolidated financial statements of QPI for the fiscal year ended December 31, 1998,

        10.1.1.12 evidence of the payment of all fees and expenses contemplated herein or in the other Loan Documents, to the extent then owing,

        10.1.1.13 evidence by way of pay out letters and transfer instructions and a certificate from a Responsible Officer of QPI that, concurrently with such initial Borrowing, QPI LLC and/or US Holdings shall have advanced to WCP an amount from a direct or indirect borrowing under the Existing QPI Facility which, together with the $100,000,000 loan made by US Holdings to WCP from proceeds drawn under the US Holdings Revolving Credit Agreement, shall be used to repay indebtedness of WCP owing under the WCP Existing Bank Credit Agreement and such agreement and the credit facilities thereunder shall be concurrently cancelled,

        10.1.1.14 the favorable opinions of Canadian Counsel and US Counsel to the Loan Parties and Acquisition Sub as to the status and capacity of the Loan Parties, their authority and legal right to enter into and perform their obligations under the Loan Documents, as to the validity, binding effect and enforceability against them of the Loan Documents, as to the transactions contemplated hereby (including, without limitation, compliance with all applicable laws and regulations, including all applicable requirements and regulations of the Board of Governors of the Federal Reserve System (including Regulations T, U and X thereunder), as to no breach of, or default under, agreements for borrowed money in a principal amount of $20,000,000 or more, including the Existing Indentures and as to such other matters as the Lenders may reasonably require, in form and substance substantially as set forth respectively in Schedule 10.1.1.14-A, Schedule 10.1.1.14-B and Schedule 10.1.1.14-C,


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

        10.1.1.15 the favorable opinions of Canadian Counsel and US Counsel to the Administrative Agent as to the validity, binding effect and enforceability as against the Loan Parties of the Loan Documents and as to such other matters as the Lenders may reasonably require, in form and substance substantially as set forth respectively in Schedule 10.1.1.15-A and Schedule 10.1.1.15-B,

        10.1.1.16 copies, certified by a Responsible Officer of QPI as true, correct and complete, of the duly executed Merger Documents (except that the Certificate of Merger may be unsigned) and fairness opinion dated July 12, 1999 delivered by Morgan Stanley & Co. Incorporated to WCP relating to the Tender Offer and the Merger, provided that such certification with respect to such fairness opinion may be made to the best knowledge of such officer,

        10.1.1.17 evidence that Standard & Poor's, through its rating evaluation service, has issued a definitive rating of BBB-(or higher) for the senior unsecured long-term indebtedness of QPI after giving effect to the consummation of the Tender Offer, the Merger, this Agreement and the US Holdings Revolving Credit Agreement and the transactions contemplated thereby and hereby,

        10.1.1.18 evidence that either (a) the QPI Amendment has become effective or (b) the Existing QPI Facility has been terminated and replaced with a new facility on substantially the same terms and conditions except for the inclusion of the amendments contemplated by the QPI Waiver Letter, and

        10.1.1.19 such other documentation as may be reasonably required by the Administrative Agent;

10.1.1A Additional Conditions Precedent to Initial Borrowing: the agreement of each Lender to make the initial Borrowing requested to be made by it under this Agreement to the Borrower is subject to the following additional conditions:

        10.1.1.1A following the commencement of the Tender Offer, the terms and conditions of the Offer to Purchase shall not have been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes); provided that the Tender Offer may be extended for up to 30 additional business days without the approval of the Arrangers and the Lenders but in any event not beyond the Tender Offer Funding Date; the purchase price per Share in the Tender Offer shall not exceed the Per Share Purchase Price and the aggregate amount paid for all shares accepted for payment in the Tender Offer shall not exceed $838,715,000; all conditions precedent to the consummation of the Tender Offer shall have been satisfied to the satisfaction of the Arrangers and all Lenders; and the expiration of the Tender Offer shall occur prior to the Tender Offer Funding Date,

        10.1.1.2A the number of Shares accepted for payment in the Tender Offer by Acquisition Sub shall be equal to no less than the Minimum Number of

                  Shares, and the Board of Directors of WCP shall have published its recommendation that the stockholders of WCP tender their Shares pursuant to the Tender Offer,

        10.1.1.3A none of the terms of the Tender, Voting and Option Agreement shall have been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes), and there shall not have occurred or exist any material breach or default thereunder,

        10.1.1.4A the Merger Agreement shall have been approved by all necessary corporate action of QPI, Acquisition Sub and WCP, except approval by WCP's stockholders; none of the terms of the Merger Agreement shall have been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes), and there shall not have occurred or exist any material breach or default thereunder; the representations and warranties contained in the Merger Agreement shall be true and correct in all material respects on the Tender Offer Funding Date; and all documentation relating to the Tender Offer and the Merger shall be in form and substance satisfactory to the Arrangers and all Lenders,

        10.1.1.5A all governmental and third party consents and approvals necessary in connection with the Tender Offer and the Merger and the related financings (except the approval of the Merger by WCP's stockholders and the declaration of effectiveness of the registration statement with respect to the Merger on Form F-4 by the Securities and Exchange Commission and except for obtaining orders and rulings from and making filings with the relevant securities commissions and regulatory authorities in the provinces of Canada, where required, so that the QPI subordinate voting shares to be issued in connection with the Merger will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation and to permit the resale thereof in Canada) shall have been obtained (without the imposition of any conditions that are not acceptable to the Arrangers and all Lenders) and shall remain in effect, and all applicable waiting periods (including any required for HSR antitrust clearance) shall have expired or been earlier terminated without, in any such case, any action having been taken or agreed to by QPI, Borrower, Acquisition Sub and/or WCP or having been required by any Canadian, United States or foreign governmental authority (a) which has resulted in or which could reasonably be expected to result in a Material Adverse Effect (assuming for purposes of this clause (a) that WCP is a Restricted Entity) or (b) that would prevent or materially delay the consummation of the Merger following the consummation of the Tender Offer; and no law or regulation shall be applicable in the judgment of the Arrangers or the Lenders that restrains, prevents or imposes materially adverse conditions upon the Tender Offer, the Merger or any related transactions; QPI shall have received all consents required for entering into the Merger Agreement and for the consummation of the transactions contemplated thereby, and Quebecor Inc. and Caisse de depot et placement du Quebec shall have delivered a written consent to approve the Merger Agreement and the consummation of the transactions contemplated thereby (including the issuance of QPI stock pursuant to the Merger); and the Merger shall not be subject to the restrictions imposed by Section 203 of the DGCL or any other state or foreign takeover statute,

        10.1.1.6A except with respect to Existing Actions, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (a) has or could reasonably be expected to have a material adverse effect on business, condition (financial or other), operations, performance or properties of (i) QPI and its Subsidiaries taken as a whole (other than WCP and its Subsidiaries) and (ii) WCP and its Subsidiaries taken as a whole or (b) enjoins, seeks to enjoin, delays the consummation of, or imposes material adverse conditions on, the Tender Offer or the Merger or any transaction contemplated thereby or (c) could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Tender, Voting and Option Agreement; there shall have occurred no change or development in the Existing Actions from that disclosed in the Public Information or the Merger Disclosure, which change or development, when aggregated with all such changes or developments, has or could reasonably be expected to have the consequences referred to in this Section 10.1.1.6A,

        10.1.1.7A all capital stock of Borrower and Acquisition Sub shall be owned directly or indirectly by QPI free and clear of any lien, charge or encumbrance, and

        10.1.1.8A there shall have occurred no Material Adverse Change with respect to QPI (excluding WCP and its Subsidiaries) or WCP since March 31, 1999; and

10.1.2 Conditions Precedent to each Borrowing: the obligation of the Lenders to make any Borrowing available to the Borrower is subject to the following conditions:

         10.1.2.1 the representations and warranties of the Loan Parties contained in this Agreement shall be true and correct as at each Drawdown Date, Conversion Date and date of renewal of a form of Borrowing hereunder, in each case after giving effect to the proposed Borrowing, conversion or renewal, as the case may be, other than the representations and warranties set forth in Section 2.1.2 (which shall be read as if they referred to the updated information contained in the most recent certificate of compliance delivered to the Administrative Agent pursuant to Section 11.1.7(c)), Section
                  2.1.9 (which shall be read as if they referred to the most recent financial statements of the Loan Parties delivered to the Administrative Agent pursuant to Section 11.1.7) and, prior to the Merger Date, Section 2.3,

         10.1.2.2 the Administrative Agent shall have received the timely notice of Borrowing required pursuant to Section 3.6, 3.10 or 5.1.2, as applicable, and

         10.1.2.3 no Default or Event of Default shall have occurred and be continuing (provided that if such Default or Event of Default shall have been waived as provided herein, such Default or Event of Default shall not be deemed to exist or continue in respect of the particular instance having been waived or during the waiver period, as applicable).

Section 10.2 Waiver of Conditions Precedent

The terms and conditions of Section 10.1 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders, in whole or in part, with or without terms or conditions, in respect of all or any portion of the Borrowings without prejudicing the rights of each of the Lenders to assert such terms and conditions in whole or in part in respect of any other Borrowing.

                                   ARTICLE XI

                        COVENANTS OF THE LOAN PARTIES

Section 11.1 Affirmative Covenants of the Loan Parties

While any amount remains outstanding under the Loan Documents or any of the Finance Parties has any obligations under any of the Loan Documents or any Lender has any Commitment hereunder, each Loan Party (or QPI, in the case of the covenants contained in Sections 11.1.7(a), (b), (c), (g) and (h), 11.1.15 and
11.1.17 through 11.1.21) covenants and agrees with the Administrative Agent, each Lender and each other Finance Party that, unless otherwise consented to in writing by or on behalf of the Lenders:

11.1.1 Payment Covenant: it will, and it will cause each of its Subsidiaries which is a Loan Party to, duly and punctually pay all sums of money due and payable by it under the terms of this Agreement and any other Loan Document at the times and places, in the currencies, and in the manner specified;

11.1.2 Corporate Existence: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, do or cause to be done all things necessary to preserve and maintain its corporate or other existence and, if applicable, all of its other franchises, licenses, rights, privileges, consents and approvals, except as otherwise permitted hereunder and except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.3 Conduct of Business: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, conduct its business in a proper and efficient manner in accordance with normal industry standards, keep proper books or records and accounts, and preserve, protect and obtain all intellectual property, and preserve and maintain in good repair, working order and condition all other properties, used or useful in the conduct of its business, and obtain and maintain all licenses, permits and regulatory approvals required for the operations of its business, except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.4 Compliance with Laws: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, comply with Applicable Laws, including without limitation, ERISA, the Racketeer Influenced and Corrupt Organizations Act, enacted as part of the Organized Crime Control Act of 1970 of the United States of America and all Environmental Laws and obtain and maintain all necessary Environmental Permits, except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.5 Prompt Payment of Taxes and Indebtedness: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, promptly pay and discharge when due all Taxes and all Indebtedness and other liabilities that might become or result in a Lien on any of its properties, except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.6 Insurance: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, maintain insurance with such financially sound, independent and reputable insurance companies, against at least such risks and in at least such amounts as is customarily maintained by similar businesses, duly and punctually pay the premiums and other sums of money payable in connection therewith and promptly deliver to the Administrative Agent from time to time upon reasonable request evidence of such insurance coverage;

11.1.7 Financial Statements and Information: it will furnish or cause to be furnished to the Administrative Agent in such number as the Administrative Agent may reasonably require for distribution to each of the Lenders:

         (a) Quarterly Financial Statements: as soon as practicable and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of QPI, commencing with the quarterly period ending June 30, 1999, the Consolidated balance sheet of QPI and the related Consolidated statements of income, retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, subject to normal year-end auditing adjustments,

         (b) Year-End Financial Statements; Accountants' Certificate: as soon as available and in any event within 90 days after the end of each fiscal year of QPI, commencing with the fiscal year ending December 31, 1999:

                  (i) the Consolidated balance sheet of QPI as at the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, and

                  (ii) an audit report of KPMG, or any one of the five (5) largest firms of accountants nationally recognized in the United States of America or in

                           Canada, as the case may be, which report shall include an opinion of such auditors which opinion shall not be qualified and shall state that such financial statements were prepared in accordance with Canadian GAAP and that the audit by such auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards,

         (c) Officer's Certificate as to Financial Statements and Defaults: at the time that financial statements are furnished pursuant to paragraph (a) or (b) above of this Section 11.1.7, a certificate of compliance of the Chief Executive Officer, Chief Financial Officer or Treasurer of QPI, in form and substance substantially as set forth in Schedule 11.1.7(c), with the information specified therein being true and correct in all material respects as of the date the certificate is delivered to the Administrative Agent (i) confirming (w) the accuracy of the financial statements submitted, (x) the absence of contingent liabilities and anticipated loss having a Material Adverse Effect, (y) the calculations of the financial ratios set forth herein and (z) the absence of any Default or Event of Default and (ii) providing (x) a list of all Restricted Entities (such list of Restricted Entities to be provided annually only) and Non-Restricted Entities, (y) the Investments in the Non-Restricted Entities by QPI and the Restricted Entities and (z) the Indebtedness of the Operating Restricted Entities,

         (d)      Reports and Filings:

                  (i) promptly upon receipt thereof, copies of all material special audits, opinions or other material reports, if any, submitted to any Loan Party by its independent certified public accountants in their capacity as auditors of such Loan Party, and

                  (ii) promptly upon transmission thereof, copies of all such financial statements and reports as QPI shall send to its stockholders, copies of all material information made publicly available by any Loan Party and copies of all registration statements, annual information forms, regular or periodic reports, prospectuses, offering circulars or similar materials filed by any Loan Party with any securities exchange, securities commission or similar governmental authority or commission, other than filings made with state or provincial regulatory authorities in connection with shareholdings by employees of QPI or any Restricted Entities,

         (e) Requested Information: from time to time and promptly upon request of any Lender, such information regarding the Loan Documents to which a Loan Party is a party, or the loans, the business, assets, liabilities, financial condition, results of operations or business prospects of a Loan Party as such Lender may reasonably request, in each case in form and substance and certified in a manner satisfactory to the requesting Lender,

         (f)      Notice of Defaults, Material Adverse Changes and Other
                  Matters: promptly and in any event within (i) one Business Day after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in sub-paragraph
                  (A) or (G) hereof, (ii) three Business Days after the date a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in sub-paragraph (E) hereof and (iii) five Business Days after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in sub-paragraph (B), (C), (D) or (F) hereof, notice of:

                  (A)      any Default,

                  (B) any change in the name of, or, except in connection with a transaction permitted under Section 11.2.5, any amendment of the certificate of incorporation or by-laws of any Loan Party,

                  (C) the commencement of, or the occurrence or non-occurrence of any change or event relating to, any action, suit or proceeding that would cause the representation and warranty contained herein relating to the absence of litigation to be incorrect if made at such time,

                  (D) the occurrence or non-occurrence of any change or event that would cause the representation and warranty contained herein relating to the absence of any adverse change to be incorrect if made at such time,

                  (E) any change in the S&P/Moody's Credit Rating which would result in an increase of any of the Applicable Margins or Commitment Fee hereunder,

                  (F) any ERISA Event or any other event or condition relating to ERISA, whether or not such event or condition shall constitute an Event of Default, and

                  (G) any Capital Market Transaction, together with the details thereof,

         (g) Environmental Matters: promptly and in any event within five Business Days after the existence of any of the following conditions, a certificate of the Chief Executive Officer, Chief Financial Officer, Treasurer or other Responsible Officer of QPI specifying in detail the nature of such condition and QPI's or the relevant Restricted Entity's or, to the knowledge of each Loan Party, their respective Environmental Affiliates' proposed response thereto:

                  (i) the receipt by QPI or any Restricted Entity of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that QPI or any Restricted Entity or any Environmental Affiliate thereof is not in compliance with applicable Environmental Laws,

                  (ii) QPI or any Restricted Entity shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against QPI or any Restricted Entity or, to the knowledge of each Loan Party, any of their respective Environmental Affiliates, or

                  (iii) any release, emission, discharge or disposal of any material of environmental concern that could form the basis of any Environmental Claim against QPI or any Restricted Entity or, to the knowledge of each Loan Party, any of their respective Environmental Affiliates, in each case of sub-paragraphs (i), (ii) and (iii) above to the extent that any such non-compliance, Environmental Claim or release, emission, discharge or disposal, either singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole and provided that for the purposes of the covenant contained in this Section 11.1.7(g) "knowledge" shall mean the knowledge of the relevant Loan Party, based on its normal course of conduct with such Environmental Affiliate, and

         (h) Budget: no later than on the 60th day following the commencement of each fiscal year of QPI, commencing with the 2000 fiscal year, a summary Consolidated budget including a yearly statement of earnings, cash flows and a year-end consolidated balance sheet;

11.1.8 Consents and Governmental Approvals: it will, and will cause each of its Subsidiaries which is a Restricted Entity to, take all action and obtain and maintain all consents and governmental approvals required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms;

11.1.9 Access: it will, and will cause each of its Subsidiaries which is a Restricted Entity to, permit the Administrative Agent and any person designated in writing from time to time by the Administrative Agent including, without limitation, independent accountants, at the relevant Loan Party's expense, on reasonable written notice and at such reasonable time or times as will not interfere with the normal operations of the Loan Parties and their Subsidiaries (a) to visit and inspect any of the properties of the Loan Parties and their Subsidiaries, (b) to discuss the affairs, finances and accounts of the Loan Parties or their Subsidiaries with their respective officers and
         (c) to examine the books of account, records, reports and other documents of the Loan Parties;

11.1.10 Loan Party Guarantees: it will, and it will cause each of its Subsidiaries which is a Loan Party to, maintain the Loan Party Guarantees in full force and effect and not terminate or attempt to terminate any Loan Party Guarantee until the full, final and indefeasible payment and termination of the Credit Facilities;

11.1.11 Canadian Benefit and Pension Plans and ERISA: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, perform, in a timely fashion, all obligations to which it may become subject under all Applicable Laws, including the ITA and

         ERISA, as well as under the regulations or rules issued thereunder, in respect of its Canadian Pension Plans, Canadian Benefit Plans and Benefit Plans, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

11.1.12 Environmental Matters: it (a) shall be, and it shall cause each of its Subsidiaries which is a Restricted Entity to be, at all times in compliance in all material respects with all applicable Environmental Laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect and (b) shall ensure, and it shall cause each of its Subsidiaries which is a Restricted Entity to ensure, that the Properties are free from material contamination by a release, discharge or emission of any Hazardous Material or of any other substance which poses a threat or nuisance to safety, health or the environment and that all underground storage tanks, land fills, land disposals and dumps contained on the Properties are in compliance in all material respects with all applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

11.1.13 Millennium Compliance: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, keep under review its operations with a view to assessing its Computer Systems, and it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, take such reasonable measures as may be required to ensure that its Computer Systems which are critical to its operations will be Millennium Compliant by November 30, 1999, provided that the effectiveness of any such measures is contingent on the suppliers, customers and other third parties dealing with QPI and its related companies, including its Subsidiaries, being themselves Millennium Compliant;

11.1.14 Use of Funds: it will use the proceeds of Borrowings hereunder solely for the purposes set forth in Section 3.5, but subject to the limitations contained in Section 11.2.7;

11.1.15 Updating of S&P/Moody's Credit Rating: it shall cause each of Standard & Poor's and Moody's to review, on a continuing basis, the credit rating given to QPI (with any change in the credit rating given to QPI by either Standard & Poor's or Moody's to be notified by QPI to the Administrative Agent in accordance with Section 11.1.7(f)(E));

11.1.16 Certain Intercompany Advances: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, take all action necessary to maintain that all (a) intercompany advances made by the Borrower and QPI LLC to repay WCP's indebtedness owing under the WCP Existing Bank Credit Agreement shall, after the Merger, rank senior to the indebtedness evidenced by the Convertible Notes and the Subordinated Notes and (b) indebtedness evidenced by the Convertible Notes and the Subordinated Notes shall, after the US Holdings Merger, rank pari passu or junior to all amounts outstanding under this Agreement, the US Holdings Revolving Credit Agreement and all obligations under the Loan Party Guarantees;

11.1.17 Merger Agreement; Securitization Program: after the consummation of the Tender Offer, it will use its commercially reasonable best efforts to cause WCP to (a) comply in all material respects with all of its material obligations under the Merger Agreement and (b) maintain in full force and effect until the earlier of one year after the date of consummation of the Merger and (if the aggregate amount of the Commitments of the Arrangers (when combined with the aggregate amount of the Commitments of the Arrangers under (and as defined in) the US Holdings Revolving Credit Agreement) is then less than $675,000,000) the occurrence of the US Holdings Merger, WCP's existing accounts receivable securitization program on substantially the same terms and conditions and in the same amounts as are in effect as of the date of execution of the Merger Agreement, provided that, if the aggregate amount of the Commitments of the Arrangers (when combined with the aggregate amount of the Commitments of the Arrangers under (and as defined in) the US Holdings Revolving Credit Agreement) is greater than $675,000,000, then the amount of the securitization program may not exceed $400,000,000;

11.1.18 Merger: after consummation of the Tender Offer, it will (i) cause WCP to continue to be a Restricted Entity at all times prior to the consummation of the Merger and (ii) cause the consummation of the Merger in accordance with the Merger Agreement and all Applicable Law as promptly as practicable;

11.1.19 Delist Shares: after the consummation of the Merger, promptly cause the deregistration and the delisting of the Shares;

11.1.20 Loans to Acquisition Sub: prior to the consummation of the Merger, it will cause US Holdings to take such action as necessary to cause the amount of proceeds of Loans that have been lent to Acquisition Sub to equal 75% of the maximum amount of the Restricted Payments permitted under and as defined in Section 4.8 of the 7 3/4% Indenture and the 8 3/8% Indenture and otherwise in compliance with the terms of such Indentures to the extent such maximum amount is at least $100,000,000; if such maximum amount is less than $100,000,000, then the amount of the proceeds of Loans lent to Acquisition Sub may be zero; and

11.1.21 Officer's Certificate, Opinion of Counsel: (a) on a date not less than three business days prior to the Merger Date and on each date that the officer's certificate referred to in Section 11.1.7(c) is required to be delivered, it will deliver or cause US Holdings to deliver to the Administrative Agent for each Lender an officer's certificate setting forth in reasonable detail the calculation of the maximum amount of Restricted Payments permitted under and as defined in Section 4.8 of the 7 3/4% Indenture and the 8 3/8% Indenture and demonstrating compliance therewith and, in addition, otherwise confirming compliance with the other negative covenants of such Indentures and (b) not less than three business days prior to the Merger Date, deliver or cause US Holdings to deliver to the Administrative Agent for each Lender an unqualified opinion of US Counsel to the Loan Parties and Acquisition Sub that no breach or default has occurred under any of the Existing Indentures as a result of the loans to be made by US Holdings to Acquisition Sub described in Section 11.1.20 or the repayment of any thereof.


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Section 11.2 Negative Covenants of the Loan Parties

While any amount remains outstanding under the Loan Documents or any of the Finance Parties has any obligations under any of the Loan Documents or any Lender has any Commitment hereunder, each Loan Party (or QPI, in the case of the covenants contained in Sections 11.2.10 and 11.2.11) covenants and agrees with the Administrative Agent, each Lender and each other Finance Party that:

11.2.1 Negative Pledge: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, at any time, assume, create, incur or suffer to exist any Lien upon any of its property, rights, revenues or assets, whether now owned or hereafter acquired or upon any income or profits therefrom, except that QPI and the Restricted Entities (other than, prior to the Merger Date, Acquisition Sub) may create, incur, assume or suffer to exist (i) Permitted Encumbrances, (ii) Liens securing intercompany loans or advances amongst the Loan Parties and the Restricted Entities and (iii) other Liens where the aggregate amount secured thereby does not exceed 10% of QPI's Equity;

11.2.2 Sale of Assets: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, except as permitted under Section 11.2.5, convey, sell, alienate, assign, lease, license, transfer or otherwise dispose of the whole or any substantial portion of its property or assets or any interest therein, whether now owned or possessed or hereafter acquired or possessed, or enter into any sale and leaseback transaction with respect to such property or assets, in each case if a Material Adverse Effect could result therefrom or could exist immediately after the relevant transaction;

11.2.3 No Investments in Other Persons: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make or acquire any loan or Investment in Non-Restricted Entities or permit any loan or Investment from such Loan Party or any of its Subsidiaries which is a Restricted Entity to be outstanding, directly or indirectly, in Non-Restricted Entities in aggregate amounts exceeding a sum equivalent to 20% of QPI's Equity at any time, excluding transactions (including accounts receivable) in the ordinary course of business with a term of less than 90 days;

11.2.4 No Indebtedness: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit any of the Operating Restricted Entities to incur, assume, create or become in any way liable for any Indebtedness (except for intercompany loans raised from a Loan Party or a Restricted Entity) in an amount exceeding, in the aggregate, prior to the Merger Date, 15% and thereafter, until the consummation of the US Holdings Merger, 10% and after the US Holdings Merger, 15% (assuming compliance with Section 11.1.16) of QPI's Equity, excluding the Indebtedness evidenced by the Subordinated Notes and the Convertible Notes and the existing Indebtedness, identified in Schedule 11.2.4 to the Existing QPI Facility, of Imprimeries Didier - Quebecor, S.A. (France) and its Subsidiaries, except that this restriction shall not apply, following an acquisition of a newly-acquired Subsidiary of

         QPI which will be an Operating Restricted Entity ("New Operating Restricted Entity") to the extent that the Indebtedness of such New Operating Restricted Entity ("Acquired Indebtedness") is repaid or otherwise extinguished within 180 days of the date such New Operating Restricted Entity is so acquired and provided further that such Acquired Indebtedness was not incurred in contemplation of such acquisition;

11.2.5 No Modification to Corporate Structure: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, wind-up, liquidate or dissolve its business, affairs or assets or enter into any transaction of reorganization, amalgamation, merger or consolidation, or convey, sell, lease or otherwise dispose of all or any substantial part of its business, property or assets (or agree to do any of the foregoing at any future time) except (i) as permitted under Section 11.2.2, (ii) that any Restricted Entity, other than a Loan Party, may effect any of the foregoing transactions if the transaction could not reasonably be expected to have a Material Adverse Effect and (iii) that any of the Loan Parties may merge with or into or convey, lease or transfer all or substantially all of its assets to any Person, provided that, immediately after giving effect to the transaction, no event or circumstance shall have occurred and be continuing which constitutes a Default or Event of Default and that (a) the resulting entity or the Person which acquires such assets is bound by the provisions of the Loan Documents to which such Loan Party is a party by operation of law or pursuant to an agreement in form and substance satisfactory to the Administrative Agent and (b) the Lenders receive an opinion of counsel to the Loan Parties acceptable to them confirming that the resulting entity or the Person which acquires such assets is bound by the relevant Loan Documents;

11.2.6 No Consensual Restrictions: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of QPI or any Restricted Entity to (i) pay or make the maximum Dividends permitted by law to its parent entity,
         (ii) pay any obligation owed to QPI or any Restricted Entity, (iii) make any loans or advances to or Investments in QPI or in any Restricted Entity, (iv) transfer any of its property or assets to QPI or any Restricted Entity or (v) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that the covenant contained in this Section
         11.2.6 shall not apply to (a) Imprimeries Didier-Quebecor, S.A. and its Subsidiaries, (b) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10 % of the Consolidated assets of QPI, as determined in accordance with GAAP, (c) WCP and its Subsidiaries, from and after the date it becomes a Restricted Entity, with respect to any restriction contained in Sections 4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates),
         4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture, (d) QPI, with respect to the restriction on its ability to declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its Capital Stock (other than regular quarterly cash dividends in accordance with its past dividend policy), set forth in Section 5.2(i)(A) of the Merger Agreement, and (e) any restriction contained in Section 1.11 of any Loan Party Guarantee issued hereunder or under (and as defined in) the Existing QPI Facility;

11.2.7 Unauthorized Uses of the Credit Facilities: it will not use the Credit Facilities or any proceeds of Borrowings (i) to make an Acquisition or an Investment in any newly-acquired Subsidiary unless such transaction is uncontested and approved by the board of directors of such Person or
         (ii) to purchase or carry, reduce, retire or refinance any credit incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock (other than the purchase of the Shares pursuant to the Tender Offer);

11.2.8 No Change in Nature of Business or in Use of Properties: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make any change whereby the nature of the business carried on by QPI and the Restricted Entities (taken as a whole) would be materially altered from that carried on the Formal Date;

11.2.9 No Hedge Agreements: it will not, nor will it allow any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, acquire or enter into any Hedge Agreement except, as bona fide hedges and not for speculative purposes, other than such speculative hedge agreements to which WCP is a party as of the Tender Offer Funding Date which such speculative hedge agreements shall be terminated as soon as commercially practicable;

11.2.10  Financial Ratios: it shall not at any time allow or suffer:

         (a) the ratio of EBITDA to Interest Expense of QPI, on a Consolidated basis, to be less than 3.50 to 1.00 for any period of four consecutive fiscal quarters of QPI, commencing with the period of four fiscal quarters ending on June 30, 1999;

         (b) the ratio of QPI's Debt to Capitalization to exceed (i) 70% from the Tender Offer Funding Date until the Merger Date, (ii) 65% after the Merger Date until December 31, 1999, (iii) 60% from January 1, 2000 until December 31, 2000 and (iv) 55% after December 31, 2000, in each case, on the basis of calculations made at the end of each fiscal quarter, starting with the quarter ending June 30, 1999; or

         (c) the ratio of QPI's Debt to EBITDA, on a Consolidated basis, to exceed, for any period of four consecutive fiscal quarters of QPI, starting with the period of four quarters ending on the last day of the quarter which includes the Tender Offer Funding Date, (i) 4.00 to 1.00 from the Tender Offer Funding Date until the Merger Date, (ii) 3.75 to 1.00 after the Merger Date until December 31, 2000, and (iii) 3.00 to 1.00 after December 31, 2000; and

11.2.11 Restrictions on Acquisition Sub: notwithstanding anything contained herein, it will not, prior to the consummation of the Merger, allow Acquisition Sub to (a) carry on any


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

         business or activity unrelated to the consummation of the Tender Offer and Merger or (b) incur, assume, create, suffer to exist or become in any way liable for any Indebtedness other than intercompany Indebtedness to US Holdings related to the consummation of the Tender Offer and the Merger.

                                 ARTICLE XII

                   REIMBURSEMENT OF EXPENSES AND INDEMNITY

Section 12.1 Reimbursement of Expenses

All statements, reports, certificates, opinions and other documents or information required to be furnished to the Administrative Agent, any Lender or any other Finance Party by any Loan Party under this Agreement and the other Loan Documents shall be supplied without cost to all such parties. Furthermore, whether or not any of the transactions contemplated herein are consummated, the Borrower agrees to reimburse promptly to the Administrative Agent for itself and for the account of the other Finance Parties on demand, all of the reasonable fees, costs and expenses of the Administrative Agent's Counsel and all of the Administrative Agent's and the Arrangers' other reasonable fees, costs and other out-of-pocket expenses (including transportation, computer, duplication, appraisal, audit, insurance, consultant, notaries and search, and all tax on goods and services) incurred from time to time in the preparation, negotiation, execution and registration, if applicable, of the Loan Documents and the related documents, and the operation of the Credit Facilities, including, without limitation, in considering and making amendments to, or waivers, releases or discharges in respect of, the Loan Documents (whether or not such amendments, waivers, releases or discharges are completed or carried into effect) and, after discussion with QPI, in respect of any other matter, together with all reasonable expenses incurred in the due diligence and syndication (including printing, distribution and bank meetings) in connection with the Credit Facilities. In addition, the Borrower agrees to pay all of such reasonable legal fees, costs and expenses (and tax on goods and services in respect thereof) of the Administrative Agent and each of the Lenders incurred in the enforcement of the Loan Documents and of any other document to be executed and issued as provided herein and in the other Loan Documents.

Each Borrower will reimburse the Administrative Agent and the Lenders within 30 days after written request is made, with interest after such 30 day period at a rate per annum equal to the US Prime Rate plus the Applicable Margin for US Prime Rate Loans at such time increased by 2 % per annum, for any and all expenditures which the Administrative Agent or the Lenders may from time to time make, lay out or expend pursuant to this Section 12.1 and in providing such protection in respect of insurance, discharge of Liens, Taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, Counsel's fees and other matters as the Loan Parties are obligated in the Loan Documents to provide, but fail to provide after written request is made. Such obligations to reimburse the Administrative Agent and the Lenders shall be an additional indebtedness due from the Borrower and shall be payable by the Borrower within 30 days of demand. The Administrative Agent and the Lenders though privileged so to do shall be under no obligation to the Borrower to make any such expenditure and the making thereof by the Administrative Agent or Lender shall not relieve the Borrower of any default in that respect.


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

Section 12.2 Indemnity

Whether or not a Default or an Event of Default has occurred, the Borrower covenants and undertakes to indemnify, defend, protect and hold harmless the Administrative Agent, each of the Lenders and the other Finance Parties and their respective directors, controlling persons, officers, employees, Counsels, attorneys-in-fact, trustees, advisors and agents (collectively, the "Indemnitees") against and from all losses, damages (including punitive damages), expenses, liabilities, obligations, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable Counsels' and consultants' fees and disbursements) (hereinafter, "Losses") which any Indemnitee may sustain or incur (including, without limitation, any losses and expenses a Lender may incur (a) by reason of the liquidation, re-employment or redeployment of deposits or other funds acquired by such Lender to fund or to maintain the Borrowings of the Borrower or (b) by reason of any interest, charges or other amounts paid or payable by a Lender to providers of funds borrowed or acquired in order to make, to fund or to maintain the Borrowings of the Borrower or any amount unpaid by the Borrower hereunder) as a consequence of or in connection with (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith):

         12.2.1 any use made by the Borrower or proposed to be made by the Borrower with the proceeds of the Credit Facilities,

         12.2.2 any failure of the Borrower to timely provide a conversion or renewal notice when required in respect of any Borrowing pursuant to the terms hereof,

         12.2.3 any failure of the Borrower to borrow in the amount and on the date specified therefor in any notice of Borrowing pursuant to this Agreement,

         12.2.4 any failure of the Borrower to make a payment, repayment, prepayment or conversion specified in a notice of repayment, prepayment or conversion hereunder, or when otherwise due hereunder,

         12.2.5 the payment by the Borrower of principal amounts in respect of a Libor Loan on any day other than the last day of the related Libor Interest Period,

         12.2.6 the Loan Documents, the Transaction Documents, the Tender Offer, the Merger or any transaction contemplated hereby or thereby, including defending and/or counterclaiming or claiming over against third parties in respect of any action or matter relating to any thereof,

         12.2.7   the occurrence of a Default or an Event of Default, or

         12.2.8 the actual or alleged presence of Hazardous Materials on, under or in any Properties or the escape, seepage, leakage, spillage, discharge, emission or release from, any Property or into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Materials or any Environmental Claim relating to the Borrower or any of its Subsidiaries or any of the Properties or arising out of the use of any of the Properties, in each case, except to the extent such Losses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or wilful misconduct.

In the case of an investigation, litigation or proceeding to which the indemnity described in this Section 12.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its respective shareholders, Affiliates or creditors or an Indemnitee or an Indemnitee is otherwise a party thereto. The Borrower further agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its Subsidiaries or Affiliates or their respective security holders or creditors arising out of, related to or in connection with the Credit Facilities, except for direct, as opposed to consequential or punitive, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or wilful misconduct.

Section 12.3 Consultation with Borrower

In connection with any claim made by a third party for which an Indemnitee is entitled to indemnification pursuant to Section 12.2, such Indemnitee agrees, before settling or compromising any such claim, to consult in good faith with the Borrower and the Administrative Agent regarding any comments or considerations that either of them may have, it being understood that (i) such Indemnitee shall retain the right, at its sole discretion, to settle or compromise any such claim and (ii) any consultation among such Indemnitee, the Borrower and the Administrative Agent or any failure to so consult shall in no way relieve or reduce the Borrower's obligations to indemnify such Indemnitee pursuant to Section 12.2.

Section 12.4 Survival of Indemnification Obligations

Without prejudice to the survival or termination of any other agreement of the Borrower under the Loan Documents, the provisions of and undertakings and indemnification set forth under Sections 12.1 and 12.2 shall survive the payment of principal and interest on all Borrowings, the termination of the Aggregate Commitment and the satisfaction of all other liabilities owed to the Administrative Agent and the Lenders pursuant to the Loan Documents.

                                  ARTICLE XIII

                                   OTHER TAXES

Section 13.1 Other Taxes

The Borrower covenants and agrees that it will pay any documentary, stamp or other Taxes (including interest and penalties) which may be payable or determined to be payable by any governmental or taxation authority in respect of the execution and delivery of the Loan Documents to which it is a party, including the performance of the terms and provisions of such Loan Documents, and will save the Administrative Agent and the Lenders harmless against any loss or liability resulting from non-payment or delay in payment of any such documentary, stamp or other Taxes.

Section 13.2 Survival of Obligations

The obligation of the Borrower under Section 13.1 to pay the Taxes referred to therein shall, if such Taxes have not been paid, survive the payment of principal and interest on all Borrowings, the termination of the Aggregate Commitment and the satisfaction of all other liabilities owed to the Administrative Agent and the Lenders pursuant to the Loan Documents.

                                 ARTICLE XIV

                              EVENTS OF DEFAULT

Section 14.1 Events of Default

The occurrence of any one or more of the following events or circumstances shall constitute an Event of Default under this Agreement:

14.1.1 Failure to Pay: any payment of principal or of interest on any of the Loans or of fees or any other amounts owing under the Loan Documents shall not be made when and as due (whether at maturity, by reason of notice of repayment or acceleration or otherwise) and in accordance with the terms of this Agreement and, except in the case of payments of principal, such failure shall continue for three Business Days;

14.1.2 Representations and Warranties: any representation or warranty made by any Loan Party in any of the Loan Documents or any certificate or other document delivered pursuant thereto shall prove at any time to have been materially incorrect or misleading in any material respect, as at the date made or deemed to have been made;

14.1.3 Other Breaches: any Loan Party shall default in the performance or observance of:

         (a)      any term, covenant, condition or agreement contained in
                  Section 11.1.2 (insofar as such paragraph requires the preservation of the existence of a Loan Party), 11.1.6, 11.1.8, 11.1.14, 11.1.16 through and including 11.1.21 or
                  11.2.11, and such default, if capable of being remedied, shall continue unremedied for a period of ten Business Days after the earlier of the date on which (y) a Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured; or

         (b) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section 14.1 specifically dealt with) and such default, if capable of being remedied, shall continue unremedied for a period of 30 days after the earlier of the date on which (y) a Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured;

14.1.4   Bankruptcy:

         (a) Voluntary: the Borrower, any Guarantor or any Restricted Entity shall (i) commence any proceedings (including a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada) and an application for a compromise or arrangement under the Companies' Creditors Arrangement Act (Canada) or any successor or equivalent legislations) or a voluntary case under the U.S. Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in any proceedings or involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (v) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

         (b) Involuntary: (i) any proceedings or case shall be commenced against the Borrower, any Guarantor or any Restricted Entity or all or a substantial part of the property of the Borrower, any Guarantor or any Restricted Entity seeking (y) relief under the laws referred to above in paragraph (a) of this
                  Section 14.1.4 (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (z) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any Guarantor or any Restricted Entity, and such proceedings or case shall continue undismissed and unstayed for a period of 45 days, or (ii) an order granting the relief requested in such proceedings or case against the Borrower, any Guarantor or any Restricted Entity shall be made, granted or entered;

provided, however, in the case of any Restricted Entity other than the Borrower or any Guarantor, that the foregoing circumstances or events have a Material Adverse Effect;

14.1.5 ERISA: (a) any Termination Event shall occur with respect to any Benefit Plan of the Borrower, any Guarantor that is a United States Person, any of the US Restricted Entities or any ERISA Affiliate of any of the foregoing, (b) any accumulated funding deficiency (as defined in Section 302 of ERISA) shall exist at any time with respect to any such Benefit Plan in an amount in excess of an amount equivalent to 4% of QPI's Equity at such time, (c) any Person shall engage in any prohibited transaction involving any such Benefit Plan, (d) the Borrower, any Guarantor that is United States Person, a US Restricted Entity or any ERISA Affiliate of any of the foregoing shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in ERISA
         Section 4203 or 4205) therefrom, (e) the Borrower, any Guarantor that is United States Person, a US Restricted Entity or any ERISA Affiliate of any of the foregoing shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, or (f) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower, any Guarantor that is a United States Person, a US Restricted Entity or any ERISA Affiliate of any of the foregoing to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in paragraphs (a) through (f) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Majority Lenders will not subject the Borrower, any Guarantor that is United States Person or a US Restricted Entity to aggregate liabilities, at any time, that exceed an amount equivalent to 4 % of QPI's Equity at such time;

14.1.6 Judgment: a final judgment or order shall be entered against the Borrower, any Guarantor or any Restricted Entity by any court, and (a) in the case of a judgment or order for the payment of money, (i) such judgment or order shall be for the payment of money in excess of $25,000,000 (to the extent not fully covered by valid and collectible insurance provided by solvent, unaffiliated insurers) and (ii) either
         (y) such judgment or order shall continue undischarged and unstayed for a period of 60 days or (z) enforcement proceedings shall have been commenced upon such judgment or order, and (b) in the case of any judgment or order for other than the payment of money, such judgment or order could, together with all other such judgments or orders, have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole;

14.1.7 Invalidity or Unenforceability: a court of competent jurisdiction shall render a judgment or order, or any law, ordinance, decree or regulation shall be enacted, the effect of which is to render any material provision of the Loan Documents invalid, not binding or unenforceable or any Loan Document shall cease to be in full force and effect and valid and enforceable, provided that if such matter is (in the opinion of the Administrative Agent) capable of being remedied, the Borrower shall have failed, within 30 days thereafter to furnish or cause to be furnished to the Lenders replacement documents evidencing and, where applicable, securing the Indebtedness under the Loan Documents which are adequate in the opinion of the Administrative Agent, or if any Loan Party gives notice of termination of, or otherwise attempts to terminate or deny its liability under a Loan Document;

14.1.8   Cross-Default:

         (a) with respect to any Indebtedness of a Loan Party or any other Restricted Entity (other than under the Credit Facilities, the US Holdings Revolving Credit Agreement, the Existing QPI Facility, the Existing Indentures and Non-Recourse Indebtedness) in the aggregate outstanding principal amount of $25,000,000:

                  (i) failure to pay, in accordance with its terms and when due and payable (subject to any applicable grace period), any of the principal or interest of such Indebtedness, or any such Indebtedness shall, in whole or in part, have been required to be repaid prior to the stated maturity thereof, in accordance with the provision of any agreement evidencing, providing for the creation of or concerning such Indebtedness, or

                  (ii) (y) any event shall have occurred and be continuing that accelerates such maturity or requires such repayment or permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such repayment, and said holder or holders, trustee or agent, acting on behalf of such holder or holders have accelerated said maturity or required such repayment and (z) if the agreement evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period,

         (b) any default by any Loan Party under any Loan Party Guarantee, or

         (c) any Event of Default under (and as defined in) (i) the Existing QPI Facility, (ii) the US Holdings Revolving Credit Agreement or (iii) after the Tender Offer Funding Date, any of the Existing Indentures,

provided further that no Event of Default shall be deemed to have occurred if the failure to pay or perform under the relevant agreement is waived, rescinded or annulled in writing by the relevant creditor(s);

14.1.9 Environmental Claims: the Borrower, any Guarantor, any Restricted Entity or any Environmental Affiliate of any of the foregoing shall have failed to obtain any Environmental Permit necessary for the management, use, control, ownership or operation of its business, property or assets, or any such Environmental Permit shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities, taken as a whole; or

14.1.10 Material Adverse Effect: there is or occurs any event or circumstance which has a Material Adverse Effect.

Section 14.2 Acceleration

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent on behalf of the Lenders may, and if so requested by the Majority Lenders shall, declare the Aggregate Commitment to be terminated and reduced to zero and thereby terminate the right of the Borrower to apply for further Borrowings, and in addition the Administrative Agent may, and if so requested by the Majority Lenders shall, by written notice to the Borrower declare all Indebtedness and liabilities of the Borrower outstanding to the Lenders and the Administrative

Agent hereunder to be immediately due and payable without presentation, presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, provided that the Aggregate Commitment and the right of the Borrower to apply for further Borrowings shall automatically be terminated and all Indebtedness and liabilities of the Borrower to the Lenders and the Administrative Agent outstanding hereunder shall be immediately due and payable without any written notice to the Borrower or any other Loan Party as provided above and without any other presentation, presentment, demand, protest or other notice of any kind if an Event of Default has occurred in respect of the Borrower pursuant to Section 14.1.4. In such event, the Borrower shall pay immediately to the Administrative Agent for the account of the Lenders and the Borrower hereby acknowledges that it shall be indebted to the Administrative Agent for the payment of all amounts owing or payable by it under this Agreement, failing which all rights and remedies of the Administrative Agent and the Lenders shall thereupon become enforceable and such payment to the Administrative Agent when made shall be deemed to have been made in discharge of the Borrower's obligations hereunder, and the Administrative Agent shall distribute such proceeds among the Lenders as provided herein.

Section 14.3 Notices

Save as otherwise expressly provided for herein, no notice of any kind shall be required to be given to any Loan Party by the Administrative Agent or the Lenders for the purpose of putting the Borrower in default, the latter being in default by the mere lapse of time allowed for the performance of an obligation or by the mere happening of an event or circumstance constituting an Event of Default.

                                   ARTICLE XV

                                    REMEDIES

Section 15.1 Remedies Cumulative

Subject to Section 16.1 and for greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Administrative Agent under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; any single or partial exercise by the Administrative Agent or any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Administrative Agent or any Lender may be lawfully entitled for the same default or breach, and any waiver by the Administrative Agent or any Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Administrative Agent or any Lender, shall be deemed not to be a waiver of that or any subsequent default.

The Administrative Agent on behalf of the Lenders acting on the instructions of the Majority Lenders, or failing such action by the Administrative Agent, the Majority Lenders, may, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise for any available relief or purpose including but not limited to (a) the specific performance of any covenant or agreement contained in this Agreement, or in any other document given pursuant to or incidental to this Agreement, (b) an injunction against a violation of any of the terms hereof or thereof, (c) the exercise of any power granted hereby or thereby or by law, or (d) obtaining and enforcing judgment for any and all amounts due in respect of the Borrowings or amounts otherwise due hereunder or under any documents given in connection with this Agreement.

                                   ARTICLE XVI

                                WAIVER OF DEFAULT

Section 16.1 Waiver of Default

         (a) If at any time after the occurrence of an Event of Default, the Borrower offers to cure completely all Events of Default and to pay all expenses (including Counsels' fees and disbursements), advances and damages to the Administrative Agent for the account of the Lenders and itself consequent on such Event of Default, with interest at the rates then applicable to the respective outstanding Borrowings, then the Administrative Agent on behalf of the Lenders may, but shall not be obligated to, accept such offer and payment, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon;

         (b) no waiver by the Administrative Agent on behalf of the Lenders of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default, to the extent permitted by Applicable Law; and

         (c) no Event of Default may be waived or discharged orally but (in each case) only by an instrument in writing signed by the Administrative Agent on behalf of the Lenders, subject however to the provisions of Section 17.12.1.

                                  ARTICLE XVII

                    THE ADMINISTRATIVE AGENT AND THE LENDERS

Section 17.1 Authorization of Administrative Agent

Each Lender irrevocably appoints and authorizes the Administrative Agent to take all action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with all powers reasonably incidental thereto.

Without restricting the foregoing, the Administrative Agent is specifically authorized to execute or accept all or any of the Loan Party Guarantees and all ancillary documents on behalf of the Lenders, if and when deemed appropriate by the Administrative Agent, and to take all actions as it may deem appropriate to render the Loan Party Guarantees effective.

The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action, the whole subject to the provisions of Section 17.15.

Neither the Administrative Agent nor any director, officer, employee, attorney, trustee, advisor or agent of the Administrative Agent shall incur any liability under or in respect of the Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct.

As to matters not expressly provided for by this Agreement, the Administrative Agent is not required to exercise any discretion or to take any action (and is fully protected in so acting or refraining from acting upon the instructions of the Majority Lenders) and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or Applicable Law.

The Borrower may rely on any action taken or consent given by the Administrative Agent who purports to be acting in accordance with the terms of this Agreement.

Section 17.2 Notification of Borrowings, Repayments, Etc.

The Administrative Agent shall promptly notify each Facility A Lender or Facility B Lender, as applicable, in writing upon receipt by the Administrative Agent of any notice of a Borrowing pursuant to Section 3.6, a repayment, a prepayment and/or cancellation pursuant to Section 3.9, a conversion pursuant to
Section 3.10 or a renewal or non-renewal pursuant to Section 5.1.

Section 17.3 Details of Borrowings

The Administrative Agent shall promptly advise each Lender upon receipt by it of a copy of any notice of Borrowing of the details thereof, including (as applicable) the amount, Drawdown Date, Conversion Date and date of renewal of a Borrowing and each Lender's participation therein, determined in accordance with this Agreement which determination shall, except in the case of manifest error, be binding upon the Lenders.

With respect to Advances, each Lender agrees that by not later than 12:00 noon on the Drawdown Date, it will make the amount of its participation therein available at the Administrative Agent's Account for Payments for value on such Drawdown Date.

The Administrative Agent shall be entitled to act upon the oral instructions of any person who the Administrative Agent believes is a person the Borrower has identified in writing from time to time to the Administrative Agent as being a person authorized by the Borrower to give instructions regarding the drawing of Borrowings and the Administrative Agent shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Administrative Agent or its employees. Any such instructions shall be immediately confirmed in writing by the Borrower to the Administrative Agent as provided hereunder.

Section 17.4 Remittance of Amounts Received from the Borrower

Provided acceleration of the Indebtedness or other liabilities of the Borrower pursuant to the provisions of Section 14.2 has not occurred and subject to
Section 17.5, upon receipt from the Borrower or otherwise of any payments of principal, interest or other payments made in connection with this Agreement (other than amounts payable to the Administrative Agent by the Borrower by way of fees for the sole account of the Administrative Agent or any other Finance Party), the Administrative Agent shall use its best efforts to pay to each Lender at its respective Branch of Account, amounts equal to its respective pro rata portion thereof, determined by the Administrative Agent in accordance with this Agreement on the same Business Day as such amounts are received by the Administrative Agent.

Section 17.5 Assumption as to Payments

17.5.1 Assumed Payment from Borrower: without affecting the obligations of the Lenders or the Borrower contained in this Agreement, unless the Administrative Agent has been notified in writing by the Borrower not less than one Business Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Administrative Agent may, at its discretion, assume that the Borrower has remitted such payment when so due and the Administrative Agent may, at its discretion and in reliance upon such assumption, make available to each Lender entitled thereto on such payment date an amount equal to such Lender's Lender's Proportion of such assumed payment. If it proves to be the case that the Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Administrative Agent (such rate to be conclusive and binding on such Lender) in accordance with its usual banking practice for advances in the currency in which such payment is due to banks or financial institutions of like standing to such Lender; and

17.5.2 Assumed Payment from Lender: without affecting the obligations of the Lenders or the Borrower contained elsewhere in this Agreement, unless the Administrative Agent has been notified in writing by a Lender no less than one Business Day before a Drawdown Date that such Lender does not intend to make available to the Administrative Agent such Lender's Lender's Proportion of a Borrowing to be effected on such Drawdown Date, the Administrative Agent may assume that such Lender will be making its Lender's Proportion of such Borrowing available to the Administrative Agent on such Drawdown Date and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower an amount corresponding to such Lender's Proportion. If such Lender fails to make its Lender's Proportion of the relevant Borrowing available to the Administrative Agent on the Drawdown Date and the Borrower has actually received the proceeds of the relevant Borrowing, the Administrative Agent shall be entitled to recover on demand the amount of such Lender's Proportion of the Borrowing from such Lender, together with interest thereon until the date of recovery at a rate determined by the Administrative Agent (such rate to be conclusive and binding on such Lender) in accordance with its usual banking practices for advances in the currency in which such payment is due to banks or financial institutions of like standing to such Lender or, at the option of the Administrative Agent, it shall be entitled to recover the said amount from the Borrower on demand. Interest shall accrue on such amount advanced to the Borrower during the period prior to such recovery at a rate per annum equal to the rate applicable to the Borrowing and, notwithstanding Sections 4.1 and 8.4, shall be paid by the Borrower to the Administrative Agent for its own account. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its Commitment in accordance with the provisions hereof or to prejudice any rights which the Borrower might have against any Lender as a result of any default by such Lender hereunder.

Section 17.6 Change in Circumstances, Illegality, Increased Costs, Etc.

Each Lender wishing to avail itself of the provisions of Section 5.2, 8.5, 8.6 or 8.7 shall so advise the Administrative Agent and shall provide the Administrative Agent with all appropriate instructions as to any notification to be given to the Borrower on such Lender's behalf in respect thereof and shall also provide the Administrative Agent with all appropriate information on the underlying circumstances, events or changes affecting the London interbank eurodollar market or a law, regulation, treaty or official directive or notice or creating, imposing or increasing a Tax, the whole with details and accuracy sufficient to satisfy the Borrower.

Section 17.7 Notice of Event of Default

In the event that an officer or employee of a Lender familiar with the terms of this Agreement learns of any Default or receives any material information from any Loan Party in respect thereof, such information shall be promptly notified to the Administrative Agent who shall promptly notify the other Lenders thereof.

Section 17.8 Pro Rata Treatment of Advances and Borrowings

17.8.1 Adjustments to Loans and Repayments: to the extent reasonably practicable, all Borrowings and reborrowings by way of Loans under the Credit Facilities, and all repayments of the Loans, will be made and applied in a manner so that the proportion borne by the total amount of the Loans owing to each Lender under a particular Credit Facility to the total amount of the Loans owing to all Lenders under that Credit Facility will at all times be equal to the proportion borne by the Commitment of that Lender under such Credit Facility to the Facility A Total Commitment or the Facility B Total Commitment, as the case may be; and

17.8.2 Borrower's Agreement: the Borrower agrees to be bound by and to do all things reasonably necessary or appropriate to give effect to any and all adjustments made by and between the Lenders to give effect to this
         Section 17.8.

Section 17.9 Adjustments among Lenders after Acceleration

17.9.1 Adjustments within a Credit Facility: the Lenders agree that after any acceleration pursuant to Section 14.2 or after the cancellation or termination of any part of the Aggregate Commitment, they will at any time and from time to time upon the request of any Lender through the Administrative Agent purchase portions of the Borrowings made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order to ensure that the proportion borne by the amount of the Borrowings made available by each Lender which remain outstanding under each Credit Facility to the total amount of the Borrowings made available by all the Lenders which remain outstanding under such Credit Facility, as adjusted pursuant to this Section 17.9 or Section 17.8, is equal to the proportion borne by the Commitment of that Lender under such Credit Facility to the Facility A Total Commitment or the Facility B Total Commitment, as the case may be, immediately prior to the cancellation or termination thereof;

17.9.2 Adjustments between the Credit Facilities: the Lenders agree that after any acceleration pursuant to Section 14.2 or after the cancellation or termination of the Aggregate Commitment, the amount of any repayment made by the Borrower under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under this Agreement and the other Loan Documents, which is to be applied against amounts owing hereunder as principal, will be so applied in a manner such that, after giving effect to such application, the proportion borne by the total amount of Borrowings which remain outstanding under a particular Credit Facility to the total amount of Borrowings outstanding under all the Credit Facilities is equal to the proportion borne by the total amount of the Borrowings of all Lenders under that Credit Facility to the total amount of the Borrowings of all Lenders under all Credit Facilities outstanding on the earlier of (i) the time when the Administrative Agent gives notice to all Lenders of the Event of Default giving rise to such acceleration, cancellation or termination and (ii) the time of such acceleration, cancellation or termination, the whole subject to adjustment as contemplated by Sections 17.9.1 and 17.8;

17.9.3 Application of Adjustments: for greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of Sections 17.9.1 and 17.9.2, such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise) on account of any monies owing or payable by the Borrower to it hereunder in excess of its Lender's Proportion of payments on account of monies owing by the Borrower to all the Lenders hereunder (collectively, the "Obligations"), and in such event, such Lender shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability, or obligation of the Borrower; and

17.9.4 Borrower's Acknowledgement: the Borrower agrees to be bound by and to do all things reasonably necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 17.9.

Section 17.10 Sharing among the Lenders

The Administrative Agent and the Lenders agree among themselves that subject to the provisions of Sections 5.2(B), 8.4, 8.6.2(b), 8.7(b), 17.8 and 17.9 all sums received by the Administrative Agent for the account of the Lenders and by the Lenders relative to this Agreement (whether received by voluntary payment, by the exercise of the right of set-off, compensation or by counterclaim, cross-action or as proceeds of realization of any security) shall be shared by each Lender in the proportion to which the amount owing to such Lender hereunder bears to the amount owing to all the Lenders hereunder.

Section 17.11 Cash Collateral Accounts

Upon the occurrence of an Event of Default and notwithstanding the provisions of
Section 8.4 and in addition to any other rights or remedies of the Lenders under the Loan Documents, the Lenders, as and by way of collateral security, shall be entitled to deposit and retain in an account to be maintained by the Administrative Agent on behalf of the Lenders (bearing interest at the rates of the Administrative Agent as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by the Lenders from the Borrower hereunder or as proceeds of realization of any guarantee or security given by a Loan Party under the Loan Documents to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of a Loan Party to the Lenders or the Administrative Agent under the Loan Documents.

Section 17.12 Instructions from Lenders

17.12.1 Waivers, Amendments, Etc.:

         (a) Consent of Majority Lenders: subject to the provisions of paragraph (b) below, the provisions of the Loan Documents may only be amended or waived, on behalf of the Lenders, by an instrument in writing (and not orally) in each case signed by or on behalf of the Administrative Agent, and any term, covenant, agreement or condition contained in the Loan Documents may be amended with the consent of the Majority Lenders, and such amendments shall be binding upon all the parties hereto, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders, and such waiver shall be binding upon all the Lenders, and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or an Event of Default.

         (b) Consent of all Lenders: notwithstanding paragraph (a) above, where an amendment, consent or waiver relates to:

                  (i) an extension or reduction of the duration of a Credit Facility or of the maturity of the Borrowings or of the time for any payments required of the Borrower hereunder,

                  (ii) any change in the Facility A Total Commitment or Facility B Total Commitment,

                  (iii) any decrease (other than in accordance with the provisions of Section 4.4) in the Applicable Margin, the Commitment Fee or any amount payable by the Borrower hereunder,

                  (iv)     the types of Borrowings available hereunder,

                  (v)      a change in the financial covenants set forth in
                           Section 11.2.10 provided that a waiver of compliance therewith shall only require the consent of the Majority Lenders,

                  (vi) subject to Section 11.2.5, a change of the Borrower, or the assignment or transfer by it of its rights and obligations under this Agreement,

                  (vii) subject to Section 11.2.5, a change or release of any Loan Party Guarantee, or

                  (viii) a change in this Section 17.12 or a reduction in the percentage specified in the definition of "Majority Lenders" hereunder,

                  then such amendment, consent or waiver shall require the consent of all the Lenders and shall be made in writing by the Administrative Agent, whereupon such amendment, consent or waiver shall be binding upon all the Lenders.

         In circumstances other than those contemplated in the foregoing provisions of paragraph (b) above, an amendment, consent, waiver, discharge, release or termination approved by the Majority Lenders shall be binding upon all the Lenders; and

17.12.2 Notices of Defaults: upon the occurrence of any breach or failure referred to in Section 14.1 of which an officer or employee of the Administrative Agent familiar with the terms of this Agreement has acquired actual knowledge, the Administrative Agent will give written notice to this effect to all of the Lenders and will provide the Lenders with any material information it may receive from the Borrower in respect thereof.

         Upon the occurrence of an Event of Default, the Administrative Agent shall give to the Borrower the written notice provided for in Section
         14.2 if directed to do so by the

         Majority Lenders, and such action will be binding upon all the Lenders, provided that the absence of such direction shall not prevent the Administrative Agent, at all times, from taking or refraining from taking such actions or asserting such rights as it deems in its discretion to be advisable for the protection of the Lenders.

Section 17.13 Reliance on Writings and Legal Advice

The Administrative Agent shall not incur any liability under or in respect of any Loan Document by acting or relying upon any writing, notice, certificate, telecopier message, telex, cable, statement, order or other document or telephone conversation believed by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may consult with Counsel (including Counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action reasonably taken or omitted to be taken in good faith by it in accordance with the advice of such Counsel, accountants or experts pertaining to the Loan Documents and its duties hereunder. If the Administrative Agent seeks to verify the signatures or the validity of instructions, demands, requests or notices and is unable to do so to its satisfaction, it may delay acting thereon or refuse to act thereon, provided that nothing herein and no verification as aforesaid at any time by the Administrative Agent shall obligate the Administrative Agent to make such verifications in any particular case.

Section 17.14 Costs and Expenses

Each Lender agrees that it will, on demand, reimburse the Administrative Agent pro rata in accordance with such Lender's respective Commitments for any and all reasonable costs, expenses and disbursements (excluding normal overhead and salary expenses of the Administrative Agent's employees incurred in connection with the normal administration of the Loan Documents) which may be incurred or made by the Administrative Agent in connection with the performance and enforcement of this Agreement and the other Loan Documents for which the Administrative Agent is not promptly reimbursed at any time by or on behalf of the Borrower, unless such costs or expenses and disbursements arise out of the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be obliged to expend its own funds or otherwise incur any financial obligations in connection with the Loan Documents unless the Administrative Agent is so reimbursed.

Section 17.15 Authority of Administrative Agent to Act

The Administrative Agent shall have the right, subject to the provisions of this Agreement, to take such actions as it deems fit or refrain from taking any action, or to give agreements, consents, approvals or instructions to the Borrower on behalf of the Lenders in respect of all matters referred to in or contemplated by this Agreement. However, subject to Section 17.12, the Administrative Agent shall not waive a predisbursement condition or an Event of Default, or make decisions or give consents which could materially impact the Lenders' interest without first obtaining the consent of at least the Majority Lenders in respect thereof. Each Lender agrees that a decision by the Lenders taken pursuant to this Section 17.15 with respect to any matters specifically referred to in this Agreement as being governed by a decision of such Lenders shall be binding on all the Lenders.

Section 17.16 Disclaimer

None of the Arrangers and the Agents makes any representation or warranty, or accepts any responsibility, with respect to the due execution, legality, validity, sufficiency or enforceability of the Loan Documents or any instrument or document referred to therein or relative thereto. None of the Arrangers and the Agents assumes any responsibility for the financial condition of the Loan Parties or for the payment of any of the Borrowings. None of the Arrangers and the Agents assumes any responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Loan Parties or any other Person to the Agents, the Arrangers or any Lender in connection with the Loan Documents or any matter referred to therein.

The Administrative Agent shall not be liable to any Lender for any error in judgment or for any action taken or omitted by the Administrative Agent or with respect to anything which the Administrative Agent may do or refrain from doing in the reasonable exercise of its own judgment or which may seem to the Administrative Agent to be necessary or desirable in the circumstances, except for gross negligence or wilful misconduct, and the Administrative Agent will exercise the same care in administering the Loan Documents as the Administrative Agent exercises with respect to credit facilities which the Administrative Agent alone makes and the Administrative Agent shall have no further responsibility to the Lenders. In all cases, the Administrative Agent shall be fully protected in acting or refraining from acting under the Loan Documents in accordance with the instructions of the Majority Lenders, save in respect of matters specified in
Section 17.12.1(b).

Section 17.17 Indemnification

Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably in accordance with its portion of the Borrowings outstanding under this Agreement (or, if no Borrowing is then outstanding hereunder, ratably in accordance with its Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, Taxes or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of the Loan Documents, the Transaction Documents, the Tender Offer, the Merger or any other documents contemplated by or referred to therein or the transactions contemplated thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.1) or any action taken or omitted by the Administrative Agent in enforcing any of the terms thereof or preserving any rights thereunder, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Administrative Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Lender's Proportion of out-of-pocket expenses (including the fees and disbursements of Counsel) incurred by the Administrative Agent with the approval of the Majority Lenders in connection with the determination or preservation of any rights of the Administrative Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 17.17 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Section 17.18 Acknowledgement of Lenders

Each Lender acknowledges to the Administrative Agent, the other Agents and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Loan Parties and accordingly each Lender confirms to the Administrative Agent, the other Agents and the Arrangers that it has not relied, and will not hereafter rely, on the Administrative Agent:

         (a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Loan Party or in connection with the Loan Documents, the Transaction Documents, the Tender Offer, the Merger or any other documents contemplated by or referred to therein or the transactions contemplated thereby (whether or not such information has been or is hereafter circulated to such Lender by the Administrative Agent); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of any of the Loan Parties, Acquisition Sub or WCP.

In addition, each Lender acknowledges that a copy of this Agreement and of the Schedules hereto and of the other Loan Documents have been made available to it for its review and that it is satisfied with the form and substance of this Agreement and the Schedules hereto and of the other Loan Documents.

Section 17.19 Administrative Agent's Duty to Deliver Documents

The Administrative Agent shall promptly deliver to each of the Lenders, at their respective Branches of Account, such documents, papers, materials and other information as are furnished by any Loan Party to the Administrative Agent on behalf of the Lenders pursuant to this Agreement, but shall have no other obligation to provide any Lender with any credit or other information whatsoever with respect to the Loan Parties and shall be under no obligation to inquire as to the performance by any Loan Party of its obligations hereunder.

Section 17.20 Other Transactions

Each Finance Party may, outside the scope of this Agreement, deal with the Loan Parties in all transactions and may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally do any banking business with the Loan Parties, without having any liability to account to the other Finance Parties therefor. With respect to Royal's Commitment and its participation in the Borrowings, Royal shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent.

Section 17.21 No Preference

No Lender shall have, previous to this Agreement, entered into or shall, subsequent to this Agreement, enter into any arrangement with the Borrower or any other Person, without the prior written consent of the other Lenders, which would have the effect of giving such Lender preference or priority over any other Lender in respect of the indebtedness of the Borrower under this Agreement.

Section 17.22 Submission of Information

In respect of any certificate or statement required to be delivered to the Loan Parties by the Administrative Agent pursuant to this Agreement, each Lender shall provide the Administrative Agent with all necessary information required to complete such certificate or statement.

Section 17.23 Sharing of Information Concerning this Agreement

Each Loan Party authorizes the Arrangers, the Administrative Agent, the other Agents and the Lenders to share with each other and, subject to the provisions of Section 18.6, with prospective Assignees of and Participants in the Credit Facilities, any information possessed by them regarding the Loan Parties or relating to the liability and indebtedness of the Loan Parties under this Agreement and to payments received by the Lenders from the Loan Parties.

Section 17.24 No Association among Lenders

Nothing contained in this Agreement and no action taken pursuant to it shall, or shall be deemed to, constitute the Lenders a partnership, association, joint venture or other similar entity.

Section 17.25 Successor Administrative Agent

Subject to the appointment and acceptance of a successor agent as provided in this Section 17.25, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor agent with the approval of the Borrower if prior to an Event of Default (such approval not to be unreasonably withheld). If no successor agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring agent's giving of notice of resignation or the Majority Lenders' removal of the retiring agent, then the retiring agent may, on behalf of the Lenders and with the approval of the Borrower if prior to an Event of Default (such approval not to be unreasonably withheld), appoint a successor agent. Upon the acceptance of any appointment as Administrative Agent by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring agent and shall be deemed for the purposes of this Agreement to be the Administrative Agent, and the retiring agent shall be discharged from any duties and obligations as such under the Loan Documents arising from and after such date. After the retiring agent's resignation or removal hereunder as Administrative Agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Lenders in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as Administrative Agent.

Section 17.26 Change of Address

The Administrative Agent shall promptly advise each Lender of any change in the address of the Administrative Agent's Branch of Account or of the Administrative Agent's Accounts for Payments; each Lender shall advise the Administrative Agent of any change in the address of its Branch of Account.

Section 17.27 [Intentionally Omitted]

Section 17.28 Amendment of this Article XVII

Save and except for the provisions of Section 17.12, the provisions of this
Article XVII may be amended or added to, from time to time, by execution by the Lenders and the Administrative Agent of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article XVII without requiring the execution of such instrument in writing by any Loan Party provided such amendment or addition does not adversely affect the rights or obligations of any Loan Party. The Administrative Agent shall forward a copy of such written instrument to the Borrower as soon as practicable following the execution thereof by the Lenders and the Administrative Agent.

                                  ARTICLE XVIII

                             SUCCESSORS AND ASSIGNS

Section 18.1 Benefit and Burden of this Agreement

This Agreement shall inure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignees or transferees of some or all of the parties' rights or obligations hereunder.

Section 18.2 The Loan Parties

The Loan Parties shall not assign or transfer all or any part of their rights or obligations hereunder without the prior written consent of all Lenders.

Section 18.3 Assignment and Participation

         (a) Any Lender (herein sometimes called a "Granting Lender") may, at no cost to the Borrower, grant a participation in the Credit Facilities to another Person (a "Participant"), provided in each case that (i) the Granting Lender remains fully liable for all of its obligations and responsibilities hereunder to the same extent as if such participation had not been granted, (ii) the Granting Lender administers the participation of the Participant, and neither the Participant nor the Borrower nor the Administrative Agent shall have any rights against or obligations to one another, nor shall any of them be required to deal directly with one another in respect of the participation by such Participant and (iii) the Participant does not thereby obtain voting rights hereunder, other than in respect of reductions or postponements of amounts payable hereunder or in respect of the release of all or substantially all the Loan Party Guarantees.

         (b) Any Lender (herein sometimes called an "Assigning Lender") may, at no cost to the Borrower (save in the circumstances described in Sections 5.2, 8.6.2 and 8.7), assign all or any part of its rights to, and may have its obligations in respect of the Credit Facilities assumed by, any other Lender or any other Person (the "Assignee"); provided that no such assignment may be effected to a Person other than a Lender or an Affiliate of the Assigning Lender without the consents of the Administrative Agent and QPI (which consents in each case shall be evidenced by the execution by such Person of the undertaking in the form of Schedule 18.3 referred to below and shall not be unreasonably withheld), provided further that, in the case of partial assignments, no such assignment may be effected in tranches of less than $10,000,000 in the aggregate (when combined with any amount assigned under the US Holdings Revolving Credit Agreement) for the Assigning Lender and its Affiliate(s), and multiples of US$1,000,000 in excess thereof, and provided further that following a partial assignment by an Assigning Lender, such Assigning Lender and its Affiliate(s) shall retain (when combined with any amount of commitment retained under the US Holdings Revolving Credit Agreement) a Commitment of not less than $10,000,000 in the aggregate hereunder and provided further that (i) notwithstanding the foregoing, any Lender may, without the consent of the Administrative Agent or QPI, assign as security, all or part of its rights under the Loan Documents to any Federal Reserve Bank of the United States of America and all or part of its rights or obligations under the Loan Documents to any of its Affiliates and (ii) if an Event of Default shall have occurred and be continuing, such consent from QPI shall not be required. Subject to the foregoing an assignment (other than an assignment as security to any Federal Reserve Bank of the United States of America) shall become effective when QPI, the other Loan Parties and the Administrative Agent have been notified of it by the Assigning Lender and have received from the Assignee an undertaking (addressed to the Administrative Agent, the Lenders and the Loan Parties) to be bound by this Agreement and to perform the obligations assigned to it, in form and substance to the effect of Schedule 18.3. Any such Assignee shall be and be treated as a Lender for all purposes of this Agreement, shall be entitled to the full benefit hereof and of all the Loan Documents and shall be subject to the obligations hereunder to the same extent as if it were an original party in respect of the rights or obligations assigned to it, and the Assigning Lender shall be released and discharged accordingly and to the same extent.

Section 18.4 Limitation

No Lender shall be entitled to grant a participation pursuant to Section 18.3(a) or an assignment pursuant to Section 18.3(b), as the case may be, if, as a result, such participation or assignment results in any increased costs (including, without limitation, any obligation to pay withholding tax or further sums pursuant to Section 8.5.1) to the Borrower in effect at the time of such grant of participation or assignment.

Section 18.5 [Intentionally Omitted]

Section 18.6 Disclosure

Each Lender may disclose to any prospective Assignee or prospective Participant, on a confidential basis, such information concerning the Loan Parties as it considers appropriate, provided that such prospective Assignee or prospective Participant agrees in writing to be bound and abide by the same standards with respect to confidentiality as the Lenders have heretofore agreed to adhere to in connection with the transactions contemplated by the Loan Documents with respect to all such information concerning the Loan Parties which is not public information.

Section 18.7 Processing and Recordation Fee

Upon the completion of each assignment pursuant to Section 18.3(b) (other than an assignment by an Assigning Lender to an Affiliate of such Assigning Lender or a security assignment in favor of a Federal Reserve Bank of the United States of America), a processing and recordation fee of $3,500 shall be payable to the Administrative Agent.

                                   ARTICLE XIX

                                  COMPENSATION

Section 19.1 Set-off, Compensation

Each Lender is authorized (but not obligated) at any time or from time to time after the occurrence and during the continuance of an Event of Default, without notice to any Loan Party or to any other Person, any such notice being expressly waived by the Loan Parties, to set off, compensate and apply any and all deposits (general or special) held for or in the name of a Loan Party and any Indebtedness or liability at any time owing or payable by such Lender to or for the credit of or the account of such Loan Party against and on account of the obligations and liabilities of the said Loan Party owing or payable to such Lender under this Agreement or the other Loan Documents, irrespective of currency (which may be converted for this purpose at the "rate of exchange" as set forth in Section 20.1) and of whether or not such Lender has made any demand under this Agreement or the other Loan Documents and whether or not these obligations and liabilities of the said Loan Party, or any of them, have matured. The provisions of this Section 19.1 shall not restrict such rights as the Lenders may be entitled to without relying upon the provisions of this Agreement. For the purposes of the application of this Section 19.1, the Loan Parties and the Lenders agree that the benefit of any term applicable to any Lender's deposit, credit, indebtedness, liability or obligation (collectively referred to in this Section 19.1 as the "Deposit") shall be lost immediately before the time when such Lender shall exercise its rights under this Section
19.1 in respect of a relevant Deposit of such Lender. For the purposes of the foregoing, in all operation of account agreements entered into between a Loan Party and the Administrative Agent at any time and from time to time, as between such Loan Party and the Administrative Agent (whether or not in its capacity as Administrative Agent) any reference therein to the Administrative Agent as the "Bank" shall mean the Administrative Agent as agent for the Lenders, subject to the terms of this Agreement, provided (a) that any charges for the maintenance and operation of such account shall be payable for the exclusive benefit of the Administrative Agent without any obligation on the part of the Administrative Agent to share such payments with the Lenders and (b) that any interest payable to such Loan Party with respect to deposits made in such account shall be payable exclusively by the Administrative Agent without any obligation or liability on the part of any Lender for the payment of such interest.

                                   ARTICLE XX

                                JUDGMENT CURRENCY

Section 20.1 Judgment Currency

If for the purpose of obtaining judgment in any court in any jurisdiction with respect to this Agreement, it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day preceding
(a) the date of actual payment of the amount due, in the case of proceedings in the courts of any jurisdiction that will give effect to such conversion being made on such day, or (b) the day on which the judgment is given, in the case of proceedings in the courts of the Province of Quebec or of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section being hereinafter called the "Judgment Conversion Date"). For this purpose, "rate of exchange" means the rate at which the Administrative Agent would be prepared on the relevant date to sell the currency of the amount due hereunder in New York, New York against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in US Dollars. Any additional amount due under this Section 20.1 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

                                   ARTICLE XXI

                                  GOVERNING LAW

Section 21.1 Governing Law

The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the State of New York.

                                  ARTICLE XXII

                                     NOTICE

Section 22.1 Address for Notice

Unless otherwise provided in this Agreement, any demand, request or notice to be given under this Agreement shall be given by delivering the same or by mailing, by registered mail, postage prepaid or by telexing by way of tested telex or by telecopying the same, addressed (a) in the case of the Loan Parties, as indicated opposite the names of the Loan Parties on the signature pages of this Agreement, (b) in the case of the Administrative Agent, as indicated opposite its name on the signature pages of this Agreement and (c) in the case of the Lenders, as indicated opposite their names on the signature pages of this Agreement, or to such other address as may be notified by any party to the others pursuant to Section 22.2.

Section 22.2 Notice

Any such demand, request or notice sent as aforesaid shall be deemed to have been received by the party to whom it is addressed (a) upon receipt, if delivered or sent by registered mail, (b) on the Business Day next following the date of transmission if telexed and the appropriate answerback is received and
(c) if telecopied before 3:00 p.m. on a Business Day, on that day provided a clear transmission report is received by the sender and if telecopied after 3:00 p.m. on a Business Day, on the Business Day next following the date of transmission; provided, however, that in the event normal mail service, telecopier service or telex service shall be interrupted by strike, force majeure or other cause, then the party sending the demand, request or notice shall utilize any other mode of communication which shall ensure prompt receipt of such demand, request or notice by the other party or parties.

                                ARTICLE XXIII

                                MISCELLANEOUS

Section 23.1 Severability

Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction does not invalidate, affect or impair the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.2 [Intentionally Omitted]

Section 23.3 Survival of Representations and Undertakings

The representations and warranties made by the Loan Parties in Article II of this Agreement and the covenants, undertakings and agreements contained in this Agreement survive the execution and delivery of this Agreement and continue in full force and effect until the full payment and satisfaction of all liabilities and obligations of the Loan Parties to the Lenders under this Agreement and the other Loan Documents.

Section 23.4 Whole Agreement

This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties hereto with respect to the subject matter hereof, and, save as contemplated herein, cancels and supersedes any prior offers, agreements, undertakings, declarations and representations, written or verbal in respect thereof.

Section 23.5 Amendments

No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Loan Parties from any provision of this Agreement will in any event be effective unless it is in conformity with Sections 17.12 and 17.28 and then the amendment, modification, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

Notwithstanding the foregoing paragraph, the Administrative Agent is hereby authorized to correct any typographical error or other error of an editorial nature in this Agreement and to substitute such corrected text in the counterparts of this Agreement, provided that such corrections do not modify in any manner the meaning or the interpretation of this Agreement.

Section 23.6 Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Agreement by signing any counterpart of it and may communicate such signing by telecopier or otherwise.

Section 23.7 Further Assurances

Each party hereto shall do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

Section 23.8 [Intentionally Omitted]

Section 23.9 Good Faith and Fair Consideration

The Loan Parties acknowledge and declare that they have entered into this Agreement freely and of their own will. In particular, the Loan Parties acknowledge that this Agreement was negotiated by them and the Finance Parties in good faith.

Section 23.10 Term of Agreement

The term of this Agreement is until the later of the termination of the Aggregate Commitment and payment in full of all the obligations of the Borrower incurred pursuant to this Agreement.

Section 23.11 Formal Date

This Agreement shall bear the formal date of August 12, 1999, notwithstanding the actual date of execution thereof by the parties hereto and may be referred to as bearing such date.

Section 23.12 One Step Transaction

The parties hereto agree that, if on or prior to September 13, 1999, the Administrative Agent shall receive from QPI notice of the intent of QPI and WCP to terminate the Tender Offer and to proceed with the Merger in accordance with the provisions of the Merger Agreement, then the parties hereto shall diligently proceed to execute and deliver an amendment and restatement of this Agreement as is necessary or appropriate to conform this Agreement to the provisions of the One Step Term Sheet attached to (and as defined in) the Arrangement Letter. The Administrative Agent shall promptly notify the Lenders of its receipt of such notice from QPI.

Section 23.13 Submission to Jurisdiction

For the purposes of any action or proceeding involving this Agreement, the other Loan Documents or any other agreement or document referred to herein or therein, each Loan Party hereby expressly submits to the jurisdiction of all federal and state courts sitting in the City and State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed. Each Loan Party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or any other agreement or document referred to herein or therein brought in any federal or state court sitting in the City and State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 23.14 WAIVER OF TRIAL BY JURY

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN OR THEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the 12th day of August, 1999.

Address:

Quebecor Printing (USA) Holdings Inc.      QUEBECOR PRINTING (USA) HOLDINGS INC.
c/o Imprimeries Quebecor Inc. -
Quebecor Printing Inc.
612 St. Jacques Street                     By:/s/ William J. Glass
Montreal, Quebec                              ----------------------------------
Canada  H3C 4M8                               Name: William J. Glass
                                              Title: Senior Vice President,
                                                     Finance Administration and
Attention:  Vice President and Treasurer             Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

With a copy to:

Imprimeries Quebecor Inc. - Quebecor
Printing Inc.
Route des Arsenaux 15
1700 Fribourg, Suisse

Attention:  Vice President and Treasurer
Telephone:  011-41-26-347-4772
Telecopier: 011-41-26-347-4778

With a copy to:
300 Delaware Avenue
Suite 900
Wilmington, Delaware
19801 USA

Attention: Treasurer

Address:                                   IMPRIMERIES QUEBECOR INC. - QUEBECOR
                                           PRINTING INC.
Route des Arsenaux 15
1700 Fribourg
Suisse                                     By:/s/ Christian M. Paupe
                                              ----------------------------------
                                              Name:  Christian M. Paupe
Attention:  Vice President and Treasurer      Title: Executive Vice-President,
Telephone:  011-41-26-347-4772                       Chief Administrative
Telecopier: 011-41-26-347-4778                       Officer and Chief
                                                     Financial Officer

With a copy to:
                                           By:__________________________________
Imprimeries Quebecor Inc. - Quebecor          Name:  Mark A. D'Souza
Printing Inc.                                 Title: Vice-President and
612 St. Jacques Street                               Treasurer
Montreal, Quebec
Canada  H3C 4M8

Attention:  Vice President and Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

Address:                                   IMPRIMERIES QUEBECOR INC. - QUEBECOR
                                           PRINTING INC.
Route des Arsenaux 15
1700 Fribourg
Suisse                                     By:__________________________________
                                              Name:  Christian M. Paupe
Attention:  Vice President and Treasurer      Title: Executive Vice-President,
Telephone:  011-41-26-347-4772                       Chief Administrative
Telecopier: 011-41-26-347-4778                       Officer and Chief Financial
                                                     Officer

With a copy to:
                                           By:/s/ Mark A. D'Souza
Imprimeries Quebecor Inc. - Quebecor          ----------------------------------
Printing Inc.                                 Name:  Mark A. D'Souza
612 St. Jacques Street                        Title: Vice-President and
Montreal, Quebec                                     Treasurer
Canada  H3C 4M8

Attention:  Vice President and Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

Address:                                   QUEBECOR PRINTING HOLDING COMPANY

Quebecor Printing Holding Company
c/o Imprimeries Quebecor Inc. - Quebecor   By:/s/ William J. Glass
Printing Inc.                                 ----------------------------------
Route des Arsenaux 15                         Name:  William J. Glass
1700 Fribourg, Suisse                         Title: Senior Vice President,
                                                     Finance Administration and
                                                     Treasurer
Attention:  Vice President and Treasurer
Telephone:  011-41-26-347-4772
Telecopier: 011-41-26-347-4778

With a copy to:

Imprimeries Quebecor Inc. - Quebecor
Printing Inc.
612 St. Jacques Street
Montreal, Quebec
Canada H3C 4M8

Attention:  Vice President and Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

With a copy to:

300 Delaware Avenue, Suite 900
Wilmington, Delaware  19801
U.S.A.

Attention: Treasurer
Telephone: (302) 421-7361

Address:                                   ROYAL BANK OF CANADA
                                           (as Administrative Agent and Lead
One Liberty Plaza, 4th Floor               Arranger)
New York, New York  10006-1404

Attention: Manager, Agency Services        By:/s/ Kristin Condon
Telephone: (212) 428-6308                     ----------------------------------
Telecopier: (212) 428-2310                    Name: KRISTIN CONDON
                                              Title: MANAGER, GLOCAL
                                                     SYNDICATIONS

Address:                                   ROYAL BANK OF CANADA
                                           (as Lender)
Grand Cayman (North America No. 1) Branch
c/o New York Branch
One Liberty Plaza, 4th Floor               By:/s/ Sheryl L. Greenberg
New York, New York  10006-1404                ----------------------------------
                                              Name: Sheryl L. Greenberg
                                              Title: Senior Manager
Attention:  N.G. Millar
            Senior Manager
Telephone:  (212) 428-6363
Telecopier: (212) 428-2319

With a copy to:

1 Place Ville Marie, 8th Floor, West Wing
Montreal, Quebec
Canada  H3C 3A9

Attention:  Manager - Corporate Banking
            - Quebec
Telephone:  (514) 874-8637
Telecopier: (514) 874-5315

Address:                                  BANC OF AMERICA SECURITIES LLC
                                          (as Arranger and Co-Syndication Agent)
9 West 57th Street
43rd Floor
New York, NY  10019                       By:/s/ Stephen D. Baker
                                             ----------------------------------
Attention:  Steve Baker                      Name:Stephen D. Baker
Telephone:  (212) 277-5020                   Title: Principal
Telecopier: (212) 848-3911

Attention:  Michel Hurtubise
Telephone:  (416) 349-5369
Telecopier: (416) 349-4282

Address:                                   BANK OF AMERICA, N.A.
                                           (as Lender)
1850 Gateway Boulevard
5th Floor
Concord, CA  94520                         By:/s/ Denis Caldera
                                              ----------------------------------
Attention:  Denis Caldera                     Name: Denis Caldera
Telephone:  (925) 675-8065                    Title: Vice President
Telecopier: (925) 675-8051

Attention:  Charline Didierjean
            (514) 938-1600 ext. 5072
            (514) 938-1601

Address:                                   BANK OF MONTREAL
                                           (as Arranger, Co-Syndication Agent
115 South LaSalle Street                   and Lender)
11th Floor
Chicago, Illinois  60603
                                           By:/s/ Paul Montgomery
Attention:  Managing Director                 ----------------------------------
Telephone:  (312) 750-3731                    Name: Paul Montgomery
Telecopier: (312) 750-3834                    Title: Director

Address:                                   CANADIAN IMPERIAL BANK OF COMMERCE
                                           (as Arranger and Co-Syndication
62521 - Corporate Banking                  Agent)
CIBC World Markets
Canadian Credit Capital Market
600 de Maisonneuve Blvd. West, Suite 3210  By:/s/ Michel Tessier
Montreal, Quebec                              ----------------------------------
Canada H3A 3J2                                Name: Tessier Michel
                                              Title: Executive Director
Attention:  Executive Director
Telephone:  (514) 847-6658
Telecopier: (514) 847-6672                 By:/s/ Lucie Sabaz
                                              ----------------------------------
                                              Name: Lucie Sabaz
                                              Title: Director

Address:                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                           NEW YORK AGENCY
425 Lexington Avenue, 8th Floor            (as Facility A and Facility B Lender)
New York, NY  10017

Attention:  H.A. Palmer                    By:/s/ Howard Palmer
            Executive Director                ----------------------------------
Telephone:  (212) 856-3504                    Name:  Howard Palmer
Telecopier: (212) 856-3761                    Title: Executive Director
                                              CIBC World markets Corp., AS AGENT

Address:                                   ABN AMRO BANK N.V.
                                           (as Lender)
Loan Administration
208 S. LaSalle Street, Suite 1500
Chicago, IL  60604-1003                    By:/s/ David C. Carrington
                                              ----------------------------------
Attention:  Credit Administration             Name:  DAVID C. CARRINGTON
            (312) 992-5110                    Title: VICE PRESIDENT
            (312) 992-5111

                                           By:/s/ Thomas Rogers
                                              ----------------------------------
With a copy to:                               Name:  THOMAS T. ROGERS
                                              Title: VICE PRESIDENT
500 Park Avenue
New York, NY  10020

Attention:  David Carrington
Telephone:  (212) 446-4382
Telecopier: (212) 446-4203

Address:                                   BANQUE NATIONALE DE PARIS, DUBLIN
                                           BRANCH
5 George's Dock                            (as Facility A and Facility B Lender)
IFSC
Dublin 1                                   By:/s/ Blaise Cloutier
Ireland                                       ----------------------------------
                                              Name:  Blaise CLOUTIER
Attention:  Lorna Wilson                      Title: Vice President
Telephone:  353-1-612-5000                           Corporate Banking
Telecopier: 353-1-612-5104
                                           By:/s/ Jean Rolin
                                              ----------------------------------
                                              Name:  Jean ROLIN
                                              Title: Vice President
                                                     Corporate Banking

Address:                                   CITIBANK, N.A.
                                           (as Facility A and Facility B Lender)
399 Park Avenue
New York, NY  10043
                                           By:/s/ Henry J. Matthews
Attention:  Marjorie Futornick                ----------------------------------
Telephone:  (212) 559-1100                    Name:  HENRY J. MATTHEWS
Telecopier: (212) 559-2395                    Title: Vice President

Address:                                   NATIONAL BANK OF CANADA,
                                           NEW YORK BRANCH
125 West 55th Street                       (as Facility A and Facility B Lender)
New York, NY 10019-5366

Attention:  Corinne Pitre                  By:/s/ C. Prire
Telephone:  (212) 632-8500                    ----------------------------------
Telecopier: (212) 632-8616                    Name: C. Prire


                                           By:/s/ Yvon LaPante
                                              Name:  Yvon LaPante
                                              Title: Vice President and Manager
                                                     Cross Border Financing
                                                     Group

Address:                                   TORONTO DOMINION (TEXAS), INC.
                                           (as Facility A and Facility B Lender)
909 Fannin Street, 17th Floor
Houston, Texas 77010
                                           By:/s/ Carol Brandt
Attention:  Carol Brandt                      ----------------------------------
Telephone:  (713) 653-8204                    Name:  CAROL BRANDT
Telecopier: (713) 951-9921                    Title: VICE PRESIDENT

Address:                                   THE BANK OF NOVA SCOTIA
                                           (as Facility A and Facility B Lender)
One Liberty Plaza
New York, NY  10006
                                           By:/s/ John W. Campbell
Attention:  John Morale                       ----------------------------------
Telephone:  (212) 225-5062                    Name:  JOHN W. CAMPBELL
Telecopier: (212) 225-5286                    Title: UNIT HEAD

Address:                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                           NEW YORK BRANCH
1211 Avenue of the Americas                (as Facility A and Facility B Lender)
New York, NY  10036

Attention:  Elisabeth R. Wilds             By:/s/ Richard J. Pearse
Telephone:  (212) 852-6322                    ----------------------------------
Telecopier: (212) 852-6148                    Name:  Richard J. Pearse
                                              Title: Managing Director


                                           By:/s/ Robert D. Wieser
                                              Name:  Robert D. Wieser
                                              Title: Vice President

Address:                                   CREDIT SUISSE FIRST BOSTON
                                           (as Facility A and Facility B Lender)
Eleven Madison Avenue
New York, NY  10010
                                           By:/s/ Chris T Horgan
Attention:  Chris Horgan                      ----------------------------------
Telephone:  (212) 325-9157                    Name:  CHRIS T HORGAN
Telecopier: (212) 325-8309                    Title: VICE PRESIDENT


                                           By:/s/ Kristinn R. Kristinsson
                                              ----------------------------------
                                              Name:  KRISTINN R. KRISTINSSON
                                              Title: ASSISTANT VICE PRESIDENT

Address:                                   LEONIA BANK PLC,
                                           NEW YORK BRANCH
60 East 42nd Street, Suite 2544            (as Facility A and Facility B Lender)
New York, NY  10165

Attention:  Gary Tanner                    By:/s/ Matti Vainionpaa
Telephone:  (212) 557-6920                    ----------------------------------
Telecopier: (212) 949-6791                    Name:  /s/ Matti Vainionpaa
                                              Title: General Manager


                                           By:/s/ Gary Tanner
                                              Name:  Gary Tanner
                                              Title: Senior Vice President

Address:                                   BANCA COMMERCIALE ITALIANA, NEW YORK
                                           BRANCH
One William Street                         (as Facility A and Facility B Lender)
New York, NY 10004

Attention:  Jack Dickerhof                 By:/s/ J. Dickerhof
Telephone:  (212) 607-3896                    ----------------------------------
Telecopier: (212) 809-2124                    Name:  J. Dickerhof
                                              Title: VP


                                           By:/s/ A. DiMaggio
                                              ----------------------------------
                                              Name:  A. DiMaggio
                                              Title: VP

Address:                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                                                 NEW YORK BRANCH
1251 Avenue of the Americas, 12th Floor    (as Facility A and Facility B Lender)

New York, NY 10020-1104

Attention:  Catherine Moeser               By:/s/ Friedrich N. Wilms
Telephone:  (212) 782-4457                    ----------------------------------
Telecopier: (212) 782-6440                    Name:  Friedrich N. Wilms
                                              Title: Attorney-In-Fact

Address:                                   WACHOVIA BANK, N.A.
                                           (as Facility A and Facility B Lender)
U.S. Corporate Finance
Mail Code GA 370
191 Peachtree Street N.E.                  By:/s/ Jeffrey Nurkiewicz
Atlanta, Georgia  30303                       ----------------------------------
                                              Name:  Jeffrey Nurkiewicz
Attention:  Jeffrey Nurkiewicz                Title: Vice President
Telephone:  (404) 332-1288
Telecopier: (404) 332-6898

Address:                                   MERITA BANK PLC,
                                           NEW YORK BRANCH
437 Madison Avenue, 21st Floor             (as Facility A and Facility B Lender)
New York, NY  10022

Attention:  Robert A. Louzan               By:/s/ Anu Seppala
Telephone:  (212) 318-9306                    ----------------------------------
Telecopier: (212) 421-4420                    Name:  ANU SEPPALA
                                              Title: VICE PRESIDENT


                                           By:/s/ JOHN KEHNLE
                                              ----------------------------------
                                              Name:  JOHN KEHNLE
                                              Title: Vice President

Address:                                   FIRST AMERICAN NATIONAL BANK
                                           (as Facility A and Facility B Lender)
First American Center
Fourth and Union St.
Nashville, Tennessee  37238-0310           By:/s/ Seth Butler
                                              ----------------------------------
Attention:  Jerry Watterworth                 Name:  Seth Butler
Telephone:  (615) 748-2720                    Title: Corporate Bank Officer
Telecopier: (615) 748-2485

SCHEDULE 1.1.2 to the Term Loan and Non-Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                          FORM OF LOAN PARTY GUARANTEE
                                  (Section 1.1)